Exhibit 10.1

EXECUTION

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of October 29, 2018

among

PENNYMAC LOAN SERVICES, LLC,

 as Seller,

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,

 as Guarantor

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Provider

Sole Lead Arranger, Sole Bookrunner and a Buyer

and

The Other Buyers Party Hereto

i

6.3	Margin Account Maintenance	24
6.4	Custody of Mortgage Loan Documents	25
6.5	Repurchase and Release of Purchased Assets	25
6.6	Repurchase Transactions	26
6.7	Periodic Due Diligence	26
ARTICLE 7 CONDITIONS PRECEDENT		27
7.1	Initial Transaction	27
7.2	All Transactions	28
7.3	Satisfaction of Conditions	31
ARTICLE 8 REPRESENTATIONS AND WARRANTIES		31
8.1	Representations and Warranties Concerning Seller and Guarantor	31
8.2	Representations and Warranties Concerning Purchased Assets	37
8.3	Continuing Representations and Warranties	37
8.4	Amendment of Representations and Warranties	37
ARTICLE 9 AFFIRMATIVE COVENANTS		38
9.1	Financial Covenants	38
9.2	Litigation	38
9.3	Servicer	38
9.4	Insurance	38
9.5	No Adverse Claims	39
9.6	Security Interest	39
9.7	Records	39
9.8	Books	39
9.9	Approvals	40
9.10	Applicable Law	40
9.11	Existence	40
9.12	Taxes	40
9.13	Hedging	40
9.14	True and Correct Information	40
9.15	Agency Approvals; Servicing	40
9.16	Sharing of Information	40
9.17	Most Favored Status	41
9.18	MERS	41
9.19	Wet Mortgage Loans	41
9.20	Additional Warehouse Line	42
9.21	Notices	42
9.22	Officer’s Certificates	45
9.23	Mortgage Loan Reports	45
9.24	Quality Control Reports	45
9.25	Other	45
9.26	QM/ATR Reporting	46
9.27	Beneficial Ownership Certification	46
9.28	Agency Audit and Approval Maintenance.	46
9.29	Seller and Guarantor Materials	46
ARTICLE 10 NEGATIVE COVENANTS		46
10.1	Prohibition of Fundamental Changes	47
10.2	Assignment	47

10.3	Material Change in Business	47
10.4	Underwriting Guidelines	47
10.5	Distributions	47
10.6	Chief Executive Office; Jurisdiction of Organization	47
10.7	Transactions with Affiliates	47
10.8	Guarantees	47
10.9	Indebtedness	47
10.10	Reserved	48
10.11	Liens on Substantially All Assets	48
10.12	No Amendment or Compromise	48
ARTICLE 11 DEFAULTS AND REMEDIES		48
11.1	Events of Default	48
11.2	Remedies	51
11.3	Reserved	52
11.4	Sale of Purchased Assets	52
11.5	No Obligation to Pursue Remedy	53
11.6	No Judicial Process	53
11.7	Reimbursement of Costs and Expenses	53
11.8	Application of Proceeds	54
11.9	Rights of Set-Off	54
11.10	Reasonable Assurances	55
ARTICLE 12 INDEMNIFICATION		55
12.1	Indemnification	55
12.2	Reimbursement	56
12.3	Payment of Taxes	56
12.4	Administrative Agent Payment	57
12.5	Agreement not to Assert Claims	57
12.6	Reimbursement by Buyers	57
12.7	Payments	57
12.8	Survival	58
ARTICLE 13 STATUS OF BUYERS; YIELD PROTECTION AND ILLEGALITY; LIBOR		58
13.1	Status of Buyers; Tax Documentation	58
13.2	Treatment of Certain Refunds	60
13.3	Reserved	60
13.4	Illegality	60
13.5	Increased Costs	61
13.6	LIBOR	62
13.7	Mitigation Obligations; Replacement of Buyers	62
13.8	Survival	63
ARTICLE 14 TERM AND TERMINATION		63
14.1	Term	63
14.2	Termination	63
ARTICLE 15 DEFAULTING BUYERS		64
15.1	Adjustments	64

ARTICLE 16 REPLACEMENT OF BUYERS		66
ARTICLE 17 ADMINISTRATIVE AGENT		67
17.1	Appointment and Authority	67
17.2	Rights as a Buyer	67
17.3	Exculpatory Provisions	68
17.4	Reliance by Administrative Agent	69
17.5	Delegation of Duties	69
17.6	Resignation of Administrative Agent	69
17.7	Non-Reliance on Administrative Agent and Other Buyers	71
17.8	No Other Duties, Etc	71
17.9	Administrative Agent May File Proofs of Claim; Credit Bidding	71
ARTICLE 18 GENERAL		71
18.1	Integration; Servicing Provisions Integral and Non-Severable	71
18.2	Consent of Buyers	72
18.3	No Waiver	75
18.4	Remedies Cumulative	75
18.5	Successors and Assigns	75
18.6	Invalidity	79
18.7	Additional Instruments	79
18.8	Survival.	79
18.9	Notices	80
18.10	Governing Law	82
18.11	Submission to Jurisdiction; Service of Process; Waivers	82
18.12	SERVICE OF PROCESS	82
18.13	Waiver of Jury Trial	82
18.14	Counterparts	83
18.15	Headings	83
18.16	Confidential Information	83
18.17	Intent	84
18.18	Right to Liquidate	85
18.19	Insured Depository Institution	85
18.20	Netting Contract	85
18.21	Tax Treatment	85
18.22	Examination and Oversight by Regulators	85
18.23	Amendment and Restatement	85

EXHIBITS

Exhibit A:        Glossary of Defined Terms

Exhibit B:        Form of Irrevocable Closing Instructions

Exhibit C:        Form of Secretary’s Certificate

Exhibit D:        Reserved

Exhibit E:        Form of Officer’s Compliance Certificate

Exhibit F:         Assignment of Closing Protection Letter

Exhibit G:        Assignment of Fidelity Bond and Errors and Omission Policy

Exhibit H:        Form of Power of Attorney

Exhibit I-1:       Acknowledgement of Password Confidentiality Agreement

Exhibit I-2:      Buyer Authorizations

Exhibit J:         Wiring Instructions

Exhibit K:        Form of Servicer Notice and Acknowledgement

Exhibit L:        Representations and Warranties

Exhibit M:       Reserved

Exhibit N:        Form of Trade Assignment

Exhibit O:        Form of Request for Temporary Increase

Exhibit P:        Form of Seller’s Release

Exhibit Q:        Form of Warehouse Lender’s Release

Exhibit R:        Auto Fund Authorization Request

Exhibit S-1:     Assignment and Assumption

Exhibit S-2:     Administrative Questionnaire

Exhibit T:        Form of U.S. Tax Compliance Certificates

SCHEDULES

Schedule 1:        Filing Jurisdictions and Offices

Schedule 2:        States and Jurisdictions

Schedule 3:        List of Seller’s Existing Indebtedness

Schedule 4:        Commitments and Applicable Percentages

Schedule 5:        18.2(f) Email Recipients

v

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October 29, 2018 among Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Provider, Sole Lead Arranger, Sole Bookrunner and a Buyer (“Administrative Agent”, and together with the Buyers listed on Schedule 4 hereto, the “Buyers”), PennyMac Loan Services, LLC, a Delaware limited liability company  (“Seller”) and Private National Mortgage Acceptance Company,  LLC, a Delaware limited liability company  (“Guarantor”).

RECITALS

A.          The Administrative Agent in its capacity as a Buyer, Seller and Guarantor entered into that certain Master Repurchase Agreement, dated as of March 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Agreement”).

B.          Administrative Agent,  Seller and Guarantor desire to amend the Original Agreement in its entirety by amending and restating it in order to join additional Buyers and appoint Bank of America, N.A. as Administrative Agent and Swing Line Provider on behalf of the additional Buyers, subject to the terms and conditions of this Agreement.

C.          The existing Transactions under the Original Agreement shall continue hereunder and shall be allocated to the Buyers based on their Applicable Percentages.

D.          Administrative Agent, on behalf of Buyers, will continue to enter into Transactions with Seller, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Guarantor, Administrative Agent and each Buyer agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1        Defined Terms.  As used in this Agreement, capitalized terms shall have the meanings set forth in Exhibit A hereto, unless the context otherwise requires.  All such defined terms shall, unless specifically provided to the contrary, have the defined meanings set forth herein when used in any other agreement, certificate or document made or delivered pursuant hereto.

1.2        Interpretation; Principles of Construction.  The following rules of this Section 1.2 apply unless the context requires otherwise.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to a subsection, Section, Schedule or Exhibit is, unless otherwise specified, a reference to a Section of, or schedule or exhibit to, this Agreement.  A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Principal Agreement) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited  thereby or by any Principal Agreement and in effect from time to time in accordance with the terms thereof.  A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.  A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.  The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Administrative Agent or an authorized officer of Administrative Agent provided for in this Agreement is conclusive and binds the parties in the absence of manifest error.  A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic form.  Where Seller is required to provide any document to Administrative Agent under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Administrative Agent requests otherwise.  At the request of Administrative Agent, the document shall be provided in electronic form or both printed and electronic form.

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Administrative Agent, each Buyer and Seller, and is the product of all parties.  In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself.  Except where otherwise expressly stated, Administrative Agent or a Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its sole and individual discretion.  Any requirement of good faith, discretion or judgment by Administrative Agent or a Buyer shall not be construed to require Administrative Agent or such Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Purchased Mortgage Loans, any other Person or the Purchased Assets themselves. All references herein or in any Principal Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the Uniform Commercial Code.

ARTICLE 2

AMOUNT AND TERMS OF TRANSACTIONS

2.1        Agreement to Enter into Transactions.  Subject to the terms and conditions of this Agreement and provided that no Event of Default or Potential Default has occurred and is continuing, each Buyer severally agrees to, from time to time during the term of this Agreement, enter into Transactions with Seller in an aggregate amount not to exceed at any time the outstanding amount of such Buyer’s Commitment;  provided,  however, that (a) the Aggregate Outstanding Purchase Price as of any date shall not exceed the Aggregate Transaction Limit, (b) the Transaction Exposure of any Buyer shall not exceed such Buyer’s Commitment and (c) the Aggregate Outstanding Purchase Price for any Type of Transaction shall not exceed the applicable Type Sublimit.  Each Buyer shall have the obligation to enter into Transactions with an aggregate Transaction Exposure equal to or less than such Buyer’s Commitment, and no Buyer shall have the obligation to enter into Transactions if such Transaction would result in such Buyer’s Transaction Exposure to exceed such Buyer’s Commitment.  Seller may request Transactions in excess of the Aggregate Transaction Limit and Buyers may, from time to time, in their sole and individual discretion,  subject to Section 18.2 consent to a Temporary Increase of the Aggregate Transaction Limit in accordance with Section 2.10;  provided,  that, the consent of the applicable Buyers shall be required pursuant to Section 18.2.

2.2        Transfer Transactions.  On the initial Purchase Date under this Agreement, all Transactions subject to the Original Agreement (each a “Transfer Transaction”) shall continue and shall be allocated to the Buyers in accordance with the Applicable Percentages. Each Transfer Transaction shall be subject to the terms of this Agreement and the Transaction Terms Letter; provided,  however, the Maximum Dwell Time shall be determined based on the Purchase Date of such Transfer Transaction under the Original Agreement.

2.3        Description of Purchased Assets.  With respect to each Transaction, Seller shall cause to be maintained with Administrative Agent for the benefit of Buyers Purchased Assets with an Asset Value not less than, at any date, the related Purchase Price for such Transaction.  With respect to each Transaction, the type of Purchased Asset shall be the type of Asset as specified in the Transactions Terms Letter as the Type, and in each case shall consist of the type of mortgage loans, mortgage related securities, or interests therein as described in Bankruptcy Code Section 101(47)(A) and Bankruptcy Code Section 741(7)(A).  If there is uncertainty as to the Type of a Purchased Asset, Administrative Agent shall determine the correct Type for such Purchased Asset.

2.4        Maximum Transaction Amounts.  The Purchase Price for each proposed Transaction shall not exceed the lesser of:

(a)         the Aggregate Outstanding Purchase Price for the applicable Type Sublimit (after giving effect to all Transactions then subject to the Agreement), as determined by the Type of Purchased Asset;

(b)         the Aggregate Transaction Limit (as such amount may be increased from time to time as provided in Section 2.10), minus the Aggregate Outstanding Purchase Price of all other Transactions outstanding, if any; and

(c)         the Asset Value of the related Purchased Asset(s);

2.5        Use of Proceeds.  Seller shall use the Purchase Price of each Transaction solely for the purpose of originating and/or acquiring the related Purchased Asset(s).

2.6        Price Differential.

(a)         Price Differential.  Notwithstanding that Administrative Agent, each Buyer and Seller intend that the Transactions hereunder be sales by Seller to Administrative Agent for the benefit of Buyers of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay Administrative Agent for the benefit of Buyers interest on the Purchase Price for each Purchased Asset from the Purchase Date until, but not including, the date on which the Repurchase Price is paid, at an annual rate equal to the Price Differential; provided that if the Repurchase Price for a Transaction is not paid by Seller when due (whether at the Repurchase Date, upon acceleration or otherwise), the Repurchase Price shall bear a Price Differential from the date due until paid in full at an annual rate equal to the Default Rate.  For the avoidance of doubt, from and after the date on which a Purchased Asset is deemed to be a Noncompliant Asset, the Purchase Price for such Purchased Asset shall bear a Price Differential at an annual rate equal to the sum of the Applicable Pricing Rate plus the Type Margin for a Noncompliant Asset.

(b)         Computations.  All computations of Price Differential and fees payable hereunder shall be based upon the actual number of days (including the first day but excluding the last day) occurring in the relevant period, and a three-hundred sixty (360) day year.

(c)         Time for Payment. Price Differential with respect to any Purchased Asset shall be due and payable on the Payment Date occurring in the second month following the related Purchase Date and thereafter on each subsequent Payment Date.  On the date that the Repurchase Price for such Purchased Asset is paid, all accrued Price Differential not otherwise paid by the Seller with respect to such Purchased Asset shall be due and payable.  Notwithstanding anything to the contrary in this Section 2.6(c), in the event the Asset Value of any Purchased Asset is marked to zero and Seller requests Administrative Agent on behalf of Buyers to release its security interest in such Purchased Asset or any Purchased Items related thereto, Administrative Agent shall not release any such security interest therein unless and until Seller shall have paid to Administrative Agent for the benefit of Buyers the Repurchase Price for such Purchased Asset.

(d)         Price Differential Payments to Buyers.  To the extent received, Administrative Agent will remit by no later than 1:00 p.m. (New York City time) one (1) Business Day immediately following each Payment Date, to each Buyer,  such Price Differential due to such Buyer based on such Buyer’s Applicable Percentage.

2.7        All Transactions are “Servicing Released”.  The sale of Mortgage Loans by Seller to Administrative Agent for the benefit of Buyers pursuant to Transactions under this Agreement includes the Servicing Rights related to the Mortgage Loans and all Transactions under this Agreement are “servicing released” purchase and sale transactions for all intents and purposes, it being understood that the Purchase Price paid by Administrative Agent on behalf of Buyers to Seller for each such Mortgage Loan includes a premium that compensates Seller for the Servicing Rights related to the Mortgage Loan and upon payment of the Purchase Price by Buyer to Seller, Administrative Agent for the benefit of Buyers becomes the owner of the Mortgage Loan and the Servicing Rights related thereto.

2.8        Terms and Conditions of Transactions.  The terms and conditions of the Transactions as set forth in the Transactions Terms Letter, this Agreement or otherwise may be changed from time to time by Administrative Agent by providing prior notice to Seller.  The terms and conditions of the Transactions Terms Letter are hereby incorporated and form a part of this Agreement as if fully set forth herein; provided however, to the extent of any conflict between the terms of this Agreement and the terms of the Transactions Terms Letter, the Transactions Terms Letter shall control.

2.9        Guarantee and/or Additional Security Agreements.  As may be determined necessary by Administrative Agent from time to time, Seller agrees to cause to be executed and delivered to Administrative Agent for the benefit of Buyers such Guarantees and/or additional security agreements as additional support for Seller’s obligations hereunder, which Guarantees and/or additional security agreements shall be considered “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Bankruptcy Code Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi).

2.10      Temporary Increase of Aggregate Transaction Limit.   Seller may request a temporary increase of the Aggregate Transaction Limit (a “Temporary Increase”) by submitting to Administrative Agent an executed request for Temporary Increase in the form of Exhibit O hereto (a “Request for Temporary Increase”), setting forth the requested increased

Aggregate Transaction Limit (such increased amount, the “Temporary Aggregate Transaction Limit”), the effective date of such Temporary Increase and the date on which such Temporary Increase shall terminate. Buyers may from time to time, subject to Section 18.2,  and in their sole and individual discretion,  consent to such Temporary Increase, which consent shall be in writing as evidenced by Administrative Agent’s delivery to Seller of a countersigned Request for Temporary Increase.  At any time that a Temporary Increase is in effect, the Aggregate Transaction Limit shall equal the Temporary Aggregate Transaction Limit for all purposes of this Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to the Temporary Aggregate Transaction Limit, including without limitation, Type Sublimits and the Minimum Over/Under Account Balance and each Buyer’s Applicable Percentage.  Upon the termination of a Temporary Increase, Seller shall repurchase Purchased Assets in order to reduce the Aggregate Outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 4.2(k).

2.11      Extension of Termination Date.

(a)         Requests for Extension.  The Seller may, by notice to the Administrative Agent (who shall promptly notify the Buyers) no later than sixty (60) days prior to the Termination Date then in effect hereunder (the “Existing Termination Date”), request that the Existing Termination Date be extended for an additional three hundred sixty-four (364) days.

(b)         Buyer Elections to Extend.  Each Buyer, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given no later than forty-five (45) days prior to the Existing Termination Date (the “Notice Date”), advise the Administrative Agent whether or not such Buyer agrees to such extension. Each Buyer that determines not to so extend its Termination Date (a “Non‑Extending Buyer”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Buyer that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non‑Extending Buyer.  The election of any Buyer to agree to such extension shall not obligate any other Buyer to so agree.

(c)         Notification by Administrative Agent.  The Administrative Agent shall notify the Seller promptly of each Buyer’s determination under this Section.

(d)         Additional Commitment Buyers.  The Seller shall have the right to replace each Non‑Extending Buyer with, and add as “Buyers” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Buyer”) as provided in Section 16.1;  provided that each of such Additional Commitment Buyers shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Buyer shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Commitment Buyer is already a Buyer, its Commitment shall be in addition to such Buyer’s Commitment hereunder on such date).

(e)         Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Buyers that have agreed so to extend their Termination Date (each, an “Extending Buyer”) and the additional Commitments of the Additional Commitment Buyers shall be no less than 100% of the aggregate amount of the Commitments in effect immediately prior to the Existing Termination Date, then, effective as of the Existing Termination Date, the Termination Date of each Extending Buyer and of each Additional Commitment Buyer shall be extended to the date falling three hundred sixty-four (364) days after the Existing Termination Date (except that, if such date is not a Business Day, such Termination  Date as so extended shall be the next preceding Business Day) and each Additional Commitment Buyer shall thereupon become a “Buyer” for all purposes of this Agreement.

(f)         Payment of Purchase Price by Non-Extending Buyer.  On the Termination Date of each Non-Extending Buyer, the Seller shall pay the aggregate Repurchase Price in accordance with Section 4.1 allocable to each Non-Extending Buyer to the extent necessary to keep outstanding Transactions ratable with any revised Applicable Percentages of the respective Buyers effective as of such date.

(g)         Conflicting Provisions.  This Section shall supersede any provisions in Section 3.6(f) or Section 18.2 to the contrary.

ARTICLE 3

PROCEDURES FOR REQUESTING AND ENTERING INTO TRANSACTIONS

3.1        Policies and Procedures.  In connection with the Transactions contemplated hereunder, Seller shall comply with all applicable policies and procedures of Administrative Agent as may currently exist or as hereafter created.  Such policies and procedures may be in writing, published on Administrative Agent’s website(s) or otherwise contained in the Handbook.  Administrative Agent shall have the right to change, revise, amend or supplement its policies and procedures and the Handbook from time to time to conform to current legal requirements or Administrative Agent practices by giving prior notice to Seller of such changes, revisions, amendments or supplements. To the extent of any conflict between the terms of this Agreement and the terms of the Handbook, this Agreement shall control.

3.2        Request for Transaction; Asset Data Record.

(a)         Request for Transaction.

(i)          Seller shall request a Transaction by delivering to Administrative Agent for the benefit of Buyers, electronically or in writing, by no later than 4:00 p.m. (New York City time) on the requested Purchase Date (x) an Asset Data Record for each Asset intended to be the subject of the Transaction, and (y) the Purchase Price for such Assets.

(ii)         Assuming the satisfaction of all conditions precedent set forth in Section 7.2 and as otherwise set forth in this Agreement, Administrative Agent, on behalf of each Buyer shall, for any Transaction with respect to each such Buyer’s Commitment, subject to the Swing Line Provider’s election to enter into such Transaction in accordance with Section 3.2(d) hereof, remit to Seller the related Purchase Price by wire transfer in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent.  Administrative Agent on behalf of Buyers reserves the right to reject any Transaction request that Administrative Agent determines fails to comply with the terms and conditions of this Agreement or Administrative Agent’s then current policies and procedures.

(iii)       By no later than 10:00 a.m. (New York City Time) one (1) Business Day following the related Purchase Date, the Administrative Agent shall promptly notify each Buyer of the amount of its Applicable Percentage of the related Purchase Price.  Each Buyer shall make the amount of its Applicable Percentage of the Purchase Price available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. one (1) Business Day following the related Purchase Date.

(b)         Reserved.

(c)         Form of Asset Data Record.  Administrative Agent shall have the right to revise or supplement the form of the Asset Data Record from time to time by giving prior notice thereof to Seller.

(d)         Swing Line Transactions.

(i)          Swing Line Transactions. Subject to the terms and conditions set forth herein and satisfaction of each condition precedent set forth in Section 7.2 hereof, the Swing Line Provider, in reliance upon the agreements of the other Buyers set forth in this Section 3.2,  may in its sole and individual discretion enter into Transactions (each such loan, a “Swing Line Transaction”) with the Seller not later than 4:00 p.m. on the requested Purchase Date (and thereafter on a best effort basis) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Transactions, when aggregated with the Transaction Exposure of the Buyer acting as Swing Line Provider, may exceed the amount of such Buyer’s Commitment; provided,  however, that (x) after giving effect to any Swing Line Transaction, the total Aggregate Outstanding Purchase Price shall not exceed the Aggregate Transaction Limit or any Type Sublimit,  and (y) each Swing Line Transaction shall be subject to the same terms and conditions as any other Transaction hereunder.

(ii)         Terms and Conditions. Each Swing Line Transaction shall be subject to the following terms and conditions:

(1)         such Swing Line Transaction fully qualifies in all respects as an ordinary Transaction under this Agreement;

(2)         no Potential Default or Event of Default has occurred and is continuing;

(3)         each condition precedent set forth in Section 7.2 shall have been satisfied;

(4)         such Swing Line Transaction shall not cause the Swing Line Sublimit to be exceeded;

(5)         neither Seller nor Administrative Agent is aware of any reason why the requested Swing Line Transaction cannot or will not be fully funded by the Buyers according to their respective Applicable Percentages by the deadline set forth in Section 3.2(d)(iv) hereof.

(iii)       Swing Line Interest Rate.  In consideration of the Swing Line Provider entering into Swing Line Transactions:

(1)         each Buyer shall pay to the Swing Line Provider interest on the Purchase Price for each Purchased Asset from the Purchase Date until, but not including, the date on which the Repurchase Price is paid by Seller, at an annual rate equal to such Buyer’s Applicable Percentage of the Swing Line Interest.

(2)         all computations of the Swing Line Interest shall be based upon the actual number of days (including the first day but excluding the last day) occurring in the relevant period, and a three-hundred sixty (360) day year.

(3)         Swing Line Interest with respect to any Purchased Asset shall be due and payable on the Payment Date occurring in the second month following the related Purchase Date and thereafter on each subsequent Payment Date.  Each Buyer may elect, in writing, to permit the Administrative Agent to pay such Buyer’s Applicable Percentage of the Swing Line Interest due to the Swing Line Provider out of the Price Differential due to such Buyer on such Payment Date.

(iv)        Buyers’ Commitment. Immediately upon entering into a Swing Line Transaction, each Buyer shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Provider its respective Applicable Percentage of such Swing Line Transaction in accordance with Section 3.2(a)(ii) hereof.

(e)         Payments by Administrative Agent; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Buyer prior to the proposed Purchase Date that such Buyer will not make available to the Administrative Agent such Buyer’s Applicable Percentage of the related Purchase Price (including any Swing Line Transaction), the Administrative Agent may assume that such Buyer will make available its share of the Purchase Price in accordance with Section 3.2(a)(ii) and may, in reliance upon such assumption, enter into a Swing Line Transaction with the Seller as set forth in Section 3.2(d).  The Administrative Agent shall notify the Buyers of each Swing Line Transaction by no later than 10:00 a.m. (New York City Time) on the Business Day immediately following the date the Swing Line Provider enters into such Swing Line Transaction. In such event, if a Buyer has not in fact made its Applicable Percentage of the Purchase Price available to the Administrative Agent by no later than 1:00 p.m. (New York City Time) on such Business Day, then the applicable Buyer and the Seller severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Buyer, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Seller, the interest rate applicable to Price Differential.  If the Seller and such Buyer shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Seller the amount of such interest paid by the Seller for such period.  If such Buyer purchases its Applicable Percentage in a Swing Line Transaction pursuant to Section 3.2(d)(iv) from the Swing Line Provider, then the amount so paid shall constitute such Buyer’s Applicable Percentage of the Aggregate Outstanding Purchase Price included in such Transaction.  Any payment by the Seller shall be without prejudice to any claim the Seller may have against a Buyer that shall have failed to make such payment to the Administrative Agent.

3.3        Delivery of Mortgage Loan Documents.

(a)         Dry Mortgage Loans.  Prior to any Transaction related to a Dry Mortgage Loan, Seller shall deliver to Administrative Agent or its Custodian, or authorize and direct the Closing Agent to deliver to Administrative Agent or its Custodian, the related Mortgage Loan Documents in accordance with and pursuant to the terms of Section 7.2 hereof and the Custodial Agreement.

(b)         Wet Mortgage Loans.  With respect to a Transaction the subject of which is a Wet Mortgage Loan, (i) Seller shall deliver to Administrative Agent or its Custodian any Mortgage Loan Documents in Seller’s possession, and (ii) Seller shall authorize and direct the Closing Agent to deliver the related Mortgage Loan Documents to Seller, for delivery to Administrative Agent or its Custodian, in each case, within the Maximum Dwell Time in accordance with the terms of Section 7.2 hereof, Exhibit B hereof and the Custodial Agreement.

(c)         Pooled Mortgage Loans.   With respect to a Transaction the subject of which is a Pooled Mortgage Loan, Seller shall deliver to Administrative Agent or its Custodian, as applicable, the related Agency Documents in accordance with and pursuant to the terms of Section 7.2(e) hereof and the Custodial Agreement and Seller shall cause the Custodian to deliver a trust receipt to Administrative Agent with respect to such Mortgage Loans in accordance with the terms of the Custodial Agreement.  In addition, Seller shall deliver to Administrative Agent for the benefit of Buyers a duly executed Trade Assignment together with a true and complete copy of the Purchase Commitment with respect to the related Mortgage-Backed Security in accordance with and pursuant to the terms of Section 7.2(b) and Section 7.2(e).

(d)         Government Mortgage Loans.  With respect to a Transaction the subject of which is a Government Mortgage Loan, Seller shall, at the request of Administrative Agent, deliver to Administrative Agent or its Custodian, within forty five (45) calendar days following the Purchase Date for such Mortgage Loan, the FHA Mortgage Insurance Contract, the VA Loan Guaranty Agreement or the RD Loan Guaranty Agreement, as applicable, or evidence of such insurance or guaranty, as applicable, including proof of payment of the premium and the case number so Administrative Agent can access the information on the computer system maintained by FHA, the VA or the RD.

(e)         Mortgage Loan Documents in Seller’s Possession.  At all times during which the Mortgage Loan Documents related to any Purchased Mortgage Loan are in the possession of Seller, and until such Purchased Mortgage Loan is repurchased by Seller, Seller shall hold such Mortgage Loan Documents in trust and for the sole and exclusive benefit of Administrative Agent on behalf of Buyers and shall act only in accordance with Administrative Agent’s written instructions thereto.

(f)         Other Mortgage Loan Documents in Seller’s Possession.  With respect to each Purchased Mortgage Loan, until such Purchased Mortgage Loan is repurchased by Seller, Seller shall hold in trust and for the sole and exclusive benefit of Administrative Agent on behalf of Buyers all mortgage loan documents related to such Purchased Mortgage Loan and not delivered to Administrative Agent, including, without limitation, the Other Mortgage Loan Documents, as applicable.

3.4        Haircut.  With respect to each Transaction for which the related Purchase Price is being remitted by Administrative Agent on behalf of Buyers to one or more Approved Payees, Seller shall ensure that there are sufficient funds on deposit in the Over/Under Account such that following the withdrawal of the related Haircut by Administrative Agent, the balance of the

Over/Under Account is equal to or greater than the Minimum Over/Under Account Balance, as set forth in the Transactions Terms Letter.

3.5        Over/Under Account.

(a)         Minimum Balance.  Seller shall at all times maintain a balance in the Over/Under Account of not less than the Minimum Over/Under Account Balance, as set forth in the Transactions Terms Letter.  The Over/Under Account shall be used to assist in settling the Transactions and any other Obligations under this Agreement (solely to the extent such amounts are attributable to the Obligations of Seller under this Agreement).  Administrative Agent shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Administrative Agent’s own funds or funds deposited by or held for others.  Upon the occurrence of a Potential Default or an Event of Default, Administrative Agent shall have the right to increase the Minimum Over/Under Account Balance Seller is required to maintain in the Over/Under Account by giving notice to Seller thereof.  If Seller fails to deposit funds in the Over/Under Account to comply with any such required increase within the time frame required by Administrative Agent,  Administrative Agent shall have the right to retain in the Over/Under Account any amounts received by Administrative Agent for the benefit of Buyers on behalf of Seller or otherwise credited to the Over/Under Account to comply with any such required increases, including, without limitation, any purchase proceeds received by Administrative Agent for the benefit of Buyers from any Approved Investor pursuant to Section 4.5.  Neither Administrative nor any Buyer shall be liable to Seller for any costs, losses or damages arising from or relating to the increase of the Minimum Over/Under Account Balance that Seller is required to maintain in the Over/Under Account or retention of excess funds by Administrative Agent to comply with any such increase.

(b)         Deposits.

(i)          Seller.  Seller shall deposit margin in the form of funds in the Over/Under Account in accordance with the terms of this Agreement, including, without limitation, Section 3.4 and Section 3.5(a).

(ii)         Administrative Agent.  Administrative Agent shall credit to the Over/Under Account all amounts in excess of those amounts due to Administrative Agent and Buyers in accordance with the Principal Agreements on the date Administrative Agent receives or has received both (1) a payment by Seller or an Approved Investor pursuant to a Purchase Commitment and (2) a Purchase Advice relating to such payment without discrepancy; provided,  however, that funds and Purchase Advices received by Administrative Agent for the benefit of Buyers after 4:00 p.m. (New York City time), shall be deemed to have been received on the next Business Day. Administrative Agent shall use reasonable efforts to notify Seller if there is a discrepancy between a wire transfer and the related Purchase Advice, and thereafter, Seller shall notify Administrative Agent as to whether Administrative Agent on behalf of Buyers should accept such settlement payment despite the discrepancy between the amount received and the related Purchase Advice; provided,  however, that if an Event of Default or Potential Default has occurred and is continuing, Administrative Agent is not obligated to receive approval from Seller prior to accepting any amounts received and releasing the related Purchased Assets.

(iii)       Settlement Statement.  Administrative Agent shall deliver to Seller via facsimile or make available to Seller via the internet within one (1) Business Day following settlement of a Transaction, or as soon thereafter as is reasonably possible, a settlement statement, which includes an explanation of all amounts credited by Administrative Agent to the Over/Under Account to settle the Transaction.

(c)         Withdrawals.

(i)          Seller.  If the amount credited to the Over/Under Account creates a balance in excess of the Minimum Over/Under Account Balance required pursuant to Section 3.5(a) above, provided,  that no Potential Default or Event of Default has occurred and is continuing, Seller may submit a written request to Administrative Agent for return or payment of such excess funds.  If any such request is received by Administrative Agent prior to (i) with respect to such excess funds that are to be wired to an account not held at Administrative Agent, 2:00 p.m. (New York City time) or (ii) with respect to such excess funds that are to be wired to an account held at Administrative Agent, 3:00 p.m. (New York City time), in each case, on a Business Day, Administrative Agent shall use commercially reasonable efforts to wire such requested excess funds to Seller by the end of such Business Day and in no event no later than two (2) Business Days after Administrative Agent’s receipt of such request.  Notwithstanding anything contained in this Section 3.5(c)(i) to the contrary, Administrative Agent reserves the right to reject any request for excess funds from the Over/Under Account if Administrative Agent determines that such excess funds shall be used to satisfy Seller’s outstanding obligations under this Agreement or are subject to other rights as provided in this Agreement.

(ii)         Administrative Agent.  Administrative Agent may, from time to time and without separate authorization by Seller or notice to Seller, withdraw funds from the Over/Under Account to settle amounts owed in accordance with the terms of this Agreement or to otherwise satisfy Seller’s obligations under this Agreement, including, without limitation:

(1)         with respect to any Transaction with respect to which the Purchase Price is being paid to one or more Approved Payees on behalf of Seller, to deliver the Haircut to such Approved Payees;

(2)         to reimburse itself for any reasonable costs and expenses incurred by Administrative Agent connection with this Agreement, as permitted herein;

(3)         to reimburse Buyers for its Applicable Percentage of any reasonable costs and expenses incurred by such Buyer in connection with this Agreement, as permitted herein;

(4)         to pay itself (on behalf of Buyers) any Price Differential on a Purchase Price that is due and owing;

(5)         to Seller as provided in Section 3.5(c)(i);

(6)         as security for the performance of Seller’s obligations hereunder;

(7)         without limiting the generality of Section 3.5(c)(ii)(6), to satisfy any outstanding Margin Deficit as provided in Section 6.3(b); and

(8)         in the exercise of Administrative Agent’s (on behalf of Buyers) or its Affiliates’ rights under Section 6.3(d) or Section 11.9.

(d)         Failure to Maintain Balance.  If, at any time, Seller fails to maintain in the Over/Under Account the Minimum Over/Under Account Balance as required hereunder, in addition to any other rights and remedies that Administrative Agent or a Buyer may have against Seller, Administrative Agent on behalf of Buyers shall have the right to immediately stop entering into Transactions with Seller and/or to charge Seller accrued interest on that portion of the Minimum Over/Under Account Balance that Seller has failed to maintain, at the Default Rate, from the time that such balance failed to be maintained until the time that funds are deposited into or held in the Over/Under Account to comply with such Minimum Over/Under Account Balance requirements hereunder. Without limiting the generality of the foregoing, it is understood and agreed that should the balance in the Over/Under Account become negative, Seller will continue to owe Administrative Agent for the benefit of Buyers accrued interest as provided herein.

(e)         Security Interest.  Any funds of Seller at any time deposited or held in the Over/Under Account, whether such funds are required to be deposited and held in the Over/Under Account pursuant to this Section 3.5 or otherwise, are hereby pledged by Seller as security for its obligations under this Agreement, and Seller hereby grants a security interest in such funds to Administrative Agent for the benefit of Buyers, and such pledge and security interest shall be considered “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Bankruptcy Code Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(x).

3.6        Payment of Purchase Price.

(a)         Payment of Purchase Price.  On the Purchase Date for each Transaction, ownership of the Purchased Assets, including the Servicing Rights related to Purchased Assets consisting of Purchased Mortgage Loans, shall be transferred to Administrative Agent for the benefit of Buyers against the simultaneous transfer of the Purchase Price to Seller or on behalf of Seller to an Approved Payee, as applicable, and simultaneously with the delivery to Administrative Agent for the benefit of Buyers of the Purchased Assets relating to each Transaction.  With respect to the Purchased Assets being sold by Seller on the Purchase Date, Seller hereby sells, transfers, conveys and assigns to Administrative Agent for the benefit of Buyers or its designee without recourse, but subject to the terms of this Agreement, all of Seller’s right, title and interest in and to the Purchased Assets, including the Servicing Rights related to the Purchased Mortgage Loans, together with all right, title and interest of Seller in and to all amounts due and payable under the terms of such Purchased Assets.

(b)         Methods of Payment.  On the Purchase Date for each Transaction:

(i)          Subject to Section 3.2 hereof, Administrative Agent on behalf of Buyers shall pay the Purchase Price for all Transactions by wire transfer in accordance with Seller’s wire instructions set forth on Exhibit J.  Notwithstanding the foregoing, Administrative Agent shall not  be obligated to pay the Purchase Price under any method of payment to any Closing Agent, third party institutional originator or warehouse lender that is not an Approved Payee.  Further, the payment of the Purchase Price by Administrative Agent on behalf of Buyers to any Closing Agent, third party institutional originator or warehouse lender that is not an Approved Payee shall not make such Closing Agent, third party institutional originator or warehouse lender an Approved Payee.  Any funds disbursed by Administrative Agent on behalf of Buyers to Seller or its Approved Payee shall be subject to all applicable federal, state and local Laws, including, without limitation, regulations and policies of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk.  Seller acknowledges that as a result of such applicable Laws, regulations and policies, equipment malfunction, Administrative Agent’s approval procedures or circumstances beyond the reasonable control of Administrative Agent, the payment of a Purchase Price may be delayed.  Neither Administrative nor any Buyer shall be liable to Seller for any costs, losses or damages arising from or relating to any such delays, or

(ii)         Notwithstanding the foregoing, where a Purchased Asset is the subject of third party financing, Administrative Agent on behalf of Buyers may pay all or any portion of the Purchase Price directly to the warehouse lender or other lender that has a security interest in such Purchased Asset to satisfy the related indebtedness and obtain a release of such security interest.

(c)         Transaction Limitations and Other Restrictions Relating to Closing Agents.  Notwithstanding that a particular Transaction request will not exceed the Aggregate Transaction Limit or applicable Type Sublimit, if the payment of the Purchase Price for such Transaction to the related Closing Agent will violate Administrative Agent’s applicable policies and procedures (as contained in the Handbook or otherwise) regarding payments to Closing Agents, Administrative Agent may refuse to pay the Purchase Price to such Closing Agent.

(d)         Return of Purchase Price.  If a Wet Mortgage Loan subject to a Transaction is not closed on the same day on which the Purchase Price was funded, Seller shall immediately return, or cause to be immediately returned (but in any event within forty-eight (48) hours), the Purchase Price (or such greater amount that shall have been remitted by Administrative Agent on behalf of Buyers, if applicable) with respect to such Wet Mortgage Loan to Administrative Agent for the benefit of Buyers by wire transfer in accordance with Administrative Agent’s wire instructions set forth on Exhibit B.  Further, Seller shall pay Administrative Agent for the benefit of Buyers all fees and expenses incurred by Administrative Agent or any Buyer in connection with the funding of the Purchase Price for such Wet Mortgage Loan and, from the date of such funding up to but excluding the date such Purchase Price is returned to Administrative Agent for the benefit of Buyers, Seller shall also pay Administrative Agent for the benefit of Buyers any Price Differential accrued on such Purchase Price immediately upon notification from Buyer; provided,  however, that Price Differential shall continue to accrue until the Purchase Price is returned to Buyer.

(e)         Obligations of Buyers Several.  The obligations of the Buyers hereunder to enter into Transactions (including reimbursing the Swing Line Provider in respect of the Swing Line Transactions) up to their respective Commitments and to make payments pursuant to Section 12.6 are several and not joint.  The failure of any Buyer to enter into a Transaction or make any payment under Section 12.6 on any date required hereunder shall not relieve any other Buyer of its corresponding obligation to do so on such date, and no Buyer shall be responsible for the failure of any other Buyer to so fund its Applicable Percentage of the Purchase Price,  to reimburse the Swing Line Provider in respect of a Swing Line Transaction or to make its payment under Section 12.6.

(f)         Sharing of Payments by Buyers.  If any Buyer (other than Bank of America, N.A. with respect to that certain Master Margining, Setoff and Netting Agreement, dated as of August 15, 2014, among Seller, Private National Mortgage Acceptance Company, LLC and Bank of America, N.A.)  shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any Repurchase Price or Price Differential on any of the Transactions or Swing Line Transactions held by it resulting in such Buyer’s receiving payment of a proportion of the Repurchase Price or Price Differential greater than its Applicable Percentage thereof as provided herein, then the Buyer receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other Buyers an interest in the Obligations of the Seller under this Agreement or any of the Principal Agreements in such amount as shall result in a proportional participation by all of the Buyers in such greater proportion;  provided,  that, if all or any portion of such greater proportion is thereafter recovered from such Buyer, such purchase shall be rescinded and the purchase price restored to the extent of such recovery; and further provided,  that,  the provisions of this Section 3.6(f) shall not apply to the Administrative Fee under this Agreement.

3.7        Approved Payees.

(a)         Closing Agents.  In order for a Closing Agent to be designated an Approved Payee with respect to any Purchase Price for new origination Wet Mortgage Loans or Dry Mortgage Loans as to which the origination funds are being remitted to the closing table, Seller shall submit to Administrative Agent for the benefit of Buyers the following documents:

(i)          if the title company issuing the title policy that covers the applicable Mortgage Loan has not issued to Administrative Agent a blanket Closing Protection Letter, which covers closings conducted by this Closing Agent in the jurisdiction where this closing will take place:

(1)         a valid blanket Closing Protection Letter, in a form acceptable to Administrative Agent, issued to Seller or Administrative Agent by the title company, which is issuing the title insurance policy that covers the related Mortgage Loan and is an Acceptable Title Insurance Company, that covers closings conducted by the Closing Agent in the jurisdiction where this closing will take place and if applicable, an assignment to Administrative Agent (on behalf of Buyers) of such Closing Protection Letter, substantially in the form of Exhibit F hereto; or

(2)         a valid Closing Protection Letter, in a form acceptable to Administrative Agent, issued to Seller or Administrative Agent by the title company, which is issuing the title insurance policy that covers the related Mortgage Loan and is an Acceptable Title Insurance Company, that covers the closing of this specific Mortgage Loan and if applicable, an assignment to Administrative Agent (on behalf of Buyers) of such Closing Protection Letter, substantially in the form of Exhibit F hereto; or

(3)         with respect to those jurisdictions outlined in the Handbook for which Closing Protection Letters are not available or are limited in their applicability, any other documents Administrative Agent may reasonably require, including without limitation, a duly executed,

valid and enforceable assignment to Administrative Agent (on behalf of Buyers) of Seller’s rights to any claims specifically related to the Purchased Assets under its fidelity bond and errors and omissions policy maintained pursuant to Section 9.4; and

(ii)         evidence that the Irrevocable Closing Instructions, in the applicable form and signed by Seller and Administrative Agent, have been delivered to such Closing Agent.

(b)         Warehouse Lenders.  In order for a warehouse lender to be designated an Approved Payee with respect to any Purchase Price, Seller shall submit to Administrative Agent a written request, including the name and address of the warehouse lender, demonstrating a need for such designation.  Notwithstanding the foregoing, Administrative Agent reserves the right to refuse to designate any warehouse lender as an Approved Payee, or, alternatively, to require additional terms and conditions in order for Administrative Agent on behalf of Buyers to pay a Purchase Price to a warehouse lender.

(c)         Approval Process.  Administrative Agent shall review the applicable documents and notify Seller within two (2) Business Days as to whether such Closing Agent or warehouse lender has been designated by Administrative Agent to be an Approved Payee with respect to such Purchase Price.  Administrative Agent may withdraw its approval of any Closing Agent or warehouse lender as an Approved Payee if Administrative Agent becomes aware of any facts or circumstances at any time related to such Closing Agent or warehouse lender which Administrative Agent determines materially and adversely affects the Closing Agent or warehouse lender or otherwise makes the Closing Agent or warehouse lender unacceptable as an Approved Payee.

3.8        Delivery of Mortgage-Backed Securities.  With respect to Purchased Mortgage Loans that are Pooled Mortgage Loans, Administrative Agent on behalf of Buyers shall release its interests in such Purchased Mortgage Loans simultaneously with the Settlement Date of a Mortgage-Backed Security backed by a Pool containing such Purchased Mortgage Loans.  Provided that such Mortgage-Backed Security has been issued to the Depository in the name of Administrative Agent or Administrative Agent’s nominee, from and after such Settlement Date, the Mortgage-Backed Security shall replace the related Purchased Mortgage Loans as the Asset that is subject to the related Transaction.

ARTICLE 4

REPURCHASE

4.1        Repurchase Price.

(a)         Payment of Repurchase Price.  The Repurchase Price for each Purchased Asset shall be payable in full and by wire transfer in accordance with Administrative Agent’s wire instructions set forth on Exhibit B or Exhibit J, as applicable, upon the earliest to occur of (i) the Repurchase Date of the related Transaction, (ii) the occurrence of any Repurchase Acceleration Event with respect to such Purchased Asset, (iii) at Administrative Agent’s sole option, upon the occurrence or during the continuance of an Event of Default, or (iv) the Expiration Date.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset.  While it is anticipated that Seller will repurchase each Purchased Asset on its related Repurchase Date, Seller may repurchase any Purchased Asset hereunder on demand without any prepayment penalty or premium.

(b)         Effect of Payment of Repurchase Price.  On the Repurchase Date (or such other date on which the Repurchase Price is received in full by Administrative Agent for the benefit of Buyers), termination of the related Transaction will be effected by the repurchase by Seller or its designee of the Purchased Assets and the simultaneous transfer of the Repurchase Price to an account of Administrative Agent, or transfer of additional Asset(s) (in each case subject to the provisions of Section 6.5), and all of Buyer’s rights, title and interests therein shall then be conveyed to Seller or its designee; provided that,  neither Administrative Agent nor any Buyer shall be deemed to have terminated or conveyed its interests in such Purchased Assets if an Event of Default shall then be continuing or shall be caused by such repurchase or if such repurchase gives rise to or perpetuates a Margin Deficit that is not satisfied in accordance with Section 6.3(b).  With respect to Purchased Assets that are Purchased Mortgage Loans, Seller is obligated to obtain the related Mortgage Loan Documents from the Custodian at Seller’s expense on the Repurchase Date.

4.2        Repurchase Acceleration Events.  The occurrence of any of the following events shall be a Repurchase Acceleration Event with respect to one or more Purchased Assets, as the case may be:

(a)         Administrative Agent has determined that the Purchased Asset is a Defective Asset;

(b)         sixty (60) calendar days elapse from the date the related Mortgage Loan Documents were delivered to an Approved Investor and such Approved Investor has not returned such Mortgage Loan Documents or purchased such Purchased Asset, unless an extension is granted by Administrative Agent in its sole and exclusive discretion;

(c)         ten (10) Business Days elapse from the date a related Mortgage Loan Document was delivered to Seller for correction or completion or for servicing purposes, without being returned to Administrative Agent or its designee;

(d)         with respect to a Wet Mortgage Loan, Seller fails to deliver to Administrative Agent the related Mortgage Loan Documents within the Maximum Dwell Time or any Mortgage Loan Document delivered to Administrative Agent, upon examination by Administrative Agent or Custodian, is found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment and is not corrected within the Maximum Dwell Time;

(e)         regardless of whether a Purchased Mortgage Loan is a Defective Asset, a foreclosure or similar type of proceeding is initiated with respect to such Mortgage Loan;

(f)         the further sale of a Purchased Asset by Seller to any party other than an Approved Investor;

(g)         (1) with respect to any Pooled Mortgage Loan that has been pooled to support a Mortgage-Backed Security issued by Seller and fully guaranteed by Ginnie Mae for which Administrative Agent has executed a Form HUD 11711A, the Custodian ceases to hold the Mortgage Loan File and the related Mortgage Loan Documents in respect thereof for the sole and exclusive benefit of Administrative Agent on behalf of Buyers at any time prior to the issuance of the related Mortgage-Backed Security, or (2) with respect to all other Purchased Mortgage Loans, the Custodian ceases to hold the related Mortgage Loan File and all Mortgage Loan Documents in respect thereof for the sole and exclusive benefit of Administrative Agent on behalf of Buyers at any time;

(h)         with respect to any Pooled Mortgage Loan or Mortgage-Backed Security, if the Seller has failed to deliver the related Trade Assignment to Administrative Agent in accordance with the requirements set forth in Section 7.2(b);

(i)          with respect to any Pooled Mortgage Loan, if the applicable Agency has not issued the related Mortgage-Backed Security to the Depository in the name of Administrative Agent or Administrative Agent’s nominee on the related Settlement Date;

(j)          with respect to any Mortgage-Backed Security that is subject to a Transaction pursuant to Section 3.8, if Administrative Agent has not received the related Takeout Price from the Approved Investor on the related Settlement Date; or

(k)         following the termination of a Temporary Increase, the Aggregate Outstanding Purchase Price exceeds the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase).

4.3        Reduction of Asset Value as Alternative Remedy.  In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Administrative Agent on behalf of Buyers may elect to reduce the Asset Value of the related Purchased Asset (to as low as zero) and accordingly require a full or partial repayment of such Repurchase Price.

4.4        Designation as Noncompliant Asset as Alternative Remedy.  In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Administrative Agent, with the consent of the applicable Buyers as set forth in Section 18.2 hereof, may elect to deem the related Purchased Asset a Noncompliant Asset, provided,  that, (a) after such Purchased Asset is deemed to be a Noncompliant Asset, the aggregate original Asset Value of all Noncompliant Assets does not exceed the Type Sublimit for Noncompliant Assets; (b) the Asset Value of the Noncompliant Asset is greater than the Repurchase Price or Seller provides Additional Purchased Assets or repays part of the Repurchase Price as provided in Section 6.3 in each case as a “margin payment” as such term is defined in Bankruptcy Code Section 741(5); and (c) Seller delivers to Administrative Agent all documentation relating to the Purchased Asset reasonably requested by Administrative Agent.

4.5        Payments Pursuant to Sale to Approved Investors.  Seller shall direct each Approved Investor purchasing a Purchased Asset to pay directly to Administrative Agent for the benefit of Buyers, by wire transfer of immediately available funds, the applicable Takeout Price in full and without set-off on the date set forth in the applicable Purchase Commitment.  In addition, Seller shall provide Administrative Agent with a Purchase Advice relating to such payment.  Seller shall not direct the Approved Investor to pay to Administrative Agent an amount less than the full Takeout Price or modify or otherwise change the wire instructions for payment of the Takeout Price provided to Approved Investor by Administrative Agent.  Administrative Agent shall apply all amounts received from an  Approved Investor for the account of Seller in accordance with Section 4.6 below and credit all amounts due Seller to the Over/Under Account in accordance with Section 3.5(b)(ii) above.  Administrative Agent may reject any amount received from an Approved Investor and not release the related Purchased Asset if (a) Administrative Agent does not receive a Purchase Advice in respect of any wire transfer, (b) Administrative Agent does not receive the full Takeout Price, without set-off or (c) the amount received, together with amounts available under the Over/Under Account in excess of the Minimum Over/Under Account Balance, are not sufficient to pay the related Repurchase Price in full.  Alternatively, in lieu of rejecting an amount received by Administrative Agent from an Approved Investor, at Administrative Agent’s option, if the amount received from the Approved Investor does not equal or exceed the related Repurchase Price, Administrative

Agent may accept the amount received from the Approved Investor and deduct the remaining amounts owed by Seller from the Over/Under Account or demand payment of such remaining amount from Seller.  If Seller receives any funds intended for Administrative Agent, Seller shall segregate and hold such funds in trust for Administrative Agent and immediately pay to Administrative Agent for the benefit of Buyers all such amounts by wire transfer of immediately available funds together with providing Administrative Agent with a settlement statement for the transaction.

4.6        Application of Payments from Seller or Approved Investors.  Unless Administrative Agent determines otherwise, payments made directly by Seller or an Approved Investor to Administrative Agent for the benefit of Buyers shall be applied in the following order of priority:

(a)         first, to any amounts due and owing to Administrative Agent for the benefit of Buyers pursuant to Section 6.3;

(b)         second, to all costs, expenses and fees incurred or charged by Administrative Agent under this Agreement that are due and owing (whether or not related to the Transaction in connection with which the payment is made);

(c)         third, to the Price Differential then due and owing and the outstanding Purchase Price, in each case, on the Purchased Asset in connection with which the payment is made;

(d)         fourth, to the Price Differential then due and owing and the outstanding Purchase Prices, in each case, on any other Purchased Assets; and

(e)         fifth, to the amount of all other obligations then due and owing by Seller to Administrative Agent under this Agreement and the other Principal Agreements.

Administrative Agent, each Buyer and Seller intend and agree that all such payments shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8).  After the settlement payments have been applied as set forth above, Administrative Agent shall deposit in the Over/Under Account any amounts that remain.

4.7        Method of Payment.  Except as otherwise specifically provided herein, all payments hereunder must be received by Administrative Agent for the benefit of Buyers on the date when due and shall be made in United States dollars by wire transfer of immediately available funds in accordance with Administrative Agent’s wire instructions set forth on Exhibit B or Exhibit J, as applicable.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and with respect to payments of the Purchase Price, the Price Differential thereon shall be payable at the Applicable Pricing Rate during such extension.  All payments made by or on behalf of Seller with respect to any Transaction shall be applied to Seller’s account in accordance with Section 3.5(b)(ii) and Section 4.6 above and shall be made in such amounts as may be necessary in order that all such payments after withholding for or on account of any present or future Taxes imposed by any Governmental Authority, other than any Excluded Taxes, compensate Administrative Agent and Buyers for any additional cost or reduced amount receivable of making or maintaining Transactions as a result of such Taxes. All payments to be made by or on behalf of Seller with respect to any Transaction shall be made without set-off, counterclaim or other defense.

4.8        Book Account.  Administrative Agent and Seller shall maintain an account on their respective books of all Transactions entered into between Administrative Agent on behalf of Buyers and

Seller and for which the Repurchase Price has not yet been paid.  As a courtesy to Seller, Administrative Agent shall provide such information to Seller via the Internet or by telephone or facsimile, if Seller is unable to access the information via the Internet.  Notwithstanding the foregoing, Seller shall be responsible for maintaining its own book account and records of Transactions entered into with Administrative Agent on behalf of Buyers, amounts due to Administrative Agent for the benefit of Buyers in connection with such Transactions and for paying such amounts when due.  Failure of Administrative Agent to provide Seller with information regarding any Transaction shall not excuse Seller’s timely performance of all obligations under this Agreement, including, without limitation, payment obligations under this Agreement.

4.9        Full Recourse.  The obligations of Seller from time to time to pay the Repurchase Price, Margin Deficit payments, settlement payments and all other amounts due under this Agreement shall be full recourse obligations of Seller.

ARTICLE 5

FEES

5.1        Payment of Fees.  Seller shall pay to Administrative Agent for the benefit of Buyers those fees set forth in this Agreement and the Transactions Terms Letter when they become due and owing.  Without limiting the generality of the foregoing, the Commitment Fee shall be paid on or before the Effective Date and if this Agreement is renewed, thereafter on or before the anniversary of the Effective Date.  Administrative Agent shall be entitled to withdraw from the Over/Under Account or retain from payments made by Seller or an Approved Investor, subject to Section 13.5, or set off against any Purchase Prices to be paid by Administrative Agent on behalf of Buyers any fees permitted under this Agreement that are due and owing.  If such amounts on deposit in the Over/Under Account or payments received in connection with a Transaction or Purchase Prices to be paid by Buyer are not sufficient to pay Administrative Agent for the benefit of Buyers all fees owed, Administrative Agent shall notify Seller and Seller shall pay to Administrative Agent for the benefit of Buyers, within ten (10) Business Days, all unpaid fees.

5.2        Remittance to Buyers.  Within one (1) Business Day of any remittance or withdrawal of funds made in connection with any fees allocable to Buyers as set forth in Section 5.1, Administrative Agent shall remit to such Buyer its Applicable Percentage of such funds, together with a written statement describing such Buyer’s pro rata allocation of the applicable fee.

ARTICLE 6

SECURITY; SERVICING; MARGIN ACCOUNT MAINTENANCE; CUSTODY OF MORTGAGE LOAN DOCUMENTS; REPURCHASE TRANSACTIONS; DUE DILIGENCE

6.1        Precautionary Grant of Security Interest in Purchased Assets and Purchased Items.  With respect to the Purchased Assets, although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, and without prejudice to the provisions of Section 6.6 and the expressed intent of the parties, if any Transactions are deemed to be loans, as security for the performance of all of Seller’s obligations hereunder, Seller and to the extent provided by any Defaulting Buyer, such Defaulting Buyer hereby pledges, assigns and grants to Administrative Agent for the benefit of Buyers a continuing first priority security interest in and lien upon the Purchased Assets and other Purchased Items and Administrative Agent shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect to the Purchased Assets and other Purchased Items.  Possession of any promissory notes, instruments or documents by the Custodian shall constitute possession on behalf of Administrative Agent.

Seller acknowledges that it has no rights to the Servicing Rights related to any Purchased Mortgage Loan unless and until the Seller has paid the related Repurchase Price and the Mortgage Loan is no longer subject to a Transaction.  Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that the Servicing Rights related to any Purchased Mortgage Loan were not sold by Seller to Administrative Agent or that the Servicing Rights are not an interest in such Purchased Mortgage Loan and are severable from such Purchased Mortgage Loan despite Administrative Agent’s and Seller’s express intent herein to treat them as included in the purchase and sale transaction, Seller hereby pledges, assigns and grants to Administrative Agent for the benefit of Buyers a continuing first priority security interest in and lien upon the Servicing Rights related to such Purchased Mortgage Loans, and Administrative Agent on behalf of Buyers shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto.  In addition, Seller further grants, assigns and pledges to Administrative Agent a first priority security interest in and lien upon (i) all documentation and rights to receive documentation related to such Servicing Rights and the servicing of each of the Purchased Mortgage Loans, (ii) all Income related to the Purchased Assets received by Seller, (iii) all rights to receive such Income, (iv) all other Purchased Items, and (v) all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”).  The Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Administrative Agent on behalf of Buyers hereunder.

At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Administrative Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Assets and related Purchased Items and the liens created hereby.  Seller also hereby authorizes Administrative Agent to file any such financing or continuation statement in a manner consistent with this Agreement to the extent permitted by applicable Law.  For purposes of the Uniform Commercial Code and all other relevant purposes, this Agreement shall constitute a security agreement.

6.2        Servicing.

(a)         Servicing Rights Owned by Administrative Agent;  Administrative Agent’s Right to Appoint Servicer.  In recognition that each Purchased Mortgage Loan is sold by Seller to Administrative Agent for the benefit of Buyers on a servicing released basis and Administrative Agent on behalf of Buyers is the owner of the Servicing Rights related to such Purchased Mortgage Loan, Administrative Agent shall have the sole right to appoint the Servicer for each Purchased Mortgage Loan unless and until the Seller has paid the related Repurchase Price and the Purchased Mortgage Loan is no longer subject to a Transaction.

(b)         Appointment of Servicer.  Subject to Administrative Agent’s right to appoint a successor Servicer at its sole and individual discretion, Administrative Agent hereby appoints Seller or the Servicer, as applicable, to subservice the Purchased Mortgage Loans on behalf of

Administrative Agent as agent for Buyers for the period between the Purchase Date and the Repurchase Date of the Purchased Mortgage Loans.  The right of Seller or the Servicer, as applicable, to service the Purchased Mortgage Loans is on an interim basis only and does not provide or confer a contractual, ownership or other right for Seller or the Servicer, as applicable, to service the Purchased Mortgage Loans, it being understood that upon payment of the Purchase Price and until such time Seller has paid the related Repurchase Price and such Purchased Mortgage Loan is no longer subject to a  Transaction, Administrative Agent on behalf of Buyers owns the Servicing Rights and may assume servicing or appoint a Successor Servicer at any time.  Further, the fact that Seller or the Servicer may be entitled to a servicing fee for interim servicing of the Purchased Mortgage Loans or that Administrative Agent may provide a separate notice of default to Seller or the Servicer regarding the servicing of the Purchased Mortgage Loans shall not affect or otherwise change Administrative Agent’s (on behalf of Buyers) ownership of the Servicing Rights related to the Purchased Mortgage Loans.

(c)         Interim Servicing Period; No Servicing Fee or Income.  For each Transaction, Seller’s or the Servicer’s, as applicable, right to interim service a Purchased Mortgage Loan shall commence on the related Purchase Date and shall automatically terminate without notice on the earlier of (i) thirty (30) days after the related Purchase Date or (ii) the Repurchase Date.  If the interim servicing period expires with respect to any Purchased Mortgage Loan for any reason other than Seller repurchasing such Purchased Mortgage Loan, then such interim servicing period shall automatically terminate if not renewed by Administrative Agent.  In connection with any such renewal, Seller or the Servicer, as applicable, shall continue to interim service the Purchased Mortgage Loan for a thirty (30) day extension period.  Absent any such extension of the interim servicing period, Seller or the Servicer, as applicable, shall transfer servicing of the Purchased Mortgage Loan (which shall include the delivery of all Servicing Records related to such Purchased Mortgage Loan) to Administrative Agent or its designee in accordance with the instructions of Administrative Agent and any other applicable requirements of this Agreement. For the avoidance of doubt, upon expiration of the interim servicing period (including the expiration of any extension period) with respect to any Purchased Mortgage Loan, Seller shall have no right to service the related Purchased Mortgage Loan nor shall Administrative Agent have any obligation to extend the interim servicing period (or continue to extend the interim servicing period), it being understood that upon such expiration, Seller shall promptly transfer the servicing of the related Purchased Mortgage Loan to Administrative Agent or its designee in accordance with the instructions of Administrative Agent and any other applicable requirements of this Agreement. Administrative Agent shall have no obligation to pay Seller or the Servicer, as applicable, nor shall Seller or the Servicer, as applicable, have any right to deduct or retain, any servicing fee or similar compensation in connection with the interim servicing of a Purchased Mortgage Loan.

(d)         Servicing Agreement.  If there is a Servicer of the Purchased Mortgage Loans other than Seller, Seller shall enter into a Servicing Agreement with the Servicer on behalf of Administrative Agent and Buyers, which such Servicing Agreement shall be on terms acceptable to Administrative Agent in its sole and individual discretion and which shall include, at a minimum, (i) a recognition by the Servicer of Administrative Agent’s (on behalf of Buyers) interests and rights to the Purchased Mortgage Loans as provided under this Agreement, including, without limitation, Administrative Agent’s (on behalf of Buyers) ownership of the Servicing Rights related to the Purchased Mortgage Loans; (ii) an obligation for the Servicer to subservice the Purchased Mortgage Loans consistent with the degree of skill and care that the Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it but in no event no less than in accordance with

Accepted Servicing Practices; (iii) an obligation to comply with all applicable federal, state and local Laws and regulations; (iv) an obligation to maintain all state and federal licenses necessary for it to perform its subservicing responsibilities; (v) an obligation not to impair the rights of Administrative Agent on behalf of Buyers in any Purchased Mortgage Loans or any payment thereto, and (vi) an obligation to collect all Income in respect of the Purchased Mortgage Loans on behalf of Administrative Agent, in trust, in segregated custodial accounts and remit such Income to the Administrative Agent in accordance with the Servicer Notice.  Further, such Servicing Agreement shall contain express reporting requirements and other rights to allow Administrative Agent to inspect the records of the Servicer with respect to the Purchased Mortgage Loans.  Administrative Agent may terminate the subservicing of any Purchased Mortgage Loan with the then existing Servicer in accordance with either Section 6.2(f) or Section 6.2(n).

(e)         Servicing Obligations of Seller.  To the extent Seller shall subservice any Purchased Mortgage Loan on behalf of Administrative Agent for the benefit of Buyers, Seller shall:

(i)          Subservice and administer the Purchased Mortgage Loans on behalf of Administrative Agent (for the benefit of Buyers) in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the degree of care and servicing standards generally prevailing in the industry, including all applicable requirements of the Agency Guides, applicable Law, FHA Regulations, VA Regulations and RD Regulations, the requirements of any Insurer, as applicable, and the requirements of any applicable Purchase Commitment and the related Approved Investor, so that neither the eligibility of the Purchased Mortgage Loan and any related Mortgage-Backed Security for purchase under such Purchase Commitment nor the FHA Mortgage Insurance, VA Loan Guaranty Agreement, RD Loan Guaranty Agreement or any other applicable insurance or guarantee in respect of any such Purchased Mortgage Loan, if any, is voided or reduced by such servicing and administration;

(ii)         Subject to Section 6.2(g), and to the extent not otherwise held by the Custodian, Seller shall at all times maintain and safeguard the Mortgage Loan File for the Purchased Mortgage Loan in accordance with applicable Law and lending industry custom and practice and shall hold such Mortgage Loan File in trust for Administrative Agent, and in any event shall maintain and safeguard electronic copies of the documents delivered to Administrative Agent pursuant to Section 3.3, and accurate and complete records of its servicing of the Purchased Mortgage Loan; Seller’s possession of such Mortgage Loan File is for the sole purpose of subservicing such Purchased Mortgage Loan and such retention and possession by Seller is in a custodial capacity only;

(iii)       reserved;

(iv)        Seller shall deliver to Administrative Agent all such reports with respect to the Purchased Mortgage Loans required in the Transactions Terms Letter and herein at the times and on the dates set forth therein and herein.  In addition, at Administrative Agent’s request, Seller shall promptly deliver to Administrative Agent reports regarding the status of any Purchased Mortgage Loan being subserviced by it, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days or such other circumstances that could reasonably be expected to cause a material adverse effect with respect to such Purchased Mortgage Loan,  Administrative Agent’s title, on behalf of Buyers, to such Purchased Mortgage Loan or the collateral securing such Purchased Mortgage Loan; Seller is required to deliver such reports until the repurchase of the Purchased Mortgage Loan by Seller; and

(v)         Seller shall immediately notify Administrative Agent if Seller becomes aware of any payment default that occurs under a Purchased Asset.

Administrative Agent may, at its sole and individual option or upon request of any Buyer, at any time during Seller’s business hours on reasonable notice of at least three (3) Business Days, unless an Event of Default shall have occurred, in which case only one (1) Business Day’s notice shall be required, examine and make copies of such documents and records, or require delivery of the originals of such documents and records to Administrative Agent or its designee.

(f)         Sale or Transfer of Servicing Rights by Buyer.  Administrative Agent on behalf of Buyers may sell or transfer any rights to service a Purchased Mortgage Loan without the prior written consent of Seller or any Servicer.

(g)         Release of Mortgage Loan Files.  Seller shall release its custody of the contents of any Mortgage Loan File only in accordance with the written instructions of Administrative Agent, except when such release is required (1) as incidental to Seller’s subservicing of the related Purchased Mortgage Loan, (2) to complete the Purchase Commitment, or (3) by law.

(h)         Right to Appoint Successor Servicer.  Administrative Agent reserves the right, in its sole and individual discretion, to appoint a successor servicer to subservice any Purchased Mortgage Loan (each a “Successor Servicer”). In the event of such an appointment, Seller or the Servicer, as applicable, shall perform all acts and take all action so that any part of the Mortgage Loan File and related Servicing Records held by Seller or the Servicer, together with all receipts relating to such Purchased Mortgage Loan, are promptly delivered to the Successor Servicer.  Seller shall have no claim for servicing fees, lost profits or other damages if Administrative Agent appoints a Successor Servicer hereunder.

(i)          Reserved.

(j)          Reserved.

(k)         Reserved.

(l)          Servicer Notice. As a condition precedent to Administrative Agent on behalf of Buyers funding the Purchase Price for any Purchased Mortgage Loan subserviced by a Servicer other than Seller, Administrative Agent, or an Affiliate of Administrative Agent, Seller shall provide to Administrative Agent a Servicer Notice addressed to and agreed to by the Servicer, advising the Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s (on behalf of Buyers) interest  in such Purchased Mortgage Loans and ownership of the Servicing Rights related thereto and the Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the subservicing of the related Purchased Mortgage Loans.

(m)        Notification of Servicer Defaults.  If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Purchased Asset has failed to perform fully Seller’s obligations with respect to the management or servicing of such Purchased Mortgage Loan as required under this Agreement or any of the obligations of such entities with respect to the Purchased Asset as delegated by such Seller pursuant to any Servicing Agreement, Seller shall promptly notify Administrative Agent.

(n)         Termination.  Administrative Agent shall have the right at any time to immediately terminate the Seller’s or any Servicer’s (as applicable) right to service the Purchased Mortgage Loans due to a Servicer Termination Event or for any other reason without payment of any penalty or termination fee.  Seller shall cooperate, or cause the Servicer to cooperate, in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Administrative Agent. For the avoidance of doubt, any termination of the Servicer’s rights to service by the Administrative Agent as a result of a Servicer Termination Event or an Event of Default shall be deemed part of an exercise of the Administrative Agent’s (on behalf of Buyers) rights to cause the liquidation, termination or acceleration of this Agreement.

(o)         Administrative Agent’s Right to Service.  Administrative Agent or its designee, at the Administrative Agent’s sole and individual discretion, shall be entitled to service some or all of the Purchased Assets that are Purchased Mortgage Loans, including, without limitation, receiving and collecting all sums payable in respect of same.  Upon Administrative Agent’s determination and written notice to Seller or the Servicer, as applicable, that Administrative Agent desires to service some or all of the Purchased Mortgage Loans, Seller shall promptly cooperate, or shall cause the Servicer to promptly cooperate, with all instructions of Administrative Agent and do or accomplish all acts or things necessary to effect the transfer of the servicing to Administrative Agent or its designee, at Seller’s sole expense.  Upon Administrative Agent’s or its designee’s servicing of the Purchased Mortgage Loans, (i) Administrative Agent may, in its own name or in the name of Seller or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Purchased Mortgage Loan(s), but shall be under no obligation to do so; (ii) Seller shall, if Administrative Agent so requests, pay to Administrative Agent for the benefit of Buyers all amounts received by Seller upon or in respect of the Purchased Mortgage Loan(s) or other Purchased Assets, advising Administrative Agent as to the source of such funds; and (iii) all amounts so received and collected by Administrative Agent shall be held by it as part of the Purchased Assets or applied against any outstanding Repurchase Price owed Administrative Agent for the benefit of Buyers.

6.3        Margin Account Maintenance.

(a)         Asset Value.  Administrative Agent shall have the right to determine in its sole good faith discretion the Asset Value of each Purchased Asset at any time.

(b)         Margin Deficit and Margin Call.  If Administrative Agent shall determine at any time that (x) the Asset Value of a Purchased Asset subject to a Transaction is less than the related Purchase Price for such Purchased Asset, (y) the aggregate Asset Value of all Purchased Assets subject to each Transaction is less than the Aggregate Outstanding Purchase Price for such Transactions, or (z) the aggregate Asset Value of all Purchased Assets subject to all Transactions is less than the Aggregate Outstanding Purchase Price for such Transactions (in any such case, a “Margin Deficit”) and such Margin Deficit is equal to or greater than the Margin Threshold, then Administrative Agent may, at its sole and individual option or upon request of the Majority Buyers and by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to either:

(i)          transfer to Administrative Agent for the benefit of Buyers or its designee cash or, at Administrative Agent’s sole option, Eligible Assets approved by Administrative Agent (“Additional Purchased Assets”) so that (x) the individual Asset Value of the Purchased Asset, (y) the aggregate Asset Value of all Purchased Assets subject to each Transaction, or (z) the aggregate Asset Value of all Purchased Assets subject to Transactions, as the case may be, including any such cash or Additional Purchased Assets tendered by the Seller, will thereupon equal or exceed the individual or Aggregate Outstanding Purchase Price(s) as applicable; or

(ii)         pay one or more Repurchase Prices, as applicable, in an amount sufficient to reduce the related Purchase Price so that the related Purchase Price (or the related Aggregate Outstanding Purchase Price) is less than or equal to the Asset Value of the Purchased Asset (or the aggregate Asset Value of the Purchased Assets, as applicable).

If Administrative Agent delivers a Margin Call to Seller on or prior to 12:00 p.m. (New York City time) on any Business Day, then Seller shall transfer cash or Additional Purchased Assets, as applicable, to Administrative Agent for the benefit of Buyers no later than 5:00 p.m. (New York City time) that same day.  If Administrative Agent delivers a Margin Call to Seller after 12:00 p.m. (New York City time) on any Business Day, Seller shall be required to transfer cash or Additional Purchased Assets no later than 5:00 p.m. (New York City time) on the next subsequent Business Day.  Notice of a Margin Call may be provided by Administrative Agent to Seller electronically or in writing, such as via electronic mail or posting such notice on Administrative Agent’s customer website(s).

(c)         Administrative Agent’s Discretion.  Administrative Agent’s election not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(d)         Over/Under Account.  Administrative Agent may withdraw from the Over/Under Account amounts equal to any Margin Deficit which is not otherwise satisfied by Seller within the time frames provided in this Section 6.3.

(e)         Application to Obligations.  Any cash transferred to Administrative Agent for the benefit of Buyers pursuant to this Section 6.3 shall be deposited into the Over/Under Account for Administrative Agent and each Buyer’s benefit and such amount shall be held on account of the Obligations due hereunder.

6.4        Custody of Mortgage Loan Documents. With respect to Purchased Mortgage Loans, Administrative Agent, Buyers and Seller shall enter into a Custodial Agreement with a Custodian.

6.5        Repurchase and Release of Purchased Assets.  Provided that no Event of Default or Potential Default has occurred and is continuing, Seller may repurchase a Purchased Asset by either:

(a)         paying, or causing an Approved Investor to pay, to Administrative Agent for the benefit of Buyers, subject to Sections 4.5 and 4.6 above, the Repurchase Price; or

(b)         transferring to Administrative Agent for the benefit of Buyers additional Assets satisfactory to Administrative Agent and/or cash, in aggregate amounts sufficient to cover the amount by which the aggregate amount of Transactions then outstanding hereunder (plus accrued interest and accrued fees with respect thereto) exceeds the Asset Value of the existing Purchased Assets, excluding the Purchased Assets to be released; provided that (i) such additional Assets shall be deemed part of a new Transaction, and (ii) the conditions precedent in Section 7.2 shall be satisfied prior to any such transfer.

Upon receipt of the applicable amount, as set forth above, Administrative Agent shall (i) with respect to Purchased Mortgage Loans, deliver or shall cause the Custodian to deliver the related Mortgage Loan Documents to Seller or Seller’s designee, if such documents have not already been delivered pursuant to a Bailee Agreement and (ii) with respect to related Mortgage-Backed Securities, deliver the Mortgage-Backed Security to Seller or Approved Investor, as applicable, on a delivery versus payment basis.  If any such release gives rise to or perpetuates a Margin Deficit, Administrative Agent shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.3(b).  Administrative Agent on behalf of Buyers shall have no obligation to release a repurchased Purchased Asset or terminate its security interest in such Purchased Asset until such Margin Call is satisfied.

6.6        Repurchase Transactions.  Notwithstanding anything herein to the contrary, neither Administrative Agent nor any Buyer shall have the right to use the Purchased Assets and engage in repurchase transactions with respect to any or all of such Purchased Assets or otherwise pledge, hypothecate, assign, transfer or convey any or all of such Purchased Assets without the prior written consent of Administrative Agent and the applicable Buyers as set forth in Section 18.2.

6.7        Periodic Due Diligence.  Seller acknowledges that Administrative Agent, at its sole and individual option or upon request of any Buyer, has the right at any time during the term of this Agreement to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Principal Agreement, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days, unless an Event of Default shall have occurred, in which case only one (1) Business Day’s notice shall be required) prior notice to Seller, Administrative Agent or its authorized representatives and any Buyer accompanied by the Administrative Agent will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Loan Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller, Custodian or Servicer.  Seller will make available to Administrative Agent a knowledgeable senior financial or accounting representative and will instruct such representative to answer candidly and fully, at no cost to Administrative Agent, any and all questions that any authorized representative of Administrative Agent may address to them in reference to the Mortgage Loan Files and Purchased Assets.  Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent on behalf of Buyers shall purchase Assets from Seller based solely upon the information provided by Seller to Administrative Agent in the Asset Data Records and the representations, warranties and covenants contained herein, and that Administrative Agent, at its option, has the right, at any time to re-underwrite any of the Purchased Assets itself or engage a third party underwriter to perform such re-underwriting.  Seller agrees to cooperate with Administrative Agent and any Buyer and any third party underwriter in connection with such re-underwriting, including, but not limited to, providing Administrative Agent or such Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.  Seller, Buyers and Administrative Agent further agree that all out-of-pocket costs and expenses incurred by Administrative Agent in connection with Administrative Agent’s activities pursuant to this Section 6.7 shall be paid by Seller; provided that, Seller’s obligation to pay the due diligence costs and expenses shall not exceed the Due Diligence Cap per year; provided that the Due Diligence Cap shall not apply upon the occurrence of an Event of Default.

ARTICLE 7

CONDITIONS PRECEDENT

7.1        Initial Transaction.  As conditions precedent to Administrative Agent on behalf of Buyers considering whether to enter into the initial Transaction hereunder:

(a)         Seller shall have delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent:

(i)          each of the Principal Agreements duly executed by each party thereto and in full force and effect, free of any modification, breach or waiver;

(ii)         an opinion of Seller’s counsel as to such matters as Administrative Agent may reasonably request, including, without limitation, with respect to Administrative Agent’s (on behalf of Buyers) first priority lien on and perfected security interest in the Purchased Assets and Purchased Items; a non-contravention, enforceability and corporate opinion with respect to Seller and each Guarantor, if any; an opinion with respect to the inapplicability of the Investment Company Act of 1940 to Seller and each Guarantor; and a Bankruptcy Code opinion with respect to the matters outlined in Section 18.18, each in form and substance acceptable to Administrative Agent; provided that in-house counsel of Seller may provide such opinions regarding non-contravention of material contracts and the absence of material litigation;

(iii)       a Power of Attorney duly executed by Seller and notarized;

(iv)        a certified copy of Seller’s articles or certificate of incorporation and bylaws (or corresponding organizational documents if Seller is not a corporation) and, if required by Administrative Agent, a certificate of good standing issued by the appropriate official in Seller’s jurisdiction of organization, in each case, dated no less recently than fourteen (14) days prior to the Effective Date;

(v)         a certificate of Seller’s corporate secretary, substantially in the form of Exhibit C hereto, dated as of the Effective Date, as to the incumbency and authenticity of the signatures of the officers of Seller executing the Principal Agreements and the resolutions of the board of directors of Seller (or its equivalent governing body or Person), substantially in form and substance acceptable to Administrative Agent;

(vi)        independently audited financial statements of Seller and Guarantor (and as to each, its Subsidiaries, on a consolidated basis) for each of the two (2) fiscal years most recently ended (if available), containing a balance sheet and related statements of income, stockholders’ equity and cash flows, all prepared in accordance with GAAP, applied on a basis consistent with prior periods, and otherwise acceptable to Administrative Agent, together with an auditor’s opinion that is unqualified or otherwise is consented to in writing by Administrative Agent;

(vii)       if more than six (6) months has passed since the close of the most recently ended fiscal year, interim financial statements of Seller and Guarantor covering the period from the first day of the current fiscal year to the last day of the most recently available month end;

(viii)     evidence that Administrative Agent for the benefit of Buyers has been named as a loss payee under Seller’s errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, all in form and content satisfactory to Administrative Agent, showing compliance by Seller with Section 9.4 below;

(ix)        [reserved];

(x)         an Acknowledgement of Confidentiality of Password Agreement in the form of Exhibit I hereto;

(xi)        the Commitment Fee and any other fees then due and owing under the Fee Letter and the Transactions Terms Letter;

(xii)       [reserved];

(xiii)     a copy of Seller’s Underwriting Guidelines for Mortgage Loans in form and substance acceptable to Administrative Agent and each Buyer; and

(xiv)      such other documents as Administrative Agent or its counsel may reasonably request.

(b)         Administrative Agent shall have determined that it has received satisfactory evidence that the appropriate Uniform Commercial Code Financing Statements (UCC-1 and/or UCC-3, as applicable) and/or such other instruments as may be necessary in order to create in favor of Administrative Agent (on behalf of Buyers), a perfected first- priority security interest in the Purchased Assets and related Purchased Items should any of the Transactions be deemed to be loans, and same shall have been duly executed and appropriately filed or recorded in each office of each jurisdiction in which such filings and recordation’s are required to perfect such first-priority security interest.

(c)         Administrative Agent and each Buyer shall have determined that it has satisfactorily completed its due diligence review of Seller’s operations, business, financial condition and underwriting and origination of Mortgage Loans.

(d)         Seller shall have provided evidence, satisfactory to Administrative Agent that Seller has all Approvals and such Approvals are in good standing.

(e)         The Administrative Agent and Buyers, as applicable, have completed all “Know Your Customer” requirements for Seller and Guarantor.

7.2        All Transactions.  As conditions precedent to Administrative Agent (or the Custodian if set forth below) considering whether to enter into any Transaction hereunder on behalf of Buyers (including the initial Transaction), or whether to continue a Transaction, in the case of a Transaction in respect of Mortgage Loans which convert to Pooled Mortgage Loans on the related Pooling Date or a Transaction in respect of Pooled Mortgage Loans which convert to a Mortgage-Backed Security on the related Settlement Date, as applicable:

(a)         Seller shall have delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent and not later than the deadline set forth in Section 3.2(a):

(i)          an Asset Data Record for the Assets subject to the proposed Transaction, which Asset Data Record may be an individual record or part of a group report and shall be authenticated by Seller;

(ii)         to the Custodian, a complete Mortgage Loan File for each Mortgage Loan subject to the proposed Transaction, unless such Mortgage Loan is a Wet Mortgage Loan;

(iii)       [reserved];

(iv)        for each Mortgage Loan that is subject to the proposed Transaction that is also subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, a Warehouse Lender’s Release or bailee letter or Seller’s Release, as applicable, for such Mortgage Loan;

(v)         a schedule identifying each Asset subject to the proposed Transaction as either a Safe Harbor Qualified Mortgage, or a Rebuttable Presumption Qualified Mortgage, as applicable; and

(vi)        such other documents pertaining to the Transaction as Administrative Agent may reasonably request, from time to time;

(b)         Seller hereby acknowledges that, in order for Administrative Agent to satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association (“SIFMA”) as set forth in the SIFMA Uniform Practices Manual and SIFMA’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, in each case, as amended from time to time, Administrative Agent must deliver each Trade Assignment in respect of Pooled Mortgage Loans or Mortgage-Backed Securities to the related Approved Investor no later than seventy-two (72) hours prior to settlement of the related Mortgage-Backed Security.  Seller hereby acknowledges and agrees to deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent and not later than 1:00 p.m. (New York City time) on the date on which such seventy-two (72) hour period commences, each related Trade Assignment (solely to the extent such Pooled Mortgage Loan is not pooled with Mortgage Loans financed by a third party pursuant to a joint pooling arrangement) executed by Seller, together with a true and complete copy of the related Purchase Commitment for any Assets subject to the proposed Transaction that are subject to a Purchase Commitment;

(c)         for Mortgage Loans proposed to be sold under such Transaction with respect to which the related Purchase Price is to be paid to one or more Approved Payees on behalf of Seller, an amount equal to the related Haircut (if any) plus the Minimum Over/Under Account Balance, as set forth in Section 3.5(a), shall be on deposit in the Over/Under Account;

(d)         for all new origination Wet Mortgage Loans or Dry Mortgage Loans as to which the origination funds are being remitted to the closing table that are proposed to be sold under such Transaction, Seller shall have delivered to (i) the applicable Closing Agent (with a copy to Administrative Agent) the Irrevocable Closing Instructions and final closing instructions and, if applicable, (ii) to Administrative Agent a copy of the blanket or individual Closing Protection Letter and the related Assignment of Closing Protection Letter duly executed and naming Administrative Agent as the assignee, each in accordance with Section 9.19;

(e)         on or prior to the Pooling Date for any Pooled Mortgage Loan, Seller shall deliver or cause to be delivered (A) to Administrative Agent, an executed trust receipt from the Custodian relating to such Mortgage Loan in form and substance satisfactory to Administrative Agent, (B) to the Custodian (or otherwise made available to the Custodian), all documents, schedules and forms required by and in accordance with the Custodial Agreement, (C) to Administrative Agent, a copy of each of the applicable Agency Documents, and (D) to Administrative Agent, a Trade Assignment executed by such Seller that satisfies the requirements set forth in Section 7.2(b);

(f)         on or prior to the related Settlement Date for any Mortgage-Backed Security relating to a Purchased Mortgage Loan, Seller shall have provided Administrative Agent with the CUSIP number for such Mortgage-Backed Security;

(g)         Seller shall have paid all fees (including Commitment Fees), expenses, indemnity payments and other amounts that are then due and owing under the Principal Agreements;

(h)         Seller shall have designated one or more Approved Payees, if applicable, to whom the related Haircut (if any) and Purchase Price shall be delivered;

(i)          the representations and warranties of Seller set forth in Article 8 hereof shall be true and correct in all material respects as if made on and as of the date of each Transaction.  At the request of Administrative Agent,  Administrative Agent shall have received an officer’s certificate signed by a responsible officer of Seller certifying as to the truth and accuracy of same;

(j)          if required by Administrative Agent, Seller and Guarantor shall have performed all agreements to be performed by them hereunder and under the Guarantee, respectively, and after giving effect to the requested Transaction, there shall exist no Event of Default or Potential Default hereunder;

(k)         no Potential Default, Event of Default or a Material Adverse Effect shall have occurred and be continuing;

(l)          if applicable, a Servicing Agreement duly executed by the Servicer and Seller and a Servicer Notice duly executed by the Servicer shall have been delivered to Administrative Agent;

(m)        Administrative Agent and each Buyer shall have received a copy of any material amendments or updates to Seller’s Underwriting Guidelines certified by Seller to be a true and complete copy (to the extent not already delivered to Administrative Agent) that clearly identifies the changes to the Underwriting Guidelines, and Administrative Agent shall have approved such amendments relating to Eligible Mortgage Loans; provided,  that, with respect to any amendment related to Jumbo Mortgage Loans, Buyers shall have also approved such amendments relating to Eligible Mortgage Loans as set forth in Section 18.2;

(n)         Administrative Agent shall have received for each Purchased Asset subject to a Purchase Commitment, an assignment of such Purchase Commitment duly executed by Seller and the related Approved Investor and in favor of Administrative Agent for the benefit of Buyers;

(o)         [reserved];

(p)         Administrative Agent shall have received a security release certification for each Purchased Mortgage Loan that is subject to a security interest (including any precautionary security interest)  immediately prior to the Purchase Date that is duly executed by the related secured party and Seller and in form and substance satisfactory to Administrative Agent;

(q)         To the extent Seller enters into any settlement with, or consents to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $20,000,000 in the aggregate, Administrative Agent (subject to Section 18.2 hereof) shall have provided written approval to Seller (which may be via electronic mail), that such settlement or consent order by Seller is acceptable to Administrative Agent (subject to Section 18.2 hereof);

(r)         Seller shall not have permitted, for the immediately prior Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00; and1

(s)         No Affiliate Fund is in default under any Indebtedness of such Affiliate Fund with Administrative Agent, a Buyer or any of their respective Affiliates.

7.3        Satisfaction of Conditions.

(a)         The entering into of any Transaction prior to or without the fulfillment by Seller of all the conditions precedent thereto, whether or not known to Administrative Agent, shall not constitute a waiver by Administrative Agent of the requirements that all conditions, including the non-performed conditions, shall be required to be satisfied with respect to all Transactions.  All conditions precedent hereunder are imposed solely and exclusively for the benefit of Administrative Agent and Buyers and may be freely waived or modified in whole or in part by Administrative Agent on behalf of Buyers.  Any waiver or modification asserted by Seller to have been agreed by Administrative Agent must be in writing (which may be via electronic mail).  Neither Administrative Agent nor any Buyer shall be liable to Seller for any costs, losses or damages arising from Administrative Agent’s determination that Seller has not satisfactorily complied with any applicable condition precedent.

(b)         Without limiting the generality of the provisions of the last paragraph of Section 17.3, each Buyer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Buyer unless the Administrative Agent shall have received notice from such Buyer prior to the proposed Effective Date specifying its objection thereto.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1        Representations and Warranties Concerning Seller and Guarantor.  Each of Seller and Guarantor represents and warrants to Administrative Agent on behalf of Buyers as of the date hereof and as of each Purchase Date for any Transaction that:

1         NTD: POP MRA will need to be amended to mirror this change.

(a)         Seller and Guarantor Existence.  Each of Seller and Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the Laws of the State of Delaware.

(b)         Licenses.  Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local Laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable Laws, rules and regulations.  Seller has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans.  Each of Seller and Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and each Principal Agreement.

(c)         Power.  Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(d)         Due Authorization.  Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Principal Agreements, as applicable.  This Agreement and the Principal Agreements have been (or, in the case of Principal Agreements not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency Laws, or by general principles of equity.

(e)         Financial Statements.

a.           Guarantor has heretofore furnished to Administrative Agent a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of Guarantor ended December 31, 2017 and the related consolidated statements of income for Guarantor and its consolidated Subsidiaries for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of Guarantor ended June 30, 2018 and the related consolidated statements of income for Guarantor and its consolidated Subsidiaries for such quarterly fiscal period.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2017, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Guarantor has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Administrative Agent in writing.

b.          Seller has heretofore furnished to Administrative Agent a copy of (a) its balance sheet for the fiscal year of Seller ended December 31, 2017 and the related statements of income for Seller for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Seller ended June 30, 2018 and the related statements of income for Seller for such quarterly fiscal period.  All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Seller and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2017, there has been no material adverse change in the consolidated business, operations or financial condition of Seller from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Seller has, on the Statement Date no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Administrative Agent in writing.

(f)         Event of Default.  There exists no Event of Default under Section 11.1 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 11.2 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(g)         Solvency.  Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Administrative Agent on behalf of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans.  Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

(h)         No Conflicts.  The execution, delivery and performance by each of Seller and Guarantor of this Agreement and the Principal Agreements (i) do not conflict with any term or provision of the organizational documents of Seller or Guarantor or any Law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor; (ii) will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or Guarantor is a party and

(iii) will not result in or require the creation of any Lien upon or in respect of any of the assets of Seller except for Liens relating to the Principal Agreements.

(i)          True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent in connection with the initial or any ongoing due diligence of Seller, Guarantor or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Principal Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP.

(j)          Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement and the Principal Agreements.

(k)         Litigation.  There is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction or any Principal Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Principal Agreement, (C) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $10,000,000, (D) which requires filing with the SEC in accordance with the Exchange Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any Principal Agreement.

(l)          Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller, Guarantor or their Affiliates since the date set forth in the most recent financial statements supplied to Administrative Agent.

(m)        Ownership.  Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Loan Files to Custodian, Administrative Agent, for the benefit of Buyers, shall become the sole owner of the Purchased Mortgage Loans and related Purchased Items, free and clear of all liens and encumbrances.

(n)         Underwriting Guidelines. The Underwriting Guidelines provided to Administrative Agent and Buyers are the true and correct Underwriting Guidelines of Seller.

(o)         Taxes. Seller, Guarantor and their Subsidiaries have timely filed all Tax returns that are required to be filed by them and have paid all taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller, Guarantor and their Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Seller or Guarantor, as applicable, adequate.

(p)         Investment Company Act Compliance.  Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 8.1(p).

(q)         Chief Executive Office; Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, California 91361.  On the Effective Date, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Administrative Agent with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.  Schedule 1 hereto sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyers to perfect their security interest in the Purchased Assets and other Purchased Items.  Schedule 2 hereto sets forth all of the states or other jurisdictions in which Seller originates or has originated Mortgage Loans in its own name or through brokers on or prior to  the date of this Agreement.

(r)         Location of Books and Records.  The primary location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Mortgage Loans and the related Purchased Items is its chief executive office.

(s)         Minimum Tangible Net Worth.  As of the Effective Date, Seller is in compliance with the Minimum Tangible Net Worth covenant set forth in Section 9.1.

(t)          ERISA.  Seller, Guarantor and each Plan is in compliance in all material respects with the requirements of ERISA and the Code, and no Reportable Event has occurred with respect to any Plan maintained by Seller, Guarantor or any of their ERISA Affiliates.  The present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA or Section 412 of the Code (based on the assumptions used for purposes of Accounting Standards Codification (ASC) 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of ASC 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans.  Seller, Guarantor and their Subsidiaries and their ERISA Affiliates do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local Law (collectively, “COBRA”) at no cost to the employer.  The assets of Seller and Guarantor are not “plan assets” within the meaning of 29 CFR 2510.3-101 as modified by section 3(42) of ERISA.

(u)         Adverse Selection.  Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Administrative Agent’s or any Buyer’s interests.

(v)         Agreements.  Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 8.1(e) hereof.  Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a Material Adverse Effect.  No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

(w)        Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof is listed on Schedule 3 hereto (the “Existing Indebtedness”).

(x)         Approved Mortgagee.  Seller is an approved FHA, VA, RD, Ginnie Mae, Fannie Mae and/or Freddie Mac seller, issuer, mortgagee and/or servicer of single family mortgage loans and is in good standing with these agencies.

(y)         No Reliance.  Each of Seller and Guarantor has made its own independent decisions to enter into the Principal Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Neither Seller nor Guarantor is relying upon any advice from Administrative Agent or any Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(z)         Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(aa)       Agency Approvals.  Seller has all requisite Approvals and is in good standing with each Agency, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA, VA or RD.

(bb)       No Adverse Actions.  Seller has not received from any Agency, HUD, the FHA, the VA or the RD a notice of extinguishment or a notice indicating material breach, default or material non-compliance which Administrative Agent determines is reasonably likely to result in such Agency or HUD, the FHA, the VA or the RD terminating, suspending, sanctioning or levying material penalties against Seller, or a notice from any Agency, HUD, the FHA, the VA or the RD indicating any adverse fact or circumstance in respect of Seller which Administrative Agent determines is reasonably likely to result in such Agency or HUD, the FHA, the VA or the RD, as the case may be, revoking any Approval or otherwise terminating or suspending Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency, HUD, the FHA, the VA or the RD to terminate Seller.

(cc)       Accuracy of Wire Instructions.  With respect to each Purchased Mortgage Loan subject to a Purchase Commitment by an Agency, as applicable, (1) either the wire transfer instructions as set forth on the applicable Agency Documents are identical to Buyer’s designated wire instructions or the Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) either the payee number set forth on the applicable Agency Documents is identical to the payee number that has been identified by Buyer in writing as Buyer’s payee number or the Buyer has approved the related payee number in writing in its sole discretion.  With respect to each Pooled Mortgage Loan, the applicable Agency Documents are duly executed by Seller and designate Buyer as the party authorized to receive the related Mortgage-Backed Securities.

(dd)       No Sanctions.  Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.

(ee)       Anti-Money Laundering Laws.  Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Purchased Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(ff)        True Sales(gg)  .  For each Purchased Asset with respect to which the originator, issuer or prior owner is an Affiliate of Seller, any and all interest of such originator, issuer or prior owner has been sold, transferred, conveyed and assigned to Seller pursuant to a legal and true sale and such originator, issuer or prior owner retains no interest in such Purchased Asset, and if so requested by Administrative Agent, such sale is covered by an opinion of counsel to that effect in form and substance acceptable to Administrative Agent.

(hh)       EEA Financial Institutions.  Neither Seller nor Guarantor is an EEA Financial Institution.

8.2        Representations and Warranties Concerning Purchased Assets.  Seller represents and warrants to and covenants with Administrative Agent on behalf of Buyers that the representations and warranties contained on Exhibit L hereto are true and correct with respect to each Purchased Asset as of the related Purchase Date through and until the related Repurchase Date.

8.3        Continuing Representations and Warranties.  By submitting an Asset Data Record hereunder, Seller shall be deemed to have represented and warranted the truthfulness and completeness of the representations and warranties set forth in Exhibit L hereto.

8.4        Amendment of Representations and Warranties.  From time to time as determined necessary by Administrative Agent,  Administrative Agent may amend the representations and warranties set forth in Exhibit L hereto.  Any such amendment shall not apply to Transactions entered into prior to the effective date of the amendment and in no event shall the amendment apply to any Transaction on a retroactive basis.

ARTICLE 9

AFFIRMATIVE COVENANTS

Each of Seller and Guarantor covenants with Administrative Agent that, during the term of this facility:

9.1        Financial Covenants.

(a)         Minimum Tangible Net Worth. Seller shall maintain a Tangible Net Worth on a consolidated basis of at least $500,000,000.

(b)         Total Liabilities to Tangible Net Worth Ratio. Seller’s ratio of Total Liabilities to Tangible Net Worth shall not exceed 10:1.

(c)         Maintenance of Liquidity.  Seller has maintained a Liquidity Amount on a consolidated basis of not less than $40,000,000.

9.2        Litigation.  Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Principal Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in an aggregate amount greater than $10,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or (iv) questions or challenges compliance of any Purchased Mortgage Loan with the Ability to Repay Rule or QM Rule. By no later than forty (40) days following the end of each calendar month, Seller and Guarantor, as applicable, will provide to Administrative Agent a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings as described in clauses (i)-(iv) above in such calendar month. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

9.3        Servicer.  Seller shall not cause the Mortgage Loans to be serviced by any servicer or subservicer other than a servicer or subservicer expressly approved in writing by Administrative Agent, which approval shall be deemed granted by Administrative Agent with respect to Seller with the execution of this Agreement.

9.4        Insurance.  Seller shall maintain an insurance policy, in a form and substance satisfactory to Administrative Agent, covering against loss or damage relating to or resulting from any breach of fidelity by Seller, or any officer, director, employee or agent of Seller, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions (“Fidelity Insurance”), such that Administrative Agent shall have the right to pursue any claim for coverage available to any named insured to the full extent allowed by Law.  This policy shall name Administrative Agent as a loss payee and shall provide coverage in an amount as required by the Fannie Mae Guide.  Seller shall not amend, cancel, suspend or otherwise change such policy in a materially adverse manner without the prior written consent of Administrative Agent.

9.5        No Adverse Claims.  Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Administrative Agent, for the benefit of Buyers, in and to all Purchased Mortgage Loans and the related Purchased Items against all adverse claims and demands.

9.6        Security Interest.  Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Purchased Items so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all rules, regulations and other Laws of any Governmental Authority and cause the Purchased Mortgage Loans or the related Purchased Items to comply with all applicable rules, regulations and other Laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans or the related Purchased Items or any Principal Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Purchased Items and any Principal Agreement.

9.7        Records.

(a)         Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice, including without limitation the requirements of the Agencies and necessary in order to foreclose on the Mortgaged Property, for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Administrative Agent otherwise approves.  Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.  Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(b)         For so long as Administrative Agent or a Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Administrative Agent.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent for the benefit of Buyers granted hereby.

(c)         Upon reasonable advance notice from Custodian or Administrative Agent, in its sole and absolute discretion or upon any Buyer’s request, Seller shall (x) make any and all such Records available to Custodian or Administrative Agent to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

9.8        Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers.

9.9        Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Principal Agreements, and Seller shall conduct its business strictly in accordance with applicable Law.

9.10      Applicable Law.  Seller and Guarantor shall comply with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority.

9.11      Existence.  Each of Seller and Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

9.12      Taxes.  Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

9.13      Hedging.  If requested by Administrative Agent on behalf of Buyers in writing, Seller has entered into Interest Rate Protection Agreements with respect to the Agency Eligible Mortgage Loans, having terms with respect to protection against fluctuations in interest rates consistent with its hedging policy which policy, to the extent relating to any Purchased Asset, shall be acceptable to Administrative Agent in its sole discretion.  Seller may enter such Interest Rate Protection Agreements as part of Seller’s hedging strategies covering Seller’s mortgage loans and other assets other than the Purchased Assets.

9.14      True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor any Affiliate thereof or any of their officers furnished to Administrative Agent or a Buyer hereunder and during Administrative Agent’s or any Buyer’s diligence of Seller and Guarantor are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller and Guarantor to Administrative Agent pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

9.15      Agency Approvals; Servicing.  Seller shall maintain its status related to single family mortgage loans with Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer and Ginnie Mae as an approved issuer to the extent previously approved, in each case in good standing.  Servicer shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable Agency Guide.  Should Servicer, for any reason, cease to possess all such applicable Agency Approvals, or should a change in insurance coverage require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA, VA or RD be required, such Seller shall so notify Administrative Agent immediately in writing.  Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of their applicable Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

9.16      Sharing of Information.  Seller shall allow Administrative Agent to exchange information related to Seller and the Transactions hereunder with third party lenders and Seller shall permit each third party lender to share such information with Administrative Agent.

9.17      Most Favored Status.  Seller, Guarantor and Administrative Agent each agree that should Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility with any Person other than Administrative Agent or an Affiliate of Administrative Agent (each, a “More Favorable Agreement”) which by its terms provides with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 9.1, 9.20, and 10.5 hereof; then the Seller shall provide the Administrative Agent with prompt notice of such more favorable terms contained in such More Favorable Agreement and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Administrative Agent or an Affiliate of Administrative Agent; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller, Guarantor and Administrative Agent further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller, Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Administrative Agent, Seller or Guarantor, as applicable, shall deliver to Administrative Agent a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

9.18      MERS.  Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Purchased Mortgage Loans are registered with MERS.  In connection with the assignment of any Purchased Mortgage Loan registered on the MERS system, Sellers agree that at the request of Administrative Agent, Seller will, at its cost and expense, cause the MERS system to indicate that such Purchased Mortgage Loan has been transferred to Administrative Agent in accordance with the terms of this Agreement by including in MERS’ computer files (a) the code in the field which identifies the specific owner of the Purchased Mortgage Loans and (b) the code in the field “Pool Field” which identifies the series in which such Purchased Mortgage Loans were sold. Seller further agrees that Seller will not alter codes referenced in this paragraph with respect to any Purchased Mortgage Loan at any time that such Purchased Mortgage Loan is subject to a Transaction.

9.19      Wet Mortgage Loans.  In connection with the funding of each Wet Mortgage Loan, Seller shall provide to the applicable Closing Agent (with a copy to Administrative Agent), (i) the Irrevocable Closing Instructions and (ii) final closing instructions which shall, without limitation, make reference to the Irrevocable Closing Instructions and stipulate the title insurance company that will be issuing the applicable title insurance policy and Closing Protection Letter, which title insurance company shall be an Acceptable Title Insurance Company.  In no event shall Seller use such final closing instructions to modify or attempt to modify the terms of the Irrevocable Closing Instructions unless such modifications are agreed to in advance and in writing by Administrative Agent. Seller shall not otherwise modify or attempt to modify the terms of the Irrevocable Closing Instructions without Administrative Agent’s prior written approval.  If the Closing Agent is not an Acceptable Title Insurance Company, except as otherwise permitted pursuant to Section 3.7(a)(i)(1), Seller shall also (a) confirm that the closing is covered by a blanket Closing Protection Letter issued to

Administrative Agent by the title insurance company stipulated in the final closing instructions, and shall provide a copy of such Closing Protection Letter to Administrative Agent; or (b) provide to Administrative Agent (1) a Closing Protection Letter covering the closing issued to Seller by the title insurance company stipulated in the final closing instructions and (2) a duly executed Assignment of Closing Protection Letter relating to the above referenced Closing Protection Letter naming Administrative Agent as the assignee.

9.20      Additional Warehouse Line.  Seller shall maintain throughout the term of this Agreement, with a nationally recognized and established counterparty (other than Administrative Agent) at least one loan repurchase or warehouse facility that provides funding on a committed basis in a combined amount equal to at least the Aggregate Transaction Limit.

9.21      Notices.  Seller or Guarantor shall furnish to Administrative Agent (and Administrative Agent shall promptly forward to Buyers upon receipt) (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, Potential Defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantor hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller, Guarantor or Servicer of any obligation under any Principal Agreement or any material contract or agreement of Seller, Guarantor or Servicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

(1)         as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the unaudited balance sheet of Seller, each as at the end of such period and the related unaudited consolidated statements of income for Guarantor and its consolidated Subsidiaries and Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Seller, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)         as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited consolidated cash flow statements of Guarantor and its consolidated Subsidiaries and the unaudited cash flow statements of Seller, each as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Seller, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(3)         as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor and Seller, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the balance sheet of Seller, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries and Seller for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole and exclusive discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its respective consolidated Subsidiaries or Seller, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(4)         such other prepared statements that Administrative Agent or any Buyer may reasonably request;

(5)         if applicable, upon request, copies of any 10‑Ks, 10‑Qs, registration statements and other “corporate finance” SEC filings (other than 8‑Ks) by Guarantor, Seller or any Affiliate, within five (5) Business Days of their filing with the SEC; provided, that, Guarantor, Seller or any Affiliate will provide Administrative Agent with a copy of the annual 10‑K filed with the SEC by Guarantor, Seller or their Affiliates, no later than ninety (90) days after the end of the year, which Administrative Agent and Buyers may access at http://ir.pennymacfinancial.com/Docs;

(6)         from time to time such other information regarding the financial condition, operations, or business of Seller or Guarantor as Administrative Agent or any Buyer may reasonably request;

(7)         as soon as reasonably possible, and in any event within fifteen (15) days after Seller or Guarantor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan has occurred or exists, a statement signed by a senior financial officer of Seller or Guarantor setting forth details respecting such event or condition and the action, if any, that Seller or Guarantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller, Guarantor or an ERISA Affiliate with respect to such event or condition):

(a)         any Reportable Event or failure to meet minimum funding standards, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any request for a waiver under Section 412(c) of the Code for any Plan;

(b)         the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or an ERISA Affiliate to terminate any Plan;

(c)         the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller, Guarantor, any Subsidiary or any ERISA Affiliate of

a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(d)         the complete or partial withdrawal from a Multiemployer Plan by Seller, Guarantor, any Subsidiary or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Seller, Guarantor, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(e)         the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller, Guarantor, any Subsidiary or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

(f)         the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller, Guarantor, any Subsidiary or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

(8)         As soon as reasonably possible, notice of any of the following events:

(a)         change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Principal Agreement, with a copy of evidence of same attached;

(b)         to the extent not expressly prohibited by applicable Law and/or any Governmental Authority, as applicable, any material dispute, litigation, investigation, proceeding or suspension between Seller or Servicer, on the one hand, and any Governmental Authority or any Person;

(c)         any material change in accounting policies or financial reporting practices of Seller or Servicer;

(d)         with respect to any Purchased Mortgage Loan, immediately upon receipt of notice or knowledge thereof, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgaged Loan;

(e)         to the extent not expressly prohibited by applicable Law and/or any Governmental Authority, as applicable, any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

(f)         any material change in the Indebtedness of Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(g)         promptly upon receipt of notice or knowledge of (i) any default related to any Purchased Items, (ii) any lien or security interest (other than security interests created hereby or by the other Principal Agreements) on, or claim asserted against, any of the Purchased Items;

(h)         a summary of the portfolio performance on a rolling monthly period, commencing on the calendar quarter following the date hereof, stratified by percentage repurchase demands for: representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands, (c) total repurchase demands;

(i)          any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect;

(j)          upon Seller becoming aware of any material penalties, sanctions or charges levied, or threatened to be levied, against Seller or any change or threatened change in Approval status, or the commencement of any Agency Audit, non-routine investigation, or the institution of any action or the threat of institution of any material action against Seller by any Agency, HUD, the FHA, the VA or the RD or any other agency, or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;

(k)         with respect to a Purchased Mortgage Loan that is a Government Mortgage Loan, upon Seller becoming aware of any fact or circumstance which would cause (a) such Mortgage Loan to be ineligible for FHA Mortgage Insurance, a VA loan guaranty or an RD loan guaranty, as applicable, (b) the FHA, the VA or the RD to deny or reject a Mortgagor’s application for FHA Mortgage Insurance, a VA loan guaranty or an RD loan guaranty, respectively, or (c) the FHA, the VA or the RD to deny or reject any claim under any FHA Mortgage Insurance Contract, a VA Loan Guaranty Agreement or an RD Loan Guaranty Agreement, respectively; and

(l)          the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect.

(m)        but in any event, no later than five (5) Business Days from the date Seller enters into any settlement with, or issuance of a consent order by, any Governmental Authority, notice of any such settlement or consent order in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $10,000,000 in the aggregate.

9.22      Officer’s Certificates.  Seller will furnish to Administrative Agent, at the time Seller furnishes each set of financial statements pursuant to Section 9.21(1), (2) and (3) above, an Officer’s Compliance Certificate.

9.23      Mortgage Loan Reports.  Included in each Officer’s Compliance Certificate delivered in accordance with Section 9.22, Seller will furnish to Administrative Agent monthly electronic Mortgage Loan performance data, including, without limitation, aging reports, delinquency reports and volume information and responses thereto, broken down by product (i.e., delinquency, foreclosure and net charge-off reports).

9.24      Quality Control Reports.  Promptly upon the request of Administrative Agent or any Buyer, summaries of findings in periodic internal quality control reports of Seller.

9.25      Other.  Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement.

9.26      QM/ATR Reporting.  Seller shall deliver to Administrative Agent, with reasonable promptness upon Administrative Agent’s request, copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule.

9.27      Beneficial Ownership Certification.  Seller shall at all times either (i) ensure that the Seller has delivered to Administrative Agent a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Administrative Agent an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

9.28      Agency Audit and Approval Maintenance.  Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, (ii) provide Administrative Agent with copies of such Agency Audits to the extent not expressly prohibited by applicable Law and/or any Governmental Authority promptly upon Administrative Agent’s request, and (iii) take all actions necessary to maintain its respective Approvals

9.29      Seller and Guarantor Materials.  The Seller and Guarantor hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Buyers materials and/or information provided by or on behalf of the Seller or Guarantor hereunder (collectively, “Materials”) by posting the Materials on an electronic transmission system, or  a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Buyers (each, a “Public Buyer”) may have personnel who do not wish to receive material non-public information with respect to the Seller, Guarantor or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Seller and Guarantor each hereby agrees that  (w) all Materials that are to be made available to Public Buyers shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Materials “PUBLIC,” the Seller and Guarantor shall each be deemed to have authorized the Administrative Agent and the Buyers to treat such Materials as not containing any material non-public information with respect to the Seller, Guarantor or their respective securities for purposes of United States Federal and state securities laws (provided,  however, that to the extent such Materials constitute Confidential Information, they shall be treated as set forth in Section 18.17); (y) all Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, neither Seller nor Guarantor shall be under any obligation to mark any Materials “PUBLIC.”

ARTICLE 10

NEGATIVE COVENANTS

Seller hereby covenants and agrees with Administrative Agent on behalf of Buyers that during the term of this Agreement and for so long as there remain any obligations of Seller to be paid or performed under this Agreement, Seller shall comply with the following:

10.1      Prohibition of Fundamental Changes.  Neither Seller nor Guarantor shall, other than with respect to the Approved Reorganization, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without Administrative Agent’s and the applicable Buyer’s prior written consent as set forth in Section 18.2 or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect.

10.2      Assignment.  Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Principal Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Principal Agreements.

10.3      Material Change in Business.  Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof.  There shall be no material change in the senior management of Seller or Guarantor.

10.4      Underwriting Guidelines.  Without the prior written consent of Administrative Agent and, solely with respect to Jumbo Mortgage Loans, Buyers as set forth in Section 18.2(c), in either case as to what constitutes an Eligible Mortgage Loan, Seller shall not amend or otherwise modify the Underwriting Guidelines in any material respect.  Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines in any material respect, Seller shall promptly deliver to Administrative Agent a complete copy of the amended or modified Underwriting Guidelines specifying in detail the amendments and modifications set forth therein from the previous copy delivered.

10.5      Distributions.  If a Potential Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.

10.6      Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 8.1(q) or change its jurisdiction of organization from the jurisdiction referred to in Section 8.1(q) unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.

10.7      Transactions with Affiliates.  Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Potential Default or Event of Default hereunder; (b) is in the ordinary course of Seller’s business and (c) is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

10.8      Guarantees.  Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Seller do not exceed $250,000.

10.9      Indebtedness.  Without written notice to Administrative Agent upon occurrence, Seller shall not incur any additional material Indebtedness (including, without limitation, any Indebtedness in connection with any warehouse or repurchase facility) other than (i) the Existing Indebtedness in amounts not to exceed the maximum limits specified on Schedule 3 hereto, (ii) Indebtedness incurred in connection with intercompany lending agreements on arms-length terms, and (iii) usual and customary accounts payable for a mortgage company.

10.10    Reserved.

10.11    Liens on Substantially All Assets.  Seller shall not grant a security interest to any Person other than Administrative Agent or an Affiliate of Administrative Agent in substantially all assets of Seller unless Seller has entered into an amendment to this Agreement that grants to Administrative Agent a pari passu security interest on such assets.

10.12    No Amendment or Compromise.  Without Administrative Agent’s and the applicable Buyer’s prior written consent as set forth in Section 18.2, neither Seller nor any Person acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans, any related rights or any of the Principal Agreements, provided that Servicer may amend or modify a Purchased Mortgage Loan if such amendment or modification does not affect the amount or timing of any payment of principal or interests, extends its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Purchased Mortgage Loan.

ARTICLE 11

DEFAULTS AND REMEDIES

11.1      Events of Default.  The occurrence of any of the following conditions or events shall be an Event of Default:

(a)         Failure to Pay. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Administrative Agent or any Buyer or to any Affiliate thereof, or (ii) cure any Margin Deficit when due hereunder;

(b)         Cross-Default. Seller, Guarantor or Affiliates thereof shall be in default under (A) any Indebtedness of Seller, Guarantor or any Affiliate with Administrative Agent or any Buyer or any of their respective Affiliates; (B) any Indebtedness, in the aggregate, in excess of one million dollars ($1,000,000) of Seller, Guarantor or any Affiliate thereof, which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (C) any other contract or contracts, in the aggregate in excess of one million dollars ($1,000,000) to which Seller, Guarantor or any Affiliate thereof is a party which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract;

(c)         Assignment. Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent and each Required Buyer as set forth in Section 18.2, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Administrative Agent;

(d)         Insolvency Event. An Insolvency Event shall have occurred with respect to Seller, Guarantor or any Affiliate thereof;

(e)         Material Adverse Effect.  A Material Adverse Effect shall have occurred;

(f)         Breach of Financial Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Sections 8.1(a) (Seller and Guarantor Existence), 8.1(g)  (Solvency), 8.1(l) (Material Adverse Change), 8.1(s) (Minimum Tangible Net Worth), 8.1(w)  (Other Indebtedness), 9.1  (Financial Covenants), 9.11 (Existence),  9.17 (Most Favored Status), 9.20 (Additional Warehouse Line),  10.1 (Prohibition of Fundamental Changes),  10.8  (Guarantees) or 10.9 (Indebtedness)  of this Agreement;

(g)         Breach of Non-Financial Representation or Covenant.  A breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 11.1(f) above), if such breach is not cured within five (5) Business Days of the earlier of notice to or knowledge of Seller or Guarantor (other than the representations and warranties set forth in Section 8.2, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its sole discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates, then such breach shall constitute an immediate Event of Default and neither Seller nor Guarantor shall have any cure right hereunder);

(h)         Guarantor Breach.  A breach by Guarantor in any material respect of any representation, warranty or covenant set forth in the Guaranty or any other Principal Agreement, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor;

(i)          Change of Control.  Other than with respect to the Approved Reorganization, the occurrence of a Change of Control with respect to Seller, Guarantor or any of Seller’s Affiliates;

(j)          Judgment.  A final judgment or judgments for the payment of money in excess of one million dollars ($1,000,000) shall be rendered against Seller, Guarantor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof;

(k)         Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn,

seize or appropriate, or to assume custody or control of, all or any substantial part of the property of Seller, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (k) shall not have been discontinued or stayed within thirty (30) days;

(l)          Inability to Perform.  A Responsible Officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s obligations hereunder or under the Guaranty or Administrative Agent or any Required Buyer reasonably believes that Seller or Guarantor is unable to perform fully when such performance will become due any obligation on Seller’s or Guarantor’s part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Administrative Agent has any right, title or interest therein);

(m)        Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Purchased Items purported to be covered hereby;

(n)         Financial Statements.  Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import;

(o)         Ineligible Loans.  With respect to any Transaction, Administrative Agent determines in its sole and absolute discretion and in the course of its due diligence that the greater (by count) of 5% or twenty (20) of the Mortgage Loans are ineligible for sale to an Approved Investor;

(p)         Further Assurances.  Administrative Agent, on its own behalf or at the request of a Buyer,  shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller or Guarantor and such reasonable information, and/or written responses shall not have been provided to Administrative Agent within five (5) Business Days of such request;

(q)         ERISA.

(i)          Any Plan maintained by Seller, Guarantor, any Subsidiary of Seller or Guarantor or any ERISA Affiliate shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the PBGC (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof Seller’s liability, Guarantor’s liability, any such Subsidiary’s liability or any ERISA Affiliate’s liability to the PBGC, the Plan or any other entity on termination under the Plan exceeds the then current value of assets accumulated in such Plan by more than fifty thousand ($50,000) dollars (or in the case of a termination involving Seller or Guarantor as a “substantial employer” (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer’s proportionate share of such excess shall exceed such amount).

(ii)         Seller, Guarantor, any Subsidiary of Seller, or Guarantor or any ERISA Affiliate, in each case, as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in (a) an annual amount exceeding fifty thousand ($50,000) dollars, or (b) an aggregate amount exceeding five hundred thousand ($500,000) dollars.

(iii)       (A) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) Seller, Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under section 302 of ERISA or section 412 of the Code with respect to any Plan, (E) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect or (G) the assets of Seller, Guarantor, any Subsidiary of Seller or Guarantor, or any ERISA Affiliate become plan assets within the meaning of 29 CFR 2510.3-101 as modified by section 3(42) of ERISA;

With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made by Administrative Agent with the consent of the applicable Buyers  as set forth in Section 18.2 hereof and Seller hereby agrees to be bound by and comply with any such determination by Administrative Agent and the applicable Buyers. An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent and each applicable Buyer in writing.

11.2      Remedies.  Upon the occurrence of an Event of Default and subject to Section 18.2,  Administrative Agent shall, by notice to Seller, declare all or any portion of the Repurchase Prices related to the outstanding Transactions to be immediately due and payable whereupon the same shall become immediately due and payable, and the obligation of Administrative Agent on behalf of Buyers to enter into Transactions shall thereupon terminate; provided,  that,  the acceleration of all Repurchase Prices and termination of Administrative Agent’s (on behalf of Buyers) obligation to enter into Transactions shall immediately occur upon the occurrence of an Event of Default under Section 11.1(d) or (k), notwithstanding that Administrative Agent may not have provided any such notice to Seller.  Further, it is understood and agreed that upon the occurrence of an Event of Default, Seller shall strictly comply with the negative covenants contained in Article 10 hereunder and in no event shall Seller declare and pay any dividends, incur additional Indebtedness or Subordinated Debt, make payments on Existing Indebtedness or Subordinated Debt or otherwise distribute or transfer any of Seller’s property and assets to any Person without the prior written consent of Administrative Agent.  Upon the occurrence of any Event of Default, Administrative Agent may also, at its option,  exercise any or all of the following rights and remedies:

(a)         enter the office(s) of Seller and take possession of any of the Purchased Items including any records that pertain to the Purchased Items;

(b)         communicate with and notify Mortgagors of the Purchased Mortgage Loans and obligors under other Purchased Assets or on any portion thereof, whether such communications and notifications are in verbal, written or electronic form, including, without limitation, communications and notifications that the Purchased Assets have been assigned to Administrative Agent for the benefit of Buyers and that all payments thereon are to be made directly to Administrative Agent or its designee for the benefit of Buyers; settle compromise, or release, in whole or in part, any amounts owing on the Purchased Assets or other Purchased Items or any portion of the Purchased Items, on terms acceptable to Administrative Agent; enforce payment and prosecute any action or proceeding with respect to any and all Purchased Assets or other Purchased Items; and where any Purchased Asset or other Purchased Item is in default, foreclose upon and enforce security interests in, such Purchased Asset or other Item by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

(c)         collect payments from Mortgagors and/or assume servicing of, or contract with a third party to subservice, any or all Purchased Mortgage Loans requiring servicing and/or perform any obligations required in connection with Purchase Commitments, with all of any such third party’s fees to be paid by Seller.  In connection with collecting payments from Mortgagors and/or assuming servicing of any or all Purchased Mortgage Loans, Administrative Agent may take possession of and open any mail addressed to Seller, remove, collect and apply all payments for Seller, sign Seller’s name to any receipts, checks, notes, agreements or other instruments or letters or appoint an agent to exercise and perform any of these rights.  If Administrative Agent so requests, Seller shall promptly forward to Administrative Agent or its designee, all further mail and all “trailing” documents, such as title insurance policies, deeds of trust, and other documents, and all loan payment histories, both in paper and electronic format, in each case, as same relate to the Purchased Assets;

(d)         proceed against Seller under this Agreement or against Guarantor under their respective Guaranty, or both;

(e)         either (x) sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Administrative Agent may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Assets on a servicing-retained or servicing-released basis; provided that Administrative Agent or a Buyer may purchase any or all of the Purchased Assets at any public or private sale; provided further that Seller shall remain liable to Administrative Agent and each Buyer for any amounts that remain owing to Administrative Agent on behalf of Buyers following any such sale and/or credit; or (y) with the consent of such Buyers  as set forth in Section 18.2 hereof,  elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets (including credit for the Servicing Rights in respect of sales on a servicing-retained basis) in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.  Seller shall remain liable to Administrative Agent and each Buyer for any amounts that remain owing to Administrative Agent on behalf of Buyers following a sale and/or credit under the preceding sentence;

(f)         enter into one or more hedging arrangements covering all or a portion of the Purchased Assets; and/or

(g)         pursue any rights and/or remedies available at Law or in equity against Seller or Guarantor, or both.

11.3      Reserved.

11.4      Sale of Purchased Assets.  With respect to any sale of Purchased Assets pursuant to Section 11.2(e), Seller acknowledges and agrees that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid.  Seller further agrees that in view of the nature of the Purchased Assets, liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale.  Accordingly, subject to Section 18.2,  Administrative Agent may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Administrative Agent or any Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default, to liquidate all Purchased Assets in the same manner or on the same Business Day, or constitute a waiver of any right or remedy of Administrative Agent or any Buyer.  Seller hereby waives any claims it may have against Administrative Agent or any Buyer arising by reason of the fact that the price at which the Purchased Assets may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate Repurchase Price amount of the outstanding Transactions, even if Administrative Agent accepts the first offer received and does not offer the Purchased Assets, or any part thereof, to more than one offeree.  Seller hereby agrees that the procedures outlined in Section 11.2(e) and this Section 11.4 for disposition and liquidation of the Purchased Assets are commercially reasonable.  Seller further agrees that it would not be commercially unreasonable for Administrative Agent on behalf of Buyers to dispose of the Purchased Assets or any portion thereof by using internet sites that provide for the auction of assets similar to the Purchased Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

11.5      No Obligation to Pursue Remedy.  Administrative Agent on behalf of Buyers shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.  Seller further waives any right to require Administrative Agent or any Buyer to (a) proceed against any Person, (b) proceed against or exhaust all or any of the Purchased Assets or pursue its rights and remedies as against the Purchased Assets in any particular order, or (c) pursue any other remedy in its power.  Neither Administrative Agent nor any Buyer shall be required to take any steps necessary to preserve any rights of Seller against holders of mortgages prior in lien to the lien of any Purchased Asset or to preserve rights against prior parties.  No failure on the part of Administrative Agent or any Buyer to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Administrative Agent of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by Seller.  The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

11.6      No Judicial Process.  Administrative Agent on behalf of Buyers may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by Law, any right Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process.  Seller also waives, to the extent permitted by Law, any defense Seller might otherwise have to its obligations under this Agreement arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

11.7      Reimbursement of Costs and Expenses.  Each Buyer may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Purchased Asset, including, without limitation, payment of delinquent Taxes or assessments and insurance premiums.  All advances, charges, reasonable costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Administrative Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the Repurchase Price.

11.8      Application of Proceeds.  The proceeds of any sale or other enforcement of Administrative Agent’s (on behalf of Buyers) interest in all or any part of the Purchased Assets shall be applied by Administrative Agent on behalf of Buyers:

(a)         first, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to each Buyer’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Administrative Agent in connection therewith;

(b)         second, to the costs of cover and/or related hedging transactions entered into pursuant to 11.2(f);

(c)         third, to the payment of any other amounts due under this Agreement other than the aggregate Repurchase Price;

(d)         fourth, to the payment of the aggregate Repurchase Price;

(e)         fifth, to all other obligations owed by Seller under this Agreement and the other Principal Agreements; and

(f)         sixth, in accordance with Administrative Agent’s exercise of its rights under Section 11.9 hereof.

11.9      Rights of Set-Off.

(a)         If an Event of Default shall have occurred and be continuing, each Buyer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Buyer or any such Affiliate to or for the credit or the account of the Seller or Guarantor against any and all of the obligations of the Seller or Guarantor now or hereafter existing under this Agreement or any other Principal Agreement to such Buyer or its Affiliates, irrespective of whether or not such Buyer or Affiliate shall have made any demand under this Agreement or any other Principal Agreement and although such obligations of the Seller or Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Buyer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that,  in the event that any Defaulting Buyer shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Article 15 and, pending such payment, shall be segregated by such Defaulting Buyer from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Buyers, and (y) the Defaulting Buyer shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Buyer as to which it exercised such right of setoff.  The rights of each Buyer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Buyer or its Affiliates may have.  Each Buyer agrees to notify the Seller and the Administrative Agent promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

(b)         To the extent that any payment by or on behalf of the Seller is made to the Administrative Agent or any Buyer, or the Administrative Agent or any Buyer exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Buyer in its sole and individual discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Event or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Buyer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Buyers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.10    Reasonable Assurances.  If, at any time during the term of the Agreement, Administrative Agent or a Buyer has reason to believe that Seller is not conducting its business in accordance with, or otherwise is not satisfying: (i) all applicable statutes, regulations, rules, and notices of federal, state, or local governmental agencies or instrumentalities, all applicable requirements of Approved Investors and Insurers and prudent industry standards or (ii) all applicable requirements of Administrative Agent or of each Buyer, as set forth in this Agreement, then, Administrative Agent or such Buyer shall have the right to demand, pursuant to notice from Administrative Agent or such Buyer to Seller specifying with particularity the alleged act, error or omission in question, reasonable assurances from Seller that such a belief is in fact unfounded, and any failure of Seller to provide to Administrative Agent or such Buyer such reasonable assurances in form and substance reasonably satisfactory to Administrative Agent or such Buyer, within the time frame specified in such notice, shall itself constitute an Event of Default hereunder, without a further cure period.  Seller hereby authorizes Administrative Agent and each Buyer to take such actions as may be necessary or appropriate to confirm the continued eligibility of Seller for Transactions hereunder, including without limitation (i) ordering credit reports and/or appraisals with respect to any Purchased Mortgage Loan, (ii) contacting Mortgagors, licensing authorities and Approved Investors or Insurers, and (iii) performing due diligence reviews on the Purchased Mortgage Loans and related Mortgage Loan Files pursuant to Section 6.7 and other Purchased Assets.

ARTICLE 12

INDEMNIFICATION

12.1      Indemnification.  Seller shall indemnify and hold harmless Administrative Agent, each Buyer and each of their respective Affiliates (collectively, the “Buyer Related Entities”) and any of their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (including reasonable fees and disbursements of its counsel) that may be imposed upon, incurred by or asserted against such Indemnified Party in any way relating to or arising out of the Principal Agreements, any other document referred to therein or any of the transactions contemplated thereby, or any Purchased Assets or Seller’s obligations thereunder that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Principal Agreement (provided,  that, if the terms of any Principal Agreement conflict with the foregoing, the terms of the Principal Agreement shall control) or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

12.2      Reimbursement.  Seller shall reimburse the Administrative Agent for all expenses required in each Principal Agreement to be reimbursed when they become due and owing.  In addition, Seller agrees to pay as and when billed by Administrative Agent all of the out-of-pocket costs and expenses incurred by Administrative Agent in connection with (i) the consummation and administration of the transactions contemplated hereby including, without limitation, all the due diligence, inspection, testing and review costs and expenses incurred by Administrative Agent with respect to Purchased Assets prior to the Effective Date or pursuant to Section 6.7, or otherwise, (ii) the development, preparation and execution of, and any amendment, supplement or modification to, any Principal Agreement or any other documents prepared in connection therewith, and (iii) all the reasonable fees, disbursements and expenses of counsel to Administrative Agent incurred in connection with any of the foregoing.

12.3      Payment of Taxes.

(a)         Any and all payments by or on account of any obligation of Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by applicable Laws.  If Seller is required by applicable Law (as determined in the good faith discretion of the Administrative Agent)  to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (i) make such deduction or withholding upon the basis of the information and documentation to be delivered pursuant to Section 13.1 below; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due and in accord with the Code; (iii) deliver to Administrative Agent, promptly, original tax receipts and other evidence satisfactory to Administrative Agent of the payment when due of the full amount of such Taxes; and (iv) to the extent that the withholding or deduction is made on account of Indemnified Taxes,  pay to Administrative Agent such additional sum as may be necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 12.3) the Administrative Agent receives an amount equal to the sum it would have received had no such withholding or deduction been made. In addition, Seller agrees to timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(b)         Seller shall, within ten (10) days after demand therefor, indemnify and hold Administrative Agent and Buyers harmless from and against the full amount of any and all Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and Other Taxes arising with respect to the Purchased Assets, the Principal Agreements and other documents related thereto and fully indemnify and hold Administrative Agent and Buyers harmless from and against any and all liabilities or expenses with respect to or resulting from any delay or omission to pay such Taxes, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or assessed by the relevant Governmental Authority.  A certificate as to the amount of any payment or liability of Administrative Agent or a Buyer with respect to such Indemnified Taxes or Other Taxes delivered to Seller by Administrative Agent shall be conclusive absent manifest error.

(c)         As soon as practicable after any payment of Taxes by the Seller to a Governmental Authority as provided in this Section 12.3, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)         Nothing contained in this Section 12.3 shall require Administrative Agent or any Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary or otherwise subject Administrative Agent or such Buyer to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of Buyer.

12.4      Administrative Agent Payment.  If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Article 12, such amount may be paid on behalf of Seller by Administrative Agent, in its sole and individual discretion and Seller shall remain liable for any such payments by Administrative Agent.  No such payment by Administrative Agent shall be deemed a waiver of any of Administrative Agent’s rights under any of the Principal Agreements.

12.5      Agreement not to Assert Claims.  Seller agrees not to assert any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Principal Agreements, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

12.6      Reimbursement by Buyers  .  To the extent that the Seller for any reason fails to indefeasibly pay any amount required under Section 12.1 to be paid by it to the Administrative Agent (or any sub-agent thereof), each Buyer severally agrees to pay to the Administrative Agent (or any such sub-agent), such Buyer’s Applicable Percentage of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Buyer), such payment to be made severally among them based on such Buyers’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided,  further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) of any of the foregoing acting for the Administrative Agent (or any such sub-agent).  The obligations of the Buyers under this Section 12.6 are subject to the provisions of Section 3.6(e).

12.7      Payments.  The agreements in this Section and the indemnity provisions of Section 12.1 shall survive the resignation of the Administrative Agent, and the Swing Line Provider, the replacement of any Buyer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

12.8      Survival.  Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Article 12 shall survive the resignation of the Administrative Agent, and the Swing Line Provider, the replacement of any Buyer, the payment in full of the Repurchase Prices and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

ARTICLE 13

STATUS OF BUYERS; YIELD PROTECTION AND ILLEGALITY; LIBOR

13.1      Status of Buyers; Tax Documentation.

(i)          Any Buyer that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Principal Agreement shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Buyer, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Buyer is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.1 (ii)(1),  (ii)(2) and (ii)(D) below) shall not be required if in the Buyer’s reasonable judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer.

(ii)         Without limiting the generality of the foregoing, in the event that the Seller is a U.S. Person,

(1)         any Buyer that is a U.S. Person shall deliver to the Seller and the Administrative Agent on or prior to the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrative Agent), executed copies of United States Internal Revenue Service (“IRS”) Form W-9 certifying that such Buyer is exempt from U.S. federal backup withholding tax;

(2)         any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrative Agent), whichever of the following is applicable:

(a)         in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Principal Agreement, executed  copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Principal Agreement, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)         executed copies of IRS Form W-8ECI;

(c)         in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit T-1 to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed  copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(d)         to the extent a Foreign Buyer is not the beneficial owner, executed  copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit T-2 or Exhibit T-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit T-4 on behalf of each such direct and indirect partner;

(3)         any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrative Agent), executed  copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)         if a payment made to a Buyer under any Principal Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to the Seller and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Buyer has complied with such Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)       Each Buyer agrees that if any form or certification it previously delivered pursuant to this Section 13.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

13.2      Treatment of Certain Refunds.   Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Buyer, or have any obligation to pay to any Buyer, any refund of Taxes withheld or deducted from funds paid for the account of such Buyer.  If any Recipient determines, in its sole and individual discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Seller or Guarantor or with respect to which the Seller or Guarantor has paid additional amounts pursuant to this Section 13.2, it shall pay to the Seller or Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller or Guarantor under this Section 13.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided,  that,  the Seller or Guarantor, upon the request of the Recipient, agrees to repay the amount paid over to the Seller or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Seller or Guarantor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Seller or Guarantor or any other Person.

13.3      Reserved.

13.4      Illegality.  If any Buyer determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Buyer or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Transaction, or any Governmental Authority has imposed material restrictions on the authority of such Buyer to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Buyer to the Seller through the Administrative Agent, (i) any obligation of such Buyer to issue, make, maintain, fund or charge interest with respect to any such Transaction shall be suspended, until such Buyer notifies the Administrative Agent and the Seller that the circumstances giving rise to such determination no longer exist.  Within thirty (30) days following receipt of such notice, the Seller shall either (a) replace such Buyer pursuant to the provisions of Article 16, or (b) upon demand from such Buyer (with a copy to the Administrative Agent), remit the Applicable Percentage of the Repurchase Price attributable to such Buyer.

13.5      Increased Costs.

(a)         Increased Costs Generally.  If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Buyer;

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Buyer or the London interbank market any other condition, cost or expense affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Buyer of making, converting to, continuing or maintaining any Transaction (or of maintaining its obligation to make any such Transaction), or to reduce the amount of any sum received or receivable by such Buyer hereunder (whether of principal, interest or any other amount) then, upon request of such Buyer, the Seller will pay to such Buyer such additional amount or amounts as will compensate such Buyer for such additional costs incurred or reduction suffered.

(b)         Capital Requirements.  If any Buyer determines that any Change in Law affecting such Buyer or any Lending Office of such Buyer or such Buyer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Buyer’s capital or on the capital of such Buyer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Buyer or the Transactions made by, or participations in Swing Line Transactions held by, such Buyer, to a level below that which such Buyer or such Buyer’s holding company could have achieved but for such Change in Law (taking into consideration such Buyer’s policies and the policies of such Buyer’s holding company with respect to capital adequacy), then from time to time the Seller will pay to such Buyer such additional amount or amounts as will compensate such Buyer or such Buyer’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement.  A certificate of a Buyer or setting forth the amount or amounts necessary to compensate such Buyer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Seller shall be conclusive absent manifest error.  The Seller shall pay such Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.  Such Buyer shall allocate any such increased costs to Seller consistent with similarly situated parties under similar syndicated facilities with assets similar to the Purchased Assets.

(d)         Delay in Requests.  Failure or delay on the part of any Buyer to demand compensation pursuant to the foregoing provisions of this Section 13.5 shall not constitute a waiver of such Buyer’s right to demand such compensation, provided,  that, the Seller shall not be required to compensate a Buyer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered prior to the date that such Buyer notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Buyer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then Buyer may demand such compensation for up to a six month prior period and not longer than the period of retroactive effect thereof).

13.6      LIBOR.  Notwithstanding anything to the contrary in this Agreement or any other Principal Agreement, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Seller or Majority Buyers notify the Administrative Agent (with, in the case of the Majority Buyers, a copy to Seller) that the Seller or Majority Buyers (as applicable) have determined, that:

(a)         adequate and reasonable means do not exist for ascertaining One-Month LIBOR on any date of determination, including, without limitation, because it is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)         the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c)         similar syndicated facilities with assets similar to the Purchased Assets currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Seller may amend this Agreement to replace One-Month LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or similar syndicated facilities with assets similar to the Purchased Assets (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Buyers and the Seller unless, prior to such time, Buyers comprising the Majority Buyers have delivered to the Administrative Agent written notice that such Majority Buyers do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Seller and each Buyer.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

13.7      Mitigation Obligations; Replacement of Buyers.

(a)         Designation of a Different Lending Office.  If any Buyer requests compensation under Section 13.5, or requires the Seller to pay any Indemnified Taxes or additional amounts to any Buyer, or any Governmental Authority for the account of any Buyer pursuant to Section 12.3, or if any Buyer gives a notice pursuant to Section 13.4, then at the request of the Seller such Buyer shall use reasonable efforts to designate a different Lending Office for funding or booking its Transactions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Buyer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 12.3 or 13.5, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 13.4, as applicable, and (ii) in each case, would not subject such Buyer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Buyer.  The Seller hereby agrees to pay all reasonable costs and expenses incurred by any Buyer in connection with any such designation or assignment.

(b)         Replacement of Buyers.  If any Buyer requests compensation under Section 13.5, or if the Seller is required to pay any Indemnified Taxes or additional amounts to any Buyer or any Governmental Authority for the account of any Buyer pursuant to Article 12 and Sections 13.5,  13.6 and, in each case, such Buyer has declined or is unable to designate a different lending office in accordance with Section 13.7(a), the Seller may replace such Buyer in accordance with Section 16.1.

13.8      Survival.  All of the Seller’s obligations under this Article 13 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE 14

TERM AND TERMINATION

14.1      Term.  Provided that no Event of Default or Potential Default has occurred and is continuing, and except as otherwise provided for herein, this Agreement shall commence on the Effective Date and continue until the Expiration Date.  Following expiration or termination of this Agreement, all amounts due Administrative Agent for the benefit of Buyers under the Principal Agreements shall be immediately due and payable.

14.2      Termination.

(a)         Administrative Agent (i) on behalf of Buyers may terminate this Agreement for cause at any time by providing notice to Seller if (x) this Agreement or any Transaction is deemed by a court or by statute to not constitute a “repurchase agreement,” a “securities contract,” or a “master netting agreement,” as each such term is defined in the Bankruptcy Code, (y) payments or security offered hereunder are deemed by a court or by statute not to constitute “settlement payments” or “margin payments” as each such term is defined in the Bankruptcy Code, or (z) this Agreement or any Transaction is deemed by a court or by statute not to constitute an agreement to provide financial accommodations as described in Bankruptcy Code Section 365(c)(2) or (ii) on behalf of Buyers may terminate this Agreement for cause at any time by providing notice to Seller if Administrative Agent and the applicable Buyers pursuant to Section 18.2 determine that there has been fraud, misrepresentation or any similar intentional conduct on behalf of Seller, its officers, directors, employees, agents and/or its representatives with respect to any of Seller’s obligations, responsibilities or actions undertaken in connection with this Agreement.

(b)         Seller may terminate this Agreement by providing thirty (30) days’ prior written notice delivered to Administrative Agent; provided, that, upon such termination, Seller shall (i) not be entitled to any refund for any fees paid by Seller hereunder, including without limitation, the Administrative Fee and Commitment Fee and (ii) remain obligated to pay any amounts due under this Agreement, including without limitation, amounts due pursuant to Sections 13.4,  13.5,  13.7 and Article 12.

(c)         Upon termination of this Agreement for any reason, all outstanding amounts due to Administrative Agent for the benefit of Buyers under the Principal Agreements shall be immediately due and payable without notice to Seller.  Further, any termination of this Agreement shall not affect the outstanding obligations of Seller under this Agreement or any other Principal Agreement and all such outstanding obligations and the rights and remedies afforded Administrative Agent on behalf of Buyers in connection therewith, including, without limitation, those rights and remedies afforded Administrative Agent on behalf of Buyers under this Agreement, shall survive any termination of this Agreement.  Neither Administrative Agent nor Buyers shall be liable to Seller for any costs, loss or damages arising from or relating to a termination by Administrative Agent in accordance with any subsection of this Section 14.2.

ARTICLE 15

DEFAULTING BUYERS

15.1      Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Buyer becomes a Defaulting Buyer, then, until such time as that Buyer is no longer a Defaulting Buyer, to the extent permitted by applicable Law:

(i)          Waivers and Amendments.  Such Defaulting Buyer’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Principal Agreement shall be restricted as set forth in the definition of “Required Buyers” and Section 18.2.

(ii)         Defaulting Buyer Waterfall.  Any payment of Repurchase Price,  Price Differential, fees or other amounts received by the Administrative Agent for the account of such Defaulting Buyer (whether voluntary or mandatory, at maturity, pursuant to Article 11 or otherwise) or received by the Administrative Agent from a Defaulting Buyer pursuant to Section 11.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Buyer to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Buyer to the Swing Line Provider hereunder; third, as the Seller may request (so long as no Default or Event of Default exists), to the funding of any Transaction in respect of which such Defaulting Buyer has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Seller, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Buyer’s potential future funding obligations with respect to Transactions under this Agreement; fifth, to the payment of any amounts owing to the Buyers or Swing Line Provider as a result of any judgment of a court of competent jurisdiction obtained by any Buyer or the Swing Line Provider against such Defaulting Buyer as a result of such Defaulting Buyer’s breach of its obligations under this Agreement; sixth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Buyer as a result of such Defaulting Buyer's breach of its obligations under this Agreement; and seventh, to such Defaulting Buyer or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Transactions in respect of which such Defaulting Buyer has not fully funded its appropriate share, and (y) such Transactions were entered into at a time when the conditions set forth in  Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Transactions of all Non-Defaulting Buyers on a pro rata basis prior to being applied to the payment of any Transactions of such Defaulting Buyer until such time as all Transactions and funded and unfunded participations in Swing Line Transactions are held by the Buyers pro rata in accordance with the Commitments hereunder without giving effect to Section 15.1(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Buyer that are applied (or held) to pay amounts owed by a Defaulting Buyer shall be deemed paid to and redirected by such Defaulting Buyer, and each Buyer irrevocably consents hereto.

(iii)       Certain Fees.

(1)         No Defaulting Buyer shall be entitled to receive any fee payable hereunder or under any other Principal Agreement for any period during which that Buyer is a Defaulting Buyer (and the Seller shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Buyer).

(2)         With respect to any fee payable hereunder or under any other Principal Agreement not required to be paid to any Defaulting Buyer pursuant to clause (1) above, the Seller shall (x) pay to each Non-Defaulting Buyer that portion of any such fee otherwise payable to such Defaulting Buyer with respect to such Defaulting Buyer’s participation in Swing Line Transactions that has been reallocated to such Non-Defaulting Buyer pursuant to clause (iv) below, (y) pay to the Swing Line Provider the amount of any such fee otherwise payable to such Defaulting Buyer to the extent allocable to such Defaulting Buyer’s Applicable Percentage of the Aggregate Outstanding Purchase Price, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Applicable Percentages.  All or any part of such Defaulting Buyer’s participation in Swing Line Transactions shall be reallocated among the Non-Defaulting Buyers in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Buyer’s Commitment) but only to the extent that (A) such reallocation does not cause the aggregate Transaction Exposure of any Non-Defaulting Buyer to exceed such Non-

Defaulting Buyer’s Commitment, or (B) a Non-Defaulting Buyer agrees to increase the amount of such Non-Defaulting Buyer’s Commitment to effect such reallocation.  Subject to a Bail-In Action, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Buyer arising from that Buyer having become a Defaulting Buyer, including any claim of a Non-Defaulting Buyer as a result of such Non-Defaulting Buyer’s increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swing Line Transactions.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Seller shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, pay the Repurchase Price related to such un-reallocated portion of the Swing Line Transactions.

(b)         Defaulting Buyer Cure.  If the Seller, the Administrative Agent and Swing Line Provider agree in writing that a Buyer is no longer a Defaulting Buyer, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Buyer will, to the extent applicable, purchase at par that portion of outstanding Transactions of the other Buyers or take such other actions as the Administrative Agent may determine to be necessary to cause the Transactions and funded and unfunded participations in Swing Line Transactions to be held on a pro rata basis by the Buyers in accordance with their Applicable Percentages (without giving effect to Section 15.1(iv)), whereupon such Buyer will cease to be a Defaulting Buyer;  provided,  that,  no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while that Buyer was a Defaulting Buyer; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Buyer to Buyer will constitute a waiver or release of any claim of any party hereunder arising from that Buyer’s having been a Defaulting Buyer.

(c)         Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Buyer or Administrative Agent that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Principal Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Buyer or Administrative Agent that is an EEA Financial Institution arising under any Principal Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Buyer or Administrative Agent that is an EEA Financial Institution; and

(ii)         the effects of any Bail-In Action on any such liability, including, if applicable:

(1)         a reduction in full or in part or cancellation of any such liability;

(2)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Principal Agreement; or

(3)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE 16

REPLACEMENT OF BUYERS

16.1       If the Seller is entitled to replace a Buyer pursuant to the provisions of Sections 2.11(d),  13.4, or 13.7(b) if any Buyer is a Defaulting Buyer or a Non-Consenting Buyer, then the Seller may, at its sole expense and effort, upon notice to such Buyer and the Administrative Agent, require such Buyer to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 18.5), all of its interests, rights (other than its existing rights to payments pursuant to Sections 12.3, 13.1, 13.2, 13.3 and 13.5) and obligations under this Agreement and the related Principal Agreements to an Eligible Assignee that shall assume such obligations (which assignee may be another Buyer, if a Buyer accepts such assignment), provided, that:

(a)         the Administrative Agent consents to such assignment (such consent not to be unreasonably withheld);

(b)         the Seller shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 18.5(b);

(c)         such Buyer shall have received payment of an amount equal to the outstanding principal of its Transactions, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Principal Agreements  from the assignee (to the extent of such outstanding principal and accrued Price Differential and fees) or the Seller (in the case of all other amounts);

(d)         in the case of any such assignment resulting from a claim for compensation under Section 13.5 or 13.6 or payments required to be made pursuant to Section 13.1, such assignment will result in a reduction in such compensation or payments thereafter;

(e)         such assignment does not conflict with applicable Laws; and

(f)         in the case of an assignment resulting from a Buyer becoming a Non-Consenting Buyer, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A  Buyer shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Buyer or otherwise, the circumstances entitling the Seller to require such assignment and delegation cease to apply.

ARTICLE 17

ADMINISTRATIVE AGENT

17.1      Appointment and Authority.  Each of the Buyers hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Principal

Agreements and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Buyers, and neither the Seller nor Guarantor shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Principal Agreements (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

17.2      Rights as a Buyer.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Buyer as any other Buyer and may exercise the same as though it were not the Administrative Agent and the term “Buyer” or “Buyers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Seller or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Buyers.

17.3      Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Principal Agreements, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Principal Agreements; provided,  that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its nationally-recognized counsel, may expose the Administrative Agent to liability or that is contrary to any Principal Agreement or applicable Law; and

(c)         shall not, except as expressly set forth herein and in the other Principal Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Seller or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Buyers (or such other number or percentage of the Buyers as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 18.2 and 11.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given in writing to the Administrative Agent by the Seller or a Buyer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Principal Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Principal Agreement or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the collectability of the Purchased Assets, (vii) the legality, validity, enforceability, or any legal effect of any of the Principal Agreements, or any insurance, bond or similar device purportedly protecting any obligation to the Buyers or any Purchased Assets and other Purchased Items, (viii) the financial condition of Seller or Guarantor or any of their Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repayment of the Transactions, or the effectiveness of any of the provisions of the Principal Agreements (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses, or (ix) any failure of Seller, Guarantor or any other obligor under this Agreement or any of the other Principal Agreements to perform any of its obligations thereunder.

17.4      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Transaction, the Administrative Agent may presume that such condition is satisfactory to such Buyer unless the Administrative Agent shall have received notice to the contrary from such Buyer prior to entering into such Transaction.  The Administrative Agent may consult with nationally-recognized legal counsel (who may be counsel for the Seller), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such nationally-recognized counsel, accountants or experts.

17.5      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Principal Agreement by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

17.6      Resignation of Administrative Agent.

(a)         The Administrative Agent may at any time give notice of its resignation to the Buyers and the Seller.  Upon receipt of any such notice of resignation, all Buyers shall have the right, in consultation with the Seller, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by all Buyers and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Buyers) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Buyers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided,  that,  in no event shall any such successor Administrative Agent be a Defaulting Buyer.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the Person serving as Administrative Agent is a Defaulting Buyer pursuant to clause (d) of the definition thereof, all Buyers may, to the extent permitted by applicable Law, by notice in writing to the Seller and such Person remove such Person as Administrative Agent and, in consultation with the Seller, appoint a successor. If no such successor shall have been so appointed by all Buyers and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Buyers) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)         With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Principal Agreements (except that in the case of any collateral security held by the Administrative Agent on behalf of the Buyers under any of the Principal Agreements, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Buyer directly, until such time, if any, as the Buyers appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and subject to Buyers having completed all “Know Your Customer” requirements for such successor, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 13.3 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Principal Agreements (if not already discharged therefrom as provided above in this Section).  The fees payable by the Seller to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Seller and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Principal Agreements, the provisions of this Article and Article 12 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Principal Agreements, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Buyers and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)         Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Provider.  If Bank of America, N.A. resigns as Swing Line Provider, it shall retain all the rights of the Swing Line Provider provided for hereunder with respect to Swing Line Transactions made by it and outstanding as of the effective date of such resignation, including the right to require the Buyers to reimburse the Swing Line Provider for its Applicable Percentage of outstanding Swing Line Transactions pursuant to Section 3.2(d).  Upon the appointment by the Seller of a successor Swing Line Provider hereunder (which successor shall in all cases be a Buyer other than a Defaulting Buyer), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Provider and (b) the retiring Swing Line Provider shall be discharged from all of its duties and obligations hereunder or under the other Principal Agreements.

17.7      Non-Reliance on Administrative Agent and Other Buyers.  Each Buyer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Buyer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Buyer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Buyer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Principal Agreement or any related agreement or any document furnished hereunder or thereunder.

17.8      No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Sole Bookrunner or Sole Lead Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Principal Agreements, except in its capacity, as applicable, as the Administrative Agent or a Buyer hereunder.

17.9      Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Insolvency Event or any other judicial proceeding relative to Guarantor, the Administrative Agent (irrespective of whether the principal of any Transaction shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Seller) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Transactions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Buyers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Buyers and the Administrative Agent and their respective agents and counsel and all other amounts due the Buyers and the Administrative Agent under Sections  11.7,  Article 12 and any other Principal Agreement) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Buyer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Buyers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.7,  Article 12 and any other Principal Agreement.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Buyer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Buyer to authorize the Administrative Agent to vote in respect of the claim of any Buyer in any such proceeding.

ARTICLE 18

GENERAL

18.1      Integration; Servicing Provisions Integral and Non-Severable.  This Agreement, together with the other Principal Agreements, and all other documents executed pursuant to the terms hereof and thereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which such communications are merged herein.  All Transactions hereunder constitute a single business and contractual relationship and each Transaction has been entered into in consideration of the other Transactions.  Accordingly, each of Administrative Agent and the Seller agrees that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.  Without limiting the generality of the foregoing, the provisions of this Agreement related to the servicing and Servicing Rights of the Purchased Mortgage Loans are integral, interrelated, and are non-severable from the purchase and sale provisions of the Agreement.  Administrative Agent and each Buyer have relied upon such provisions as being integral and non-severable in determining whether to enter into this Agreement and in determining the Purchase Price methodology for such Mortgage Loans.  The integration of these servicing provisions is necessary to enable Administrative Agent and each Buyer to obtain the maximum value from the sale of the Purchased Mortgage Loans by having the ability to sell the Servicing Rights related to such Purchased Mortgage Loans free from any claims or encumbrances.  Further, the fact that Seller or the Servicer may be entitled to a servicing fee for interim servicing of the Purchased Mortgage Loans or that Administrative Agent may provide a separate notice of default to Seller or the Servicer regarding the servicing of the Purchased Mortgage Loans shall not affect or otherwise change the intent of Seller, Administrative Agent and Buyers regarding the integral and non- severable nature of the provisions in the Agreement related to servicing and Servicing Rights nor will such facts affect or otherwise change Administrative Agent’s (on behalf of Buyers) ownership of the Servicing Rights related to the Purchased Mortgage Loans.

18.2      Consent of Buyers.  Administrative Agent shall not:

(a)         without the prior written consent of the Majority Buyers:

(i)          deem a Purchased Asset a Noncompliant Asset in accordance with Section 4.4;

(ii)         amend any Financial Covenant to be more restrictive;

(iii)       amend the Minimum Over/Under Account Balance, any Type Sublimit or Maximum Dwell Time;

(iv)        approve any amendment, modification or waiver of any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans or any related rights, other than as permitted in Section 10.12;

(v)         waive any Event of Default arising solely under Sections 11.1(b)(A)  (Cross-Default) (solely to the extent such Indebtedness is with Administrative Agent or any of its Affiliates),  11.1(g)  (Breach of Non-Financial Representation or Covenant) (other than with respect to Sections 9.2,  9.22,  10.5 or 10.7),  11.1(o)  (Ineligible Loans) or 11.1(p)  (Further Assurances);

(vi)        replace One-Month LIBOR with a LIBOR Successor Rate, provided such replacement must conform with the terms and conditions contained in Section 13.6; and

(vii)       amend, modify, waive any other term or condition herein or in any other Principal Agreement not otherwise specified in Section 18(b) or 18(c) herein.

(b)         without the prior written consent of Required Buyers:

(i)          subject to Section 18.2(f),  approve Transactions and waive the condition precedent set forth in Section 7.2(q);

(ii)         waive any Event of Default arising solely under Sections 11.1(b)  (Cross-Default)  (other than as set forth in Section 18.2(a)(iv)),  11.1(f)  (Breach of Financial Representation or Covenant or Obligation)  (solely with respect to a breach of Sections 8.1(s),  9.1,  9.17,  10.8 or 10.9), 11.1(g) (solely with respect to Sections 9.2,  9.22,  10.5 or 10.7), 11.1 (h)  (Guarantor Breach)  (related solely to any financial covenant under the Guaranty),  11.1(j)  (Judgment), 11.1(k)  (Government Action), 11.1(l)  (Inability to Perform) or 11.1(q)  (ERISA); and

(iii)       determine that there has been fraud, misrepresentation or any similar intentional conduct on behalf of Seller, its officers, directors, employees, agents and/or its representatives with respect to any of Seller’s obligations, responsibilities or actions undertaken in connection with this Agreement, in accordance with Section 14.2(a).

(c)         without the prior written consent of each Buyer:

(i)          extend or increase the Commitment of any Buyer (or reinstate any Commitment terminated pursuant to Section 11.2);

(ii)         amend any Financial Covenant to be less restrictive;

(iii)       approve any Temporary Increase;

(iv)        postpone any date fixed by this Agreement or any other Principal Agreement for any payment or mandatory prepayment of Purchase Price, satisfaction of a Margin Call, Price Differential, fees or other amounts due to the Buyers (or any of them) hereunder or under any other Principal Agreement; provided that such consent shall be limited to such Buyers directly affected thereby;

(v)         forgive or reduce the Repurchase Price of, or reduce the Applicable Pricing Rate specified herein on, any Transaction, or (subject to clause (c) of this Section 18.2) forgive or reduce any fees or other amounts payable hereunder or under any other Principal Agreement;

(vi)        amend the definition of “Default Rate” or waive any obligation of the Seller to pay Price Differential at the Default Rate;

(vii)       change Section 4.6 in a manner that would alter the pro rata sharing of payments required thereby;

(viii)     change any provision of this Section or the definitions of “Majority Buyers”, “Required Buyers” or any other provision hereof specifying the number or percentage of Buyers required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(ix)        release the security interest in all or substantially all of the Purchased Assets or other Purchased Items pursuant to Section 6.1;

(x)         permit a Buyer to use the Purchased Assets and engage in repurchase transactions with respect to any or all of such Purchased Assets or otherwise pledge, hypothecate, assign, transfer or convey any or all of such Purchased Assets, other than in accordance with Section 6.6;

(xi)        permit a Buyer to assign or participate a portion of its rights and obligations under this Agreement, other than in accordance with Section 18.5;

(xii)       permit Seller or Guarantor to assign its rights and obligations under this Agreement, other than in accordance with Section 18.5;

(xiii)     waive any condition set forth in Section 7.1 or Section 7.2;

(xiv)      approve any transaction of merger, consolidation, amalgamation, liquidation, wind up or dissolution of Seller or Guarantor, in accordance with Section 10.1;

(xv)       approve any amendment to Underwriting Guidelines related to Jumbo Mortgage Loans, in accordance with Section 10.4 within ten (10) Business Days of notice thereof; provided, that failure to approve such amendment within such time period shall be deemed approval by such Buyer;

(xvi)      amend the Commitment Fee, the Margin Threshold, any Type Margin or Type Purchase Price Percentage;

(xvii)     following the occurrence and during the continuation of an Event of Default, elect to give Seller credit for any Purchased Assets in accordance with Section 11.2(e)(y);

(xviii)   release the Guarantor from the Guaranty  or from all or substantially all of the value of the Guaranty;

(xix)      waive any Event of Default arising solely under Sections 11.1(a)  (Failure to Pay), 11.1(d)  (Insolvency Event), 11.1(e)  (Material Adverse Change), 11.1(f)  (Breach of Financial Representation or Covenant or Obligation)  (other than as set forth in

Section 18.2(b)(ii)),  11.1(h)  (Guarantor Breach)  (other than as set forth in Section 18.2(b)(ii)),  11.1(i)  (Change of Control), 11.1(m)  (Security Interest) or 11.1(n)  (Financial Statements); and

(xx)       terminate this Agreement in accordance with Section 14.2(a)(ii).

(d)         Notwithstanding anything to the contrary herein (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Provider in addition to the Buyers required above, affect the rights or duties of the Swing Line Provider under this Agreement and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Buyers required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Principal Agreement.

(e)         Notwithstanding anything to the contrary herein, no Defaulting Buyer shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Buyers or each affected Buyer may be effected with the consent of the applicable Buyers other than Defaulting Buyers), except that (x) the Commitment of any Defaulting Buyer may not be increased or extended without the consent of such Defaulting Buyer and (y) any waiver, amendment or modification requiring the consent of all Buyers or each affected Buyer that by its terms affects any Defaulting Buyer disproportionately adversely relative to other affected Buyers shall require the consent of such Defaulting Buyer.

(f)         Notwithstanding any provision herein to the contrary, any (i) amendment or modification of any Type Sublimit or Maximum Dwell Time under the Principal Agreements approved by the Majority Buyers or (ii) consent by the Required Buyers to enter into Transactions to the extent Seller does not meet the condition precedent set forth in Section 7.2(q), in each instance described in clauses (i) and (ii) above,  shall be effective immediately and deemed approved by each Buyer if no such Buyer objects to such amendment, modification or consent within ten  (10) Business Days of notice thereof from Administrative Agent; provided, that, if a Buyer objects to (x) an amendment or modification of a Type Sublimit or Maximum Dwell Time, Seller shall repurchase such Purchased Assets within one (1) Business Day to comply with such terms prior to such amendment or modification or (y) entering into Transactions for which the Seller does not meet the condition precedent set forth in Section 7.2(q), then the parties shall cease entering into Transactions on and after the date such Buyer objects.

(g)         Notwithstanding anything to the contrary herein, to the extent an Event of Default has occurred and is continuing and the applicable Buyers, as set forth in this Section 18.2, have not waived such Event of Default, the Administrative Agent shall be entitled to exercise all remedies available hereunder in its sole and absolute discretion, other than as otherwise set forth in Section 18.2(c)(xvii).

18.3      No Waiver.  No failure or delay on the part of Seller or Administrative Agent or a Buyer in exercising any right, power or privilege hereunder and no course of dealing between Seller and Administrative Agent or a Buyer shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

18.4      Remedies Cumulative.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Seller or Administrative Agent or a Buyer would otherwise have.  No notice or demand on Seller in any case shall entitle Seller to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Administrative Agent to any other or further action in any circumstances without notice or demand.

18.5      Successors and Assigns.

(a)         Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Seller nor Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Buyer and no Buyer may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Buyers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Buyers.  Subject to Section 18.5(a), any Buyer may at any time assign to one or more Affiliates of such Buyer all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Transactions (including for purposes of this subsection (b), its obligation to reimburse Administrative Agent in connection with a Swing Line Transactions) at the time owing to it); provided,  that, any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

The aggregate amount of the Commitment (which for this purpose includes Transactions outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Transactions of the assigning Buyer subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Assignment Date” is specified in the Assignment and Assumption, as of the Assignment Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Seller otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)         Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Buyer’s rights and obligations under this Agreement with respect to the Transactions or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Provider’s rights and obligations in respect of Swing Line Transactions;

(iii)       Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i) of this Section and, in addition:

(A)        the consent of the Seller (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to an Approved Fund or a non-Affiliate of such Buyer;  provided,  that, the Seller shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided,  further, that the Seller’s consent shall not be required during the primary syndication of this Agreement;

(B)        the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Buyer or an Affiliate of such Buyer with respect to such Buyer; and

(C)        the consent of the Swing Line Provider shall be required for any assignment.

(iv)        Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption and shall pay for all of the Administrative Agent’s legal fees and expenses related to Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided,  however, that the Administrative Agent may, in its sole and individual discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Buyer, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)         No Assignment to Certain Persons.  No such assignment shall be made (A) to the Seller or any of the Seller’s Affiliates or Subsidiaries, (B) to any Defaulting Buyer or any of its Subsidiaries, or any Person who, upon becoming a Buyer hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)        Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Buyer hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Seller and the Administrative Agent, the applicable pro rata share of Transactions previously requested but not funded by the Defaulting Buyer, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Buyer to the Administrative Agent or any Buyer hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Transactions and participations in Swing Line Transactions in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Buyer hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Buyer for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Buyer under this Agreement, and the assigning Buyer thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Buyer’s rights and obligations under this Agreement, such Buyer shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 12 and Sections 13.5,  13.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided,  that,  except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Buyer will constitute a waiver or release of any claim of any party hereunder arising from that Buyer’s having been a Defaulting Buyer.  Any assignment or transfer by a Buyer of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)         Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Seller (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office located within the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Buyers, and the Commitments of, and principal amounts (and stated interest) of the Transactions owing to, each Buyer pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Seller, the Administrative Agent and the Buyers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Seller and any Buyer, at any reasonable time and from time to time upon reasonable prior notice.

(d)         Participations.  Any Buyer may at any time, without the consent of, or notice to, the Seller or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Buyer or the Seller or any of the Seller’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Buyer’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Transactions (including such Buyer’s participations Swing Line Transactions) owing to it); provided,  that, (i) such Buyer’s obligations under this Agreement shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Seller, the Administrative Agent, the Buyers shall continue to deal solely and directly with such Buyer in connection with such Buyer’s rights and obligations under this Agreement.  For the avoidance of doubt, each Buyer shall be responsible for the indemnity under Section 12.6 without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Buyer sells such a participation shall provide that such Buyer shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided,  that, such agreement or instrument may provide that such Buyer will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 18.2 that affects such Participant.  The Seller agrees that each Participant shall be entitled to the benefits of Article 12 and Sections 13.5,  13.6 to the same extent as if it were a Buyer and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Article 12 and Sections 13.5,  13.6 shall be delivered to the Buyer who sells the participation) to the same extent as if it were a Buyer and had acquired its interest by assignment pursuant to paragraph (b) of this Section;  provided,  that, such Participant (A) agrees to be subject to the provisions of Sections 13.7 and 16.1 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Article 12 and Sections 13.5,  13.6, with respect to any participation, than the Buyer from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Buyer that sells a participation agrees, at the Seller's request and expense, to use reasonable efforts to cooperate with the Seller to effectuate the provisions of Section 13.7 with respect to any Participant.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.9(a) as though it were a Buyer;  provided,  that, such Participant agrees to be subject to Section 3.6(f) as though it were a Buyer.  Each Buyer that sells a participation shall, acting solely for this purpose as  a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Transactions or other obligations under the Principal Agreements (the “Participant Register”); provided,  that, no Buyer shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Principal Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)         Resignation as Swing Line Provider after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. assigns all of its Commitment and Transactions pursuant to subsection (b) above, Bank of America, N.A. may, upon thirty (30) days’ notice to the Seller, resign as Swing Line Provider.  In the event of any such resignation as Swing Line Provider, the Seller shall be entitled to appoint from among the Buyers a successor Swing Line Provider hereunder; provided,  however, that no failure by the Seller to appoint any such successor shall affect the resignation of Bank of America, N.A. as Swing Line Provider, as the case may be.  If Bank of America, N.A. resigns as Swing Line Provider, it shall retain all the rights of the Swing Line Provider provided for hereunder with respect to Swing Line Transactions made by it and outstanding as of the effective date of such resignation, including the right to reimburse Swing Line

Provider its Applicable Percentage in outstanding Swing Line Transactions pursuant to Section 3.2(d).  Upon the appointment of a successor Swing Line Provider,  such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Provider, as the case may be.

18.6      Invalidity.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

18.7      Additional Instruments.  Seller shall execute and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Agreement.

18.8      Survival.  All representations, warranties, covenants and agreements herein contained on the part of Seller shall survive any Transaction and shall be effective so long as this Agreement is in effect or there remains any obligation of Seller hereunder to be performed.

18.9      Notices.

(a)         All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

If to Seller:	The address set forth in the Transactions Terms Letter
If to Administrative Agent:

Bank of America, National Association

31303 Agoura Road

Mail Code: CA6-917-02-63

Westlake Village, California 91361

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Charu Mani, Managing Director; Eileen Albus, Director, Mortgage Finance

Telephone:  (646) 743-0421; (646) 855-0946

Facsimile:  (646) 855-5050

Email: Charu.Mani@baml.com; Eileen.Albus@baml.com

Bank of America, N.A.

214 N. Tryon St.

Mail Code: NC1-027-18-05

Charlotte, NC 28255

Attention: Greg Lumelsky, Assistant General Counsel

Telephone: (980) 388-6357

Facsimile: (704) 409-0810

Email: Greg.Lumelsky@bankofamerica.com

All written notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the third (3rd) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the receiving party of a facsimile confirming receipt, if delivered by facsimile.  Notwithstanding the foregoing, any notice of termination shall be deemed effective upon mailing, transmission, or delivery, as the case may be.

(b)         Notices and other communications to the Buyers hereunder may be delivered or furnished by electronic communication (including email, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided,  that, the foregoing shall not apply to notices to any Buyer pursuant to Article 2 if such Buyer has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing  Line Provider or the Seller may each, in its sole and individual discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

(i)          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided,  that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(ii)         Notwithstanding anything contained herein to the contrary, for purposes of sending email notices to Buyers pursuant to Section 18.2(f) of this Agreement, for such email notice to be effective, such email notice (z) must clearly state in the subject line “URGENT-IMMEDIATE ACTION REQUIRED”, (y) must be limited to the 18.2(f) request and not relate to any other matter or request, and (z) must go to the additional Buyer recipients identified as the “18.2(f) Recipients” on Schedule 5 hereto.

(c)         The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR

OMISSIONS FROM THE MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Seller, any Buyer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Seller’s, Guarantor’s or the Administrative Agent’s transmission of Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)         Change of Address, Etc.  Each of the Seller, the Administrative Agent and the Swing Line Provider may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Buyer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Seller, the Administrative Agent and the Swing Line Provider.  In addition, each Buyer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Buyer.  Furthermore, each Public Buyer agrees to cause at least one individual at or on behalf of such Public Buyer to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Buyer or its delegate, in accordance with such Public Buyer’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Seller, Guarantor or their respective securities for purposes of United States Federal or state securities laws.

(e)         Reliance by Administrative Agent and Buyers.  The Administrative Agent and the Buyers shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Seller even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Seller and Guarantor shall indemnify the Administrative Agent, each Buyer and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Seller.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

18.10    Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

18.11    Submission to Jurisdiction; Service of Process; Waivers.  All legal actions between or among the parties regarding this Agreement, including, without limitation, legal actions to enforce this Agreement or because of a dispute, breach or default of this Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by Law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.  The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 18.9, and that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction.

18.12    SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18.9.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18.13    Waiver of Jury Trial.  Each of Seller, Guarantor,  Administrative Agent and each Buyer hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any other Principal Agreement or the transactions contemplated hereby or thereby.

18.14    Counterparts.  This Agreement may be executed in any number of counterparts by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

18.15    Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provisions hereof.

18.16    Confidential Information.  To effectuate this Agreement, Administrative Agent, each Buyer and Seller may disclose to each other certain confidential information relating to the parties’ operations, computer systems, technical data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”).  Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, the parties hereby agree, except as otherwise expressly permitted in this Agreement:

(a)         not to use the Confidential Information except in furtherance of this Agreement;

(b)         to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature; and

(c)         not to disclose Confidential Information to anyone other than employees, agents or contractors with a need to have access to the Confidential Information and who are bound to the parties by like obligations of confidentiality, except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party; (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party. Notwithstanding anything contained herein to the contrary, Administrative Agent and each Buyer may share any Confidential Information of Seller (A) with an Affiliate of Administrative Agent or such Buyer, as applicable, for any valid business purpose, such as, but not limited to, to assist an Affiliate in evaluating a current or potential business relationship with Seller, (B) with any assignee of or Participant in, or any prospective assignee of or Participant in, any of a Buyer’s rights and obligations under this Agreement or any Eligible Assignee invited to be a Buyer pursuant to Section 18.5, (C) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or such Person’s Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners); and (D) to the extent required by applicable Laws or by any subpoena or similar legal process (including, without limitation in connection with the exercise of any remedies hereunder or under any other Principal Agreement).

In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Administrative Agent and each Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Administrative Agent and each Buyer except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided,  that, such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Administrative Agent and each Buyer, disclosure required by Law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Administrative Agent and each Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv), Seller shall take reasonable actions to provide Administrative Agent and each Buyer with prior written notice; provided,  further, that in the case of (iv), Seller shall not file any of the Principal Agreements other than the Agreement and the Guaranty with the SEC or state securities office unless Seller has (x) provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Administrative Agent and each Buyer, and (y) redacted all pricing and fee information, eligible mortgage loan types, sublimits, purchase price percentages, and dwell times, and other similar commercial terms.

If any party or any of its successors, Subsidiaries, officers, directors, employees, agents and/or representatives, including, without limitation, its insurers, sureties and/or attorneys, breaches its respective duty of confidentiality under this Agreement, the nonbreaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief.

In addition, the Administrative Agent and the Buyers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Buyers in connection with the administration of this Agreement and the other Principal Agreements.

18.17    Intent.  Seller, Administrative Agent and each Buyer recognize and intend that:

(a)         this Agreement and each Transaction hereunder constitutes a “repurchase agreement” as that term is defined in Section 101(47)(A) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741(7)(A) of the Bankruptcy Code and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code and that the pledge of the Related Credit Enhancement in Section 6.1 hereof constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(i) and (v) and 741(7)(A)(xi) of the Bankruptcy Code.  Seller,  Administrative Agent and each Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a);

(b)         Administrative Agent’s (on behalf of Buyers) right to liquidate the Purchased Mortgage Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies herein is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to: (i) satisfy a Margin Deficit, (ii) comply with a Margin Call, or (iii) satisfy the provision of the Guarantee and/or additional security agreements to provide enhancements to satisfy a deficiency in the Over/Under Account, shall in each case be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5); and

(c)         any payments or transfers of property by Seller (i) on account of a Haircut, (ii) in partial or full satisfaction of a repurchase obligation, or (iii) fees and costs under this Agreement or under any Transaction shall in each case constitute “settlement payments” as such term is defined in Bankruptcy Code Section 741(8).

18.18    Right to Liquidate.  It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to terminate or accelerate obligations under this Agreement or any individual Transaction, are contractual rights for same as described in Sections 555, 559 and 561 of the Bankruptcy Code.

18.19    Insured Depository Institution.  If a party hereto is an “insured depository institution” as such term is defined in the Federal Deposit Insurance Act (as amended, the “FDIA”), then each Transaction hereunder is a “qualified financial contract” as that term is defined in the FDIA and any rules, orders or policy statements thereunder except insofar as the type of assets subject to such Transaction would render such definition inapplicable.

18.20    Netting Contract.  This Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to the FDICIA except insofar as one or more of the parties hereto is not a “financial institution” as that term is defined in the FDICIA.

18.21    Tax Treatment. Each party to this Agreement acknowledges that it is its intent, solely for purposes of United States federal income tax purposes and any corresponding provisions of state, local and foreign Law, but not for bankruptcy or any other non-tax purpose, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and to treat the Purchased Assets as beneficially owned by Seller in the absence of an Event of Default by Seller.  All parties to this Agreement agree to such tax treatment and agree to take no action inconsistent with this treatment, unless required by Law.

18.22    Examination and Oversight by Regulators.  Seller agrees that the transactions with Administrative Agent on behalf of Buyers under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities.  Seller shall use best efforts to comply with all requests made by Administrative Agent or a Buyer to assist Administrative Agent in complying with regulatory requirements imposed on Administrative Agent or such Buyer.

18.23    Amendment and Restatement.  Administrative Agent, Buyers, Guarantor and Seller entered into the Original Agreement.  Administrative Agent, Buyers, Guarantor and Seller desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety.  The amendment and restatement of the Original Agreement shall become effective on the Effective Date, and each of Administrative Agent, Buyers, Guarantor and Seller shall hereafter be bound by the terms and conditions of this Agreement and the other Principal Agreements.  This Agreement amends and restates the terms and conditions of the Original Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Original Agreement.  Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Original Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect.   For the avoidance of doubt, it is the intent of Administrative Agent, Buyers, Guarantor and Seller that the security interests and liens granted in the Purchased Assets pursuant to Section 6.1 of the Original Agreement shall continue in full force and effect.  All references to the Original Agreement in any Principal Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Adam Robitshek

	Name:	Adam Robitshek

	Title:	Vice President

Signature Page to the Amended and Restated Master Repurchase Agreement

BUYERS:
Capital One, NATIONAL ASSOCIATION

	By:	/s/ Paul Spiridigliozzi

	Name:	Paul Spiridigliozzi

	Title:	Managing Director

THE Bank of New York Mellon

	By:	/s/ Gregory Muller

	Name:	Gregory Muller

	Title:	Managing Director

Signature Page to the Amended and Restated Master Repurchase Agreement

SELLER:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Pamela Marsh

	Name:	Pamela Marsh

	Title:	Managing Director, Treasurer

Signature Page to the Amended and Restated Master Repurchase Agreement

GUARANTOR:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Signature Page to the Amended and Restated Master Repurchase Agreement

EXHIBIT A

GLOSSARY OF DEFINED TERMS

Ability to Repay Rule:  12 CFR 1026.43(c), including all applicable official staff commentary.

Acceptable Title Insurance Company:  A nationally recognized title insurance company that has not been disapproved by Administrative Agent in a writing provided to Seller, such approval not to be unreasonably withheld.

Accepted Servicing Practices: With respect to any Purchased Mortgage Loan, those accepted and prudent mortgage servicing practices and procedures (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as such Purchased Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Acknowledgement of Confidentiality of Password Agreement: That certain Acknowledgement of Confidentiality of Password Agreement attached hereto as Exhibit I.

Additional Commitment Buyer: As defined in Section 2.11(d) of this Agreement.

Additional Purchased Assets: Those additional Eligible Assets or cash provided by Seller to Administrative Agent for the benefit of Buyers pursuant to Section 6.3 of this Agreement.

Administrative Agent: As defined in the introductory paragraph of this Agreement.

Administrative Fee: As defined in the Fee Letter.

Administrative Questionnaire: The Administrative Questionnaire in substantially the form of Exhibit S-2 or any other form approved by the Administrative Agent.

Affiliate:  With respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in respect of Seller or Guarantor the term “Affiliate” shall only refer to wholly-owned subsidiaries of Guarantor or Seller and shall not include Bank of America, N.A., BlackRock, Inc. or Highfields Capital Investments, LLC.

Affiliate Fund: With respect to Seller and Guarantor, any investment vehicle that is under the management of PNMAC Capital Management LLC.

Agency: Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

Agency Audit:  Any non-routine Agency, HUD, FHA, VA and RD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency, HUD, FHA, VA or RD).

Agency Documents:  The documents set forth on Exhibit 16 to the Custodial Agreement and all additional documents as may be required, supplemented or modified from time to time by the applicable Agency.

Agency Eligible Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is originated in Strict Compliance with the Agency Guides and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by such Agency.

Exh. A-1

Agency Guides: The Ginnie Mae Guide, the Fannie Mae Guide, the Freddie Mac Guide, the FHA Regulations, the VA Regulations or the RD Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time (i) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, in the ordinary course of business and, with respect to material amendments, supplements or other modifications, as to which Administrative Agent shall not have reasonably objected within ten (10) days of receiving notice of such or (ii) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, at the request of Seller and as to which (x) Seller has given notice to Administrative Agent of any such material amendment, supplement or other modification and (y) Administrative Agent shall not have reasonably objected.

Agency Program: The Ginnie Mae Program, the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.

Agent Parties: As defined in Section 18.9(c) of this Agreement.

Aggregate Commitments: The Commitments of all the Buyers.

Aggregate Outstanding Purchase Price: The aggregate outstanding Purchase Price of all Transactions or specified Purchased Assets, as the case may be, as of any date of determination.

Aggregate Transaction Limit:  The maximum aggregate principal amount of Transactions (measured by the related outstanding Purchase Price) that may be outstanding at any one time, which is $500,000,000.  In the event Administrative Agent and Buyers agree to a Temporary Increase pursuant to Section 2.10 and Section 18.2 of the Agreement, the Aggregate Transaction Limit shall equal the Temporary Aggregate Transaction Limit until such time as the Temporary Increase terminates.

Anti-Money Laundering Laws: As defined in Section 8.1(ee) of this Agreement.

Applicable Percentage:  With respect to any Buyer at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Buyer’s Commitment at such time, subject to adjustment as provided in Article 15.  If the commitment of each Buyer to make Transactions have been terminated pursuant to Section 11.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Buyer shall be determined based on the Applicable Percentage of such Buyer most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Buyer is set forth opposite the name of such Buyer on Schedule 4 or in the Assignment and Assumption pursuant to which such Buyer becomes a party hereto, as applicable.

Applicable Pricing Rate:  With respect to any date of determination, the greater of (i) One-Month LIBOR or a LIBOR Successor Rate, and (ii) 0%.  It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.

Approvals:  With respect to Seller or Servicer, the approvals related to single family mortgage loans obtained from the applicable Agency, HUD, the FHA, the VA or the RD in designation of Seller as a Ginnie Mae-approved issuer, a Ginnie Mae-approved servicer, a FHA Approved Mortgagee, a VA Approved Lender, an RD-approved lender, a Fannie Mae-approved lender or a Freddie Mac-approved Seller/Servicer, as applicable, in good standing.

Approved Fund: Any Fund that is administered or managed by (a) a Buyer, (b) an Affiliate of a Buyer or (c) an entity or an Affiliate of an entity that administers or manages a Buyer.

Exh. A-2

Approved Investor:  Any Agency, any private institution or Governmental Authority as approved by Administrative Agent in its sole and individual discretion, purchasing such Purchased Mortgage Loans or Mortgage-Backed Securities on a forward basis from Seller pursuant to a Purchase Commitment.

Approved Payee: As defined in the Transactions Terms Letter and as described in Section 3.7 of this Agreement.

Approved Reorganization:  The transaction, as more specifically described in PennyMac Financial Services, Inc.’s (“PFSI”) Current Report on Form 8-k dated August 2, 2018 filed with the SEC, whereby PFSI is undergoing a reorganization and as a result of which (i) PFSI shall own thirty-two (32%) percent of the outstanding shares of the Guarantor and (ii) New PennyMac Financial Services, Inc. shall hold sixty-eight (68%) percent of the outstanding shares of the Guarantor.

Asset: A Mortgage Loan, or in the case of a Pooled Mortgage Loan, the resulting Mortgage-Backed Security pursuant to Section 3.8, as the context may require.

Asset Data Record: A document containing the information set forth on Administrative Agent’s website(s), which may be amended, supplemented and modified from time to time as further set forth in the Handbook or such other information as Administrative Agent may reasonably request from time to time, completed by Seller and submitted to Administrative Agent with respect to each Purchased Asset.

Asset Value: With respect to each Purchased Asset and on any date of determination, an amount equal to the following, as applicable, as the same may be reduced in accordance with Section 4.3, and, in the case of each Purchased Mortgage Loan, as shall include the related Servicing Rights:

(a)         if the Purchased Asset has Standard Status, the product of the related Type Purchase Price Percentage and the least of: (i) the Market Value of such Purchased Asset; (ii) the unpaid principal balance of such Purchased Asset; (iii) the purchase price paid by Seller for such Purchased Asset if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, as evidenced by the related Purchase Commitment, if applicable;

(b)         if the Purchased Asset is a Noncompliant Asset, the product of the related Type Purchase Price Percentage for a Noncompliant Asset and the least of: (i) the Market Value of such Purchased Asset; (ii) the unpaid principal balance of such Purchased Asset; (iii) the purchase price paid by Seller for such Purchased Asset if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, as evidenced by the related Purchase Commitment, if applicable; or

(c)         if the Purchased Asset is a Defective Asset, zero.

Assignment: A duly executed assignment to Administrative Agent in recordable form of a Purchased Mortgage Loan, of the indebtedness secured thereby and of all documents and rights related to such Purchased Mortgage Loan.

Assignment and Assumption: An assignment and assumption entered into by a Buyer and an Eligible Assignee (with the consent of any party whose consent is required by Section 18.5(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit S-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

Assignment of Closing Protection Letter: An assignment assigning and subrogating Administrative Agent on behalf of Buyers to all of Seller’s rights in a Closing Protection Letter, substantially in the form of Exhibit F hereto.

Exh. A-3

Assignment of Fidelity Bond and Errors and Omission Policy:  An assignment assigning and subrogating Administrative Agent on behalf of Buyers to all of Seller’s rights related to the Purchased Assets in a Fidelity Bond and Errors and Omissions Policy, substantially in the form of Exhibit G hereto.

Bail-In Action: The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bailee Agreement: A bailee agreement or bailee letter that is in a form acceptable to Administrative Agent.

Bankruptcy Code: Title 11 of the United States Code, now or hereafter in effect, as amended, or any successor thereto.

Beneficial Ownership Certification: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Business Day: Any day, excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York and the State of California or as may otherwise be published on Administrative Agent’s website(s).

Buyer:  Such Buyers listed on Schedule 4 hereto and, unless the context requires otherwise, includes the Swing Line Provider.

Buyer Related Entities: As defined in Section 12.1 of this Agreement.

Capital Lease Obligations: For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Cash Equivalents: Any (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital, surplus and retained earnings in excess of $70,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A-1” or the equivalent thereof by S&P or “p-1” or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying

Exh. A-4

the requirements of clause (b) of this definition, or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

Change in Law:  The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control: Change of Control shall mean any of the following with respect to any Person:

(a)         if such Person is a corporation, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of Seller under an employee benefit plan of such Person, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of such Person representing 50% or more of (A) the outstanding shares of common stock of such Person or (B) the combined voting power of such Person’s then-outstanding securities;

(b)         if such Person is a legal entity other than a corporation, the majority voting control of such Person, or its equivalent, under such Person’s governing documents is transferred to any Person;

(c)         such Person is party to a merger or consolidation, or series of related transactions, which results in the voting securities or majority voting control interest of such Person outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities or a majority voting controlling interest of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities or majority voting control interest of such Person or such surviving or other entity outstanding immediately after such merger or consolidation;

(d)         the sale or disposition of all or substantially all of such Person’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(e)         with respect to Seller or Guarantor, if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated;

(f)         the dissolution or liquidation of such Person; or

(g)         any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

Closing Agent: The Person designated by Seller and approved by Administrative Agent in accordance with Section 3.7, to receive Purchase Prices from Administrative Agent on behalf of Buyers, for the account of Seller, for the purpose of (i) funding a Purchased Mortgage Loan or (ii) in the case of a new origination Wet Mortgage Loan or Dry Mortgage Loan as to which the origination funds are being remitted to the closing table, originating such Mortgage Loan in accordance with local Law and practice in the jurisdiction where such Mortgage Loan is being originated.

Exh. A-5

Closing Protection Letter: A document issued by a title insurance company to Seller and/or Administrative Agent and relied upon by Administrative Agent to provide closing protection for one or more mortgage loan closings and to insure Seller and/or Administrative Agent and Buyers, without limitation, against embezzlement by the Closing Agent and loss or damage resulting from the failure of the Closing Agent to comply with all applicable closing instructions.

COBRA:  As defined in Section 8.1(t) of this Agreement.

Code:  The Internal Revenue Code of 1986, as amended.

Confidential Information: As defined in Section 18.17 of this Agreement.

Committed Mortgage Loans: Purchased Mortgage Loans subject to a Purchase Commitment.

Commitment: as to each Buyer, its obligation to enter into Transactions  with the Seller pursuant to Section 2.1, including Swing Line Transactions, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Buyer’s name on Schedule 4 or in the Assignment and Assumption pursuant to which such Buyer becomes a party hereto.

Commitment Fee: The non-refundable, annual commitment fee set forth in the Transactions Terms Letter.

Connection Income Taxes:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Conventional Conforming Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that fully conforms to all underwriting standards, loan amount limitations and other requirements of that standard Agency mortgage loan purchase program accepting only the highest quality mortgage loans underwritten.

Correspondent Mortgage Loan: A Mortgage Loan originated by a third party originator and acquired by Seller in accordance with Seller’s or PennyMac Corp.’s correspondent Mortgage Loan program.

Custodial Agreement: The Custodial Agreement executed among Administrative Agent, Seller and Custodian with respect to this Agreement, as the same shall be modified and supplemented and in effect from time to time.

Custodian:  Deutsche Bank National Trust Company or such other custodian selected by Administrative Agent.

Default Rate: The lesser of (i) the Applicable Pricing Rate plus four percent (4.00%), or (ii) the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received under the laws of the United States and the State of New York, per annum.

Defaulting Buyer: Subject to Section 15.1(b), any Buyer that (a) has failed to (i) fund all or any portion of its Transactions within two (2) Business Days of the date such Transactions were required to be funded hereunder unless such Buyer notifies the Administrative Agent and the Seller in writing that such failure is the result of such Buyer’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swing Line Provider or any other Buyer any other amount required to be paid by it hereunder (including in respect of its reimbursement of Swing Line Transactions) within two (2) Business Days of the date when due, (b) has notified the Seller, the Administrative Agent or the Swing Line Provider in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public

Exh. A-6

statement relates to such Buyer’s obligation to fund a Transaction hereunder and states that such position is based on such Buyer’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Seller, to confirm in writing to the Administrative Agent and the Seller that it will comply with its prospective funding obligations hereunder (provided,  that, such Buyer shall cease to be a Defaulting Buyer pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Seller), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided,  that,  a  Buyer shall not be a Defaulting Buyer solely by virtue of the ownership or acquisition of any Equity Interest in that Buyer or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Buyer with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Buyer (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Buyer.  Any determination by the Administrative Agent that a Buyer is a Defaulting Buyer under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Buyer shall be deemed to be a Defaulting Buyer (subject to Section 15.1(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Seller, the Swing Line Provider and each other Buyer promptly following such determination.

Defective Asset: A Purchased Asset:

(a)         that is not or at any time ceases to be an Eligible Asset;

(b)         that has not been repurchased within the Maximum Dwell Time for a Noncompliant Asset or is ineligible to be a Noncompliant Asset because the Aggregate Outstanding Purchase Price of other Purchased Assets that are deemed to be Noncompliant Assets is equal to or exceeds the permitted Type Sublimit for Noncompliant Assets (to the extent any such Type Sublimit is set forth in the Transactions Terms Letter);

(c)         that is a Mortgage Loan and is the subject of fraud by any Person involved in the origination of such Mortgage Loan;

(d)         that is a Mortgage Loan and the related Mortgaged Property is the subject of material damage or waste and such damage or waste shall not have been remedied within three (3) Business Days after receipt of notice from Administrative Agent to do so;

(e)         for which any breach of a warranty or representation set forth in Section 8.2 occurs;

(f)         that is a Mortgage Loan where the related Mortgagor fails to make the first payment due under the Mortgage Note on or before the applicable due date, including any applicable grace period;

(g)         that was rejected by the Approved Investor set forth in the related Purchase Commitment; or

(h)         that is a Purchased Mortgage Loan and it is determined to be ineligible for sale as a Purchased Mortgage Loan of the Type originally stipulated.

Exh. A-7

Delaware LLC Act:  Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as amended.

Depository: The Federal Reserve Bank of New York, or as otherwise defined in the glossary of the Ginnie Mae Guide, the Fannie Mae Guide or the Freddie Mac Guide, as applicable.

Dividing LLC: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

Division: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

Dollar and $:  Lawful money of the United States.

Dry Mortgage Loan: A Mortgage Loan for which Administrative Agent or its Custodian has possession of the related Mortgage Loan Documents, in a form and condition acceptable to Administrative Agent, prior to the payment of the Purchase Price.

Due Diligence Cap: As defined in the Transactions Terms Letter.

EEA Financial Institution: (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country: Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority: Any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date:  October 29, 2018.

Electronic Tracking Agreement: An Electronic Tracking Agreement in a form acceptable to Administrative Agent.

Eligible Asset: With respect to any Transaction (i) from and after the related Purchase Date, an Eligible Mortgage Loan, and (ii) from and after the related Pooling Date, an Eligible Mortgage Loan that is a Pooled Mortgage Loan, as the context may require.

Eligible Assignee: Any Person that meets the requirements to be an assignee under Section 18.5(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 18.5(b)(iii)).

Eligible Bank: Either (i) Administrative Agent, or (ii) a bank selected by Seller and approved by Administrative Agent in writing and authorized to conduct trust and other banking business in any state in which Seller conducts operations.

Eligible Mortgage Loan: A Mortgage Loan that meets the eligibility criteria set forth in the Transactions Terms Letter.

Exh. A-8

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

ERISA Affiliate: Any person (as defined in section 3(9) of ERISA) that together with Seller or any of its Subsidiaries would be a member of the same “controlled group” or treated as a single employer within the meaning of Section 414 of the Code or ERISA Section 4001.

Event of Default: Any of the conditions or events set forth in Section 11.1.

Exchange Act: As defined in the definition of “Change of Control” in this Agreement.

Excluded Taxes:  Any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Buyer, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Buyer, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer with respect to an applicable interest in Transactions pursuant to a Law in effect on the date on which (i) such Buyer acquires such interest in the Transactions (other than pursuant to an assignment request by the Seller) or (ii) such Buyer changes its Lending Office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Existing Indebtedness: As defined in Section 8.1(w) of this Agreement.

Extending Buyer: As defined in Section 2.11(e) of this Agreement.

Existing Termination Date: As defined in Section 2.11(a) of this Agreement.

Expiration Date:  The earliest of (i) the Termination Date, (ii) at Administrative Agent’s option, upon the occurrence of an Event of Default and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of Law.

EU Bail-In Legislation Schedule: The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Fannie Mae: The Federal National Mortgage Association and any successor thereto.

Fannie Mae Guide: The Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.

Fannie Mae Program: The Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Exh. A-9

FDIA: As defined in Section 18.20 of this Agreement.

FDICIA: As defined in Section 18.21 of this Agreement.

Federal Funds Rate:  For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided,  that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.

Fee Letter:  That certain Administrative Agent Fee Letter entered into among Administrative Agent, Seller and Guarantor.

FHA: The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

FHA Approved Mortgagee:  A corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

FHA Loan: A first lien Mortgage Loan which is subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations.

FHA Mortgage Insurance:  Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Federal Housing Administration Act and provided by the FHA.

FHA Mortgage Insurance Contract:  A contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

FHA Regulations: The regulations promulgated by HUD under the FHA Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to Government Mortgage Loans, including the related handbooks, circulars, notices and mortgagee letters.

Fidelity Insurance:  As defined in Section 9.4 of this Agreement.

Financial Covenant: The covenants set forth in Section 9.1 of this Agreement.

Foreign Buyer:  (a) If Seller is a U.S. Person, a Buyer that is not a U.S. Person, and (b) if the Seller is not a U.S. Person, a Buyer that is resident or organized under the Laws of a jurisdiction other than that in which the Seller is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Freddie Mac: The Federal Home Loan Mortgage Corporation and any successor thereto.

Freddie Mac Guide:  The Freddie Mac Sellers' and Servicers' Guide, as such guide may hereafter from time to time be amended.

Exh. A-10

Freddie Mac Program: The Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

GAAP:  Generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession and that are applicable to the circumstances as of the date of determination.

Ginnie Mae: Government National Mortgage Association or any successor thereto.

Ginnie Mae Guide: The Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.

Ginnie Mae Program: The Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.

Government Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:

(a)         subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Administrative Agent in its sole and individual discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations;

(b)         subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Administrative Agent in its sole and individual discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations; or

(c)         eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict Compliance with RD Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Administrative Agent in its sole and individual discretion, does not exceed the applicable maximum mortgage limits as set forth in the RD Regulations.

Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

Guarantee:  As to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent

Exh. A-11

required by Buyer.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

Guaranty:  That certain Guaranty of Private National Mortgage Acceptance Company, LLC dated as of the date hereof as the same may be amended from time to time, pursuant to which Guarantor fully and unconditionally guarantees the obligations of Seller hereunder.

Guarantor: Private National Mortgage Acceptance Company, LLC.

Haircut: With respect to any Transaction with respect to which the Purchase Price is being paid to one or more Approved Payees on behalf of Seller, if the Purchase Price is less than the amount that such Approved Payees are entitled to receive in respect of the related Mortgage Loans, the positive result (if any) equal to such amount minus such Purchase Price, which shall be considered a “settlement payment” as defined in Bankruptcy Code Section 741(8).

Handbook: The guide prepared by Administrative Agent containing additional policies and procedures, as same may be amended from time to time.

HARP Mortgage Loan:  Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified from time to time), and is referred to by Fannie Mae as a “Refi Plus mortgage loan” or “DU Refi Plus mortgage loan”, and by Freddie Mac as a “Relief Refinance Mortgage”.

HOEPA: As defined in Exhibit L of this Agreement.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Income: With respect to any Purchased Asset at any time, any principal and/or interest thereon and all dividends, Proceeds and other collections and distributions thereon.

Indebtedness: For any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

Indemnified Party or Indemnified Parties:  As defined in Section 12.1 of this Agreement.

Exh. A-12

Indemnified Taxes:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Principal Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

Insolvency Event: The occurrence of any of the following events:

(a)         such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar Law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial property, assets or business;

(b)         corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing;

(c)         an order for relief shall be entered in a case under the Bankruptcy Code in which such Person is a debtor; or

(d)         involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar Law or seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.

Insurer: A private mortgage insurer, which is acceptable to Administrative Agent.

Intercreditor Agreement:  An agreement substantially in the form acceptable to Administrative Agent.

Interest Rate Protection Agreement:  With respect to any or all of the Purchased Mortgage Loans, a pro rata portion of any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Purchase Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, relating to the Purchased Assets, entered into by Seller consistent with its hedging policy, which policy to the extent relating to the Purchased Assets shall be acceptable to Administrative Agent in its sole and individual discretion.

Irrevocable Closing Instructions: Closing instructions, including wire instructions, in the form of Exhibit B issued in connection with funds disbursed for the funding of new origination Wet Mortgage Loans or Dry Mortgage Loans as to which the origination funds are being remitted to the closing table.

IRS: As defined in Section 13.1 of this Agreement.

Exh. A-13

Jumbo Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan (i) for which the original loan amount is greater than the conforming limit in the jurisdiction where the related Mortgaged Property is located, and (ii) meets the transaction requirements set forth on Schedule 1 to the Transactions Terms Letter.

Laws:  Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

Lending Office: As to any Buyer, the office or offices of such Buyer described as such in such Buyer’s Administrative Questionnaire, or such other office or offices as a Buyer may from time to time notify the Seller and the Administrative Agent, which office may include any Affiliate of such Buyer or any domestic or foreign branch of such Buyer or such Affiliate. Unless the context otherwise requires each reference to a Buyer shall include its applicable Lending Office.

LIBOR Successor Rate:  As defined in Section 13.6 of this Agreement.

LIBOR Successor Rate Conforming Changes: With respect to any proposed LIBOR Successor Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Seller).

Lien:  Any mortgage, lien, pledge, charge, security interest or similar encumbrance.

Liquidity Amount:  As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents and (b) the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call.  By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

Majority Buyers:  At any time, Buyers having an aggregate Commitment representing more than 50% of the Aggregate Transaction Limit. The Commitment of any Defaulting Buyer shall be disregarded in determining Majority Buyers at any time; provided that, the amount of any reimbursement of any Swing Line Transaction that such Defaulting Buyer has failed to fund that have not been reallocated to and funded by another Buyer shall be deemed to be held by the Buyer that is the Swing Line Provider in making such determination

Manufactured Home:  A prefabricated or manufactured home on which a lien secures a Mortgage Loan and which is considered and treated as “real estate” under applicable Law.

Manufactured Home Loan:  A Conventional Conforming Mortgage Loan or Government Mortgage Loan secured by a manufactured home (as defined by HUD) provided,  that,  (a) such manufactured home is attached to a permanent foundation, is no longer transportable (mobile homes) and is considered and treated as “real estate” under applicable Law, (b) such manufactured home is originated in compliance with Title II under FHA 203(b) and (c) such Conventional Conforming Mortgage Loan or Government Mortgage Loan is eligible for securitization by an Agency pursuant to the terms of the applicable Agency Guides.

Exh. A-14

Margin Call: A margin call, as defined and described in Section 6.3 of this Agreement.

Margin Deficit: A margin deficit, as defined and described in Section 6.3 of this Agreement.

Margin Threshold:  As set forth in the Transactions Terms Letter.

Market Value: With respect to an Asset, the fair market value of the Asset as determined by Administrative Agent in its sole and individual discretion without regard to any market value assigned to such Asset by Seller.  Administrative Agent’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Administrative Agent.  At no time and in no event will the Market Value of a Purchased Asset be greater than the Market Value of such Purchased Asset on the Purchase Date.  Any Mortgage Loan that is not an Eligible Asset shall have a Market Value of zero.

Master Netting Agreement:  That certain Master Margining, Setoff and Netting Agreement, dated as of August 15, 2014 among Seller, Private National Mortgage Acceptance Company, LLC and Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

Materials: As defined in Section 9.29 of this Agreement.

Material Adverse Effect:  Any of the following: (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller, Guarantor, Servicer or any Affiliate that is a party to any Principal Agreement taken as a whole; (ii) a material impairment of the ability of Seller, Guarantor, Servicer or any Affiliate that is a party to any Principal Agreement to perform under any Principal Agreement and to avoid any Event of Default; (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Principal Agreement against Seller, Guarantor, Servicer or any Affiliate that is a party to any Principal Agreement; (iv) a material adverse effect on the rights and remedies of Administrative Agent or any Buyer under any of the Principal Agreements;  (v) a material adverse effect on the marketability, collectability, value or enforceability of a material portion of the Purchased Assets or (vi) a material adverse effect on the Approvals of Seller, in each case as determined by Administrative Agent with the consent of the Majority Buyers.

Maximum Dwell Time: (i) For any Purchased Asset with Standard Status, the maximum number of days such Purchased Asset can be not repurchased by Seller before such Purchased Asset may be deemed to be a Noncompliant Asset; and (ii) with respect to a Noncompliant Asset, the maximum number of days that such Noncompliant Asset can be deemed to be a Noncompliant Asset before it may be deemed to be a Defective Asset, all as set forth in the Transactions Terms Letter.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Purchased Mortgage Loan registered with MERS on the MERS system.

Minimum Over/Under Account Balance:  The balance required to be maintained by Seller in the Over/Under Account as provided in Section 3.5(a) of this Agreement, which balance is specified in the Transactions Terms Letter.

Moody’s:  Moody’s Investors Service, Inc. or any successor thereto.

More Favorable Agreement: As defined in Section 9.17 of this Agreement.

Mortgage: A first-lien or second-lien mortgage, deed of trust, security deed or similar instrument on improved real property.

Exh. A-15

Mortgage-Backed Security: Any fully-modified pass-through mortgage-backed security that is (i) either issued by Seller and fully guaranteed by Ginnie Mae or issued and fully guaranteed with respect to timely payment of interest and ultimate payment of principal by Fannie Mae or Freddie Mac; (ii) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository; and (iii) backed by a Pool, in substantially the principal amount and with substantially the other terms as specified with respect to such Mortgage-Backed Security in the related Purchase Commitment.

Mortgage Loan: Any mortgage loan of a Type identified on any schedule attached to the Transactions Terms Letter, which mortgage loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.

Mortgage Loan Documents: With respect to each Purchased Mortgage Loan, each document listed on Exhibit 12 to the Custodial Agreement.

Mortgage Loan File: With respect to each Mortgage Loan, that file that contains the Mortgage Loan Documents and is delivered to Administrative Agent or its Custodian.

Mortgage Note: A promissory note secured by a Mortgage and evidencing a Mortgage Loan.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor of a Mortgage Loan.

Multiemployer Plan:  A multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

Net Income:  For any period, the net income of any Person for such period as determined in accordance with GAAP.

Net Worth:  With respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

Noncompliant Asset: If applicable per the Transactions Terms Letter, as of any date of determination, a Purchased Asset that is an Eligible Asset and was not repurchased prior to the expiration of the Maximum Dwell Time permitted for a Purchased Asset with Standard Status but was repurchased prior to the expiration of the Maximum Dwell Time for Noncompliant Assets.

Non-Consenting Buyer: Any Buyer that does not (a) approve any consent, waiver or amendment that (i) requires the approval of all Buyers or all affected Buyers in accordance with the terms of Section 18.2 and (ii) has been approved by the Required Buyers in accordance with the terms of Section 18.2 or (b) agree to enter into Transactions after Seller enters into a settlement with a Governmental Authority as described in Section 7.2(q) and approved by the Required Buyers pursuant to Section 18.2(b)(i).

Non-Defaulting Buyer:  At any time, each Buyer that is not a Defaulting Buyer at such time.

Non-Extending Buyer:  As defined in Section 2.11(b) of this Agreement.

Non-Performing Mortgage Loan: (i) Any Mortgage Loan for which any payment of principal or interest is more than twenty-nine (29) days past due as determined by applying the methodology set forth by the Mortgage Bankers Association, (ii) any Mortgage Loan with respect to which the related mortgagor is in bankruptcy or (iii) any Mortgage Loan with respect to which the related Mortgaged Property is in foreclosure.

Notice Date: As defined in Section 2.11(b) of this Agreement.

Exh. A-16

Obligations: (a) All of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, to Administrative Agent and each Buyer, their Affiliates or Custodian arising under, or in connection with, the Principal Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent or on behalf of Buyers in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by any Buyer of its rights under the Principal Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent and each Buyer or Custodian or both pursuant to the Principal Agreements.

Officer’s Compliance Certificate: A certificate of a Responsible Officer of Seller in the form of Exhibit E hereto.

One-Month LIBOR: The daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination.

Other Connection Taxes: With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Principal Agreement, or sold or assigned an interest in any Transaction or Principal Agreement).

Other Mortgage Loan Documents: In addition to the Mortgage Loan Documents, with respect to any Mortgage Loan, the following: (i) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (ii) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents; (iii) the original Closing Protection Letter and a copy of the Irrevocable Closing Instructions; (iv) the original Purchase Commitment, if any; (v) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty, the RD Loan Guaranty Agreement or the Insurer’s certificate or commitment to insure, as applicable; (vi) the survey, flood certificate, hazard insurance policy and flood insurance policy, as applicable; (vii) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Seller to have been sent for recording, if any; (viii) copies of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (ix) the loan application; (x) verification of the Mortgagor’s employment and income, if applicable; (xi) verification of the source and amount of the downpayment; (xii) credit report on Mortgagor; (xiii) appraisal of the Mortgaged Property (or in the case of any HARP Mortgage Loan, an appraisal or a waiver thereof, and/or a point value estimate, as permitted by the applicable Agency Guides); (xiv) the original executed disclosure statement; (xv) tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, underwriting standards used for origination and all other related papers and records; (xvi) the original of any guarantee executed in connection with the Mortgage Note (if any); (xvii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (xviii) all copies of powers of attorney or similar instruments, if applicable; (xix) copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with, (1) with respect to all

Exh. A-17

Purchased Mortgage Loans, the Ability to Repay Rule and, (2) with respect to all Purchased Mortgage Loans, the QM Rule; and (xx) all other documents relating to the Purchased Mortgage Loan.

Other Taxes:  All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Principal Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a Seller request).

Over/Under Account: That account maintained by Administrative Agent, as described in Section 3.5.

Participant: As defined in Section 18.5(d).

Participant Register: As defined in Section 18.5(d).

Payment Date: With respect to Price Differential, the fifth (5th) Business Day of each month; provided,  however, in each case, Administrative Agent may change the Payment Date from time to time upon thirty (30) days prior notice to Seller.

PBGC:  The Pension Benefit Guaranty Corporation and any successor thereto.

Person: Includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

Plan: Any Multiemployer Plan or single-employer plan as defined in section 4001 of ERISA, that is maintained and contributed to by (or to which there is an obligation to contribute of), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribute of), Seller or by a Subsidiary of Seller or an ERISA Affiliate.

Platform: As defined in Section 9.29 of this Agreement.

Pool: A pool of fully amortizing first lien residential Mortgage Loans eligible in the aggregate to back a Mortgage-Backed Security.

Pooled Mortgage Loan: Any Mortgage Loan that is part of a Pool of Mortgage Loans certified by the Custodian to an Agency that will be exchanged on the related Settlement Date for a Mortgage-Backed Security backed by such Pool in accordance with the terms of the applicable Agency Guide.

Pooling Date: With respect to Pooled Mortgage Loans, the date on which an Agency pool number is assigned to the related Pool.

Potential Default: The occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

Power of Attorney: A power of attorney, substantially in the form attached hereto as Exhibit H.

Price Differential:  For each Purchased Asset or Transaction as of any date of determination, an amount equal to the product of (a) (i) prior to the occurrence of an Event of Default, the sum of the Applicable Pricing Rate plus the applicable Type Margin, or (ii) following the occurrence and during the continuance of an Event of Default, the Default Rate, and (b) the Purchase Price for such Purchased Asset or Transaction.  Price Differential will be calculated in accordance with Section 2.6.

Exh. A-18

Exh. A-19

Principal Agreements: This Agreement, the Transactions Terms Letter, the Electronic Tracking Agreement, the Custodial Agreement, the Master Netting Agreement, any Servicing Agreement together with the related Servicer Notice, the Intercreditor Agreement (if any),  the Guaranty (if required by the Transactions Terms Letter), all Trade Assignments and related Purchase Commitments, and all other documents and instruments evidencing the Transactions, as same may from time to time be supplemented, modified or amended, and any other agreement entered into between Administrative Agent and Seller in connection herewith or therewith.

Proceeds: The total amount receivable or received when a Purchased Asset or other Purchased Item is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and all escrow withholds and escrow payments for Property Charges, as applicable.

Property Charges: All taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.

Public Buyer: As defined in Section 9.29 of this Agreement.

Purchase Advice: In connection with each wire transfer to be made to Administrative Agent by Seller or an Approved Investor, a written or electronic notification setting forth (a)(i) the loan number assigned by Seller or last name of the Mortgagor for each Mortgage Loan that is related to the Transaction in connection with which a payment is being made, or (ii) the CUSIP of any related Mortgage-Backed Security; (b) the amount of the wire transfer to be applied in the Transaction; and (c) the total amount of the wire.

Purchase Commitment: A trade ticket or other written commitment issued in favor of Seller by an Approved Investor pursuant to which that Approved Investor commits to purchase one or more Purchased Assets, and as to which the Takeout Price for such Purchased Assets is for an amount that is not less than the outstanding Repurchase Price for such Purchased Assets, together with the related correspondent, whole loan or forward purchase agreement by and between Seller and the Approved Investor governing the terms and conditions of any such purchases, all in form and substance satisfactory to Administrative Agent.

Purchase Date: The date on which Administrative Agent on behalf of Buyers purchases a Purchased Asset from Seller.  If the Purchase Price is paid by wire transfer, the Purchase Date shall be the date such funds are wired.  If the Purchase Price is paid by a cashier’s check, the Purchase Date shall be the date such check is issued by the bank.  If the Purchase Price is paid by a funding draft, the Purchase Date shall be the date that the draft is posted by the bank on which the draft is drawn.

Purchase Price: The price at which each Asset is transferred by Seller to Administrative Agent for the benefit of Buyers which, except as otherwise may be set forth in the Transactions Terms Letter, shall be equal to the product of the applicable Type Purchase Price Percentage and the least of (i) the unpaid principal balance of such Asset, (ii) the Market Value of such Asset, (iii) the purchase price committed by the related Approved Investor, if applicable, as evidenced by the related Purchase Commitment, or (iv) the purchase price paid by Seller for such Asset. For the sake of clarity, the Purchase Price for each Mortgage-Backed Security subject to a Transaction pursuant to Section 3.8 shall be the same Purchase Price that was paid for the Purchased Mortgage Loans backing such Mortgage-Backed Security. For Pooled Mortgage Loans, the Purchase Price shall be the Type Purchase Price Percentage multiplied by the Takeout Price.

Purchased Assets: Purchased Mortgage Loans.  The term “Purchased Assets” with respect to any Transaction at any time shall also include Mortgage-Backed Securities that replace the related Purchased Mortgage Loans pursuant to Section 3.8 and Additional Purchased Assets delivered pursuant to Section 6.3 of this Agreement.

Exh. A-20

Purchased Items: All now existing and hereafter arising right, title and interest of Seller in, under and to the following:

(a)         all Purchased Mortgage Loans, now owned or hereafter acquired, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Mortgage Loan Documents, for which a Transaction has been entered into between Administrative Agent on behalf of Buyers and Seller hereunder and for which the Repurchase Price has not been paid in full and all Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Mortgage Loan Documents, which, from time to time, are delivered, or caused to be delivered, to Administrative Agent (including delivery to a custodian or other third party on behalf of Administrative Agent) as additional security for the performance of Seller’s obligations hereunder;

(b)         all Mortgage-Backed Securities issued in exchange for Purchased Mortgage Loans for which the Repurchase Price has not been received by Administrative Agent;

(c)         all Income related to the Purchased Assets and all rights to receive such Income;

(d)         all rights of Seller under all related Purchase Commitments (including the right to receive the related Takeout Price), purchase agreements or to a pro rata portion of other hedging arrangements, agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing, now existing and hereafter arising, to the extent covering any Purchased Assets, and all rights to receive documentation relating thereto, and all rights to deliver Purchased Mortgage Loans and related Mortgage-Backed Securities to permanent investors and other purchasers pursuant thereto and all Proceeds resulting from the disposition of such Purchased Assets;

(e)         all now existing and hereafter established accounts maintained with broker-dealers by Seller for the purpose of carrying out transactions under Purchase Commitments relating to any part of the Purchased Assets;

(f)         all now existing and hereafter arising rights of Seller to (A) service, administer and/or collect on the Purchased Mortgage Loans and (B) administer and/or collect on the Purchased Assets, in each case, hereunder and any and all rights to the payment of monies on account thereof;

(g)         all Servicing Rights related to the Purchased Mortgage Loans, all related Servicing Records, and all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage Loan Files, all rights of Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the Mortgage Loan Files, including, without limitation, the Other Mortgage Loan Documents;

(h)         all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the Purchased Assets;

(i)          all mortgage and other insurance and all commitments issued by Insurers, the FHA, the VA or the RD, as applicable, to insure or guaranty any Purchased Asset, including, without limitation,  all FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and RD Loan Guaranty Agreements relating to such Purchased Assets and the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage; and all other documents or instruments delivered to Administrative Agent in respect of the Purchased Assets;

(j)          all documents, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data of Seller relating to Purchased Assets;

Exh. A-21

(k)         all rights, but not any obligations or liabilities, of Seller with respect to the Approved Investors relating to the Purchased Assets;

(l)          all property of Seller specifically relating to the Purchased Assets, in any form or capacity now or at any time hereafter in the possession or control of Administrative Agent or a Buyer, including, without limitation, all deposit accounts and any funds at any time held therein, into which Proceeds of the Purchased Assets are at any time deposited;

(m)        all products and Proceeds of the Purchased Assets; and

(n)         any funds of Seller at any time deposited or held in the Over/Under Account.

Purchased Mortgage Loan: A Mortgage Loan that has been purchased by Administrative Agent on behalf of Buyers from Seller in connection with a Transaction and which has not been repurchased by Seller hereunder.

QM Rule:  12 CFR 1026.43(e), including all applicable official staff commentary.

Qualified Mortgage: A Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

RD: The United States Department of Agriculture Rural Development and any successor thereto.

Recipient:  The Administrative Agent, any Buyer or any other recipient of any payment to be made by or on account of any obligation of Seller or Guarantor hereunder.

Records:  All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Loan Files, the Servicing Records, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

RD Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor.

RD Regulations: The regulations promulgated by the RD under the Consolidated Farm and Rural Development Act of 1977; and other RD issuances relating to rural housing loans codified in the Code of Federal Regulations.

Rebuttable Presumption Qualified Mortgage: A Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

Related Credit Enhancement: As defined in Section 6.1 of this Agreement.

Related Parties: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

Removal Effective Date: As defined in Section 17.6(b) of this Agreement.

Exh. A-22

Reportable Event: An event described in Section 4043(c) of ERISA with respect to a Plan as to which the thirty (30) days’ notice requirement has not been waived by the PBGC.

Repurchase Acceleration Event: Any of the conditions or events set forth in Section 4.2 of this Agreement.

Repurchase Date: The date on which Seller is to repurchase a Purchased Asset subject to a Transaction from Administrative Agent on behalf of Buyers, which is either (i) the date specified in the related Transactions Terms Letter and/or Asset Data Record, or (ii) the date identified to Administrative Agent by Seller as the date that the related Purchased Asset is to be sold pursuant to a Purchase Commitment; provided,  however, that if the Repurchase Date is not a date within the Maximum Dwell Time for a Purchased Asset with Standard Status, Administrative Agent may, at its sole and individual discretion, deem such Purchased Asset a Noncompliant Asset and Administrative Agent may pursue any rights and remedies accorded Administrative Agent on behalf of Buyers hereunder as a result thereof, including, without limitation, charging Seller any applicable fees as a result thereof. The Repurchase Date for each Purchased Asset shall in no event occur later than one (1) year after the Purchase Date of such Purchased Asset.

Repurchase Price: The price at which a Purchased Asset is to be transferred from Administrative Agent, on behalf of Buyers, or its designee to Seller upon termination of a Transaction, which shall equal the sum of (i) the Purchase Price, (ii) any applicable fees and indemnities owed by Seller in connection with the Purchased Asset and (iii) the Price Differential due on such Purchase Price pursuant to Section 2.6 as of the date of such determination.

Repurchase Transaction: A repurchase transaction, as defined and described in Section 6.6 of this Agreement.

Request for Temporary Increase: As defined in Section 2.10 of this Agreement.

Required Buyers:

(a) At any time any single Buyer has a Commitment representing an amount equal to or more than 50% of the Aggregate Transaction Limit, such Buyer and at least one other Buyer;  or

(b) At any time any single Buyer does not have a Commitment representing an amount equal to or more than 50% of the Aggregate Transaction Limit,  the Majority Buyers.

In each case, the Commitment of any Defaulting Buyer shall be disregarded in determining Required Buyers at any time; provided that, the amount of any reimbursement of any Swing Line Transaction that such Defaulting Buyer has failed to fund that have not been reallocated to and funded by another Buyer shall be deemed to be held by the Buyer that is the Swing Line Provider in making such determination.

Resignation Effective Date: As defined in Section 17.6(a) of this Agreement.

Responsible Officer:  As to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person.

S&P:  S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

Safe Harbor Qualified Mortgage: A Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

Exh. A-23

Sanctions: As defined in Section 8.1(dd) of this Agreement.

Scheduled Unavailability Date:  As defined in Section 13.6 of this Agreement.

SEC: As defined in Section 18.17 of this Agreement.

Seller: As defined in the introductory paragraph of this Agreement.

Seller’s Release:  A notice substantially in the form of Exhibit P attached hereto.

Servicer:  Seller or such other entity responsible for servicing or subservicing, as the case may be, the Purchased Mortgage Loans and that has been approved by Administrative Agent in writing, or, in each case, any successor or permitted assigns thereof.

Servicer Notice: The notice acknowledged by the Servicer which is substantially in the form of Exhibit K hereto.

Servicer Termination Event:  The occurrence of any of the following conditions or events shall be a Servicer Termination Event:

(a)         Servicer ceases to meet the qualifications for maintaining all Approvals, such Approvals are revoked or such Approvals are materially modified;

(b)         Servicer becomes subject to any material penalties and/or sanctions by any Agency, HUD, FHA, VA or RD;

(c)         Servicer fails to service the Eligible Assets subject to Transactions materially in accordance with applicable Agency Guides resulting in a diminution in value of any such Eligible Asset;

(d)         Servicer fails to service the Eligible Assets subject to Transactions materially in accordance with the related Servicing Agreement or otherwise default under the related Servicing Agreement, after giving effect to any applicable notice or grace periods;

(e)         Servicer fails to maintain all state and federal licenses necessary to do business in any jurisdiction where Mortgaged Property is located if such license is required, or to be in compliance with any licensing Laws of any jurisdiction where Mortgaged Property is located;

(f)         Servicer fails to deliver any information, report, certification or other material when required under the Regulation AB Compliance Addendum;

(g)         (i) Servicer or any of its Subsidiaries or Affiliates shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between Servicer or such other entity on the one hand, and Administrative Agent or any of Administrative Agent’s Affiliates on the other; or (ii) Servicer or any of its Subsidiaries or Affiliates shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility, any agreement for borrowed funds or any other material agreement entered into by Servicer or such other entity and any third party;

(h)         an Insolvency Event shall have occurred with respect to Servicer or any of its Affiliates or Subsidiaries; or Servicer shall admit in writing its inability to, or intention not to, perform any of its obligations under this Agreement or any of the other Principal Agreements to which it is a party; or Administrative Agent shall have determined in good faith that Servicer is unable to meet its financial commitments as they come due;

Exh. A-24

(i)          a Change of Control shall occur with respect to Servicer; or

(j)          a Material Adverse Effect shall occur with respect to Servicer.

Servicing Agreement: If the Purchased Mortgage Loans are serviced by any third party servicer, the agreement with that third party in form and substance acceptable to Administrative Agent.

Servicing Records:  All servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of a Mortgage Loan.

Servicing Rights:  The contractual, possessory or other rights of Seller, Servicer or any other Person, whether arising under a Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Mortgage Loan or to possess related Servicing Records.

Settlement Date: With respect to a Mortgage-Backed Security, the date on which the applicable Agency delivers such Mortgage-Backed Security to the Depository and it is registered as a book-entry security in the name of the Depository.

SIFMA: As defined in Section 7.2(b) of this Agreement.

Sole Bookrunner: As defined in the introductory paragraph of this Agreement.

Sole Lead Arranger: As defined in the introductory paragraph of this Agreement.

Standard Status: As of any date of determination, a Purchased Asset that has been subject to a Transaction for less than the applicable Maximum Dwell Time and that is not a Noncompliant Asset or a Defective Asset.

Statement Date: As defined in Section 8.1(e)(a) of this Agreement.

Strict Compliance:  The compliance of Seller and Mortgage Loans that are intended to be Agency Eligible Mortgage Loans with the requirements of the applicable Agency Guide, as applicable and as amended by any agreements between Seller and the applicable Agency, sufficient to enable Seller to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Mortgage-Backed Security; provided,  that, until copies of any such agreements between Seller and Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, have been provided to Administrative Agent by Seller and agreed to by Administrative Agent, such agreements shall be deemed, as between Seller and Administrative Agent, not to amend the requirements of the applicable Agency Guide.

Subordinated Debt:  Indebtedness of Seller which is (i) unsecured, (ii) as to which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) as to which the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Administrative Agent and  Buyers hereunder on terms and conditions approved in writing by Administrative Agent and all other terms and conditions of which are satisfactory in form and substance to Administrative Agent.

Subsidiary: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation,

Exh. A-25

partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

Successor Servicer: Any successor subservicer of the Purchased Mortgage Loans appointed by Administrative Agent as described in Section 6.2(h) of this Agreement.

Swing Line Interest:  For each Purchased Asset as of any date of determination, an amount equal to the product of (a) 0.05% and (b) the Purchase Price for such Purchased Asset.  Swing Line Interest will be calculated in accordance with Section 3.2(d)(iii) of this Agreement.

Swing Line Provider: Bank of America, N.A. in its capacity as provider of Swing Line Transactions, or any successor swing line provider hereunder.

Swing Line Transaction:  As defined in Section 3.2(d)(i) of this Agreement.

Swing Line Sublimit: An amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

Takeout Price:  The purchase price to be paid for a Purchased Asset or related Mortgage-Backed Security by the related Approved Investor pursuant to the related Purchase Commitment.

Tangible Net Worth: As of any date of determination, (i) the Net Worth of Seller and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, and minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights) and any and all advances to, investments in and receivables held from Affiliates.

Taxes:  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges impose by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Temporary Aggregate Transaction Limit: As defined in Section 2.10 of this Agreement.

Temporary Increase: As defined in Section 2.10 of this Agreement.

Termination Date:  October 28, 2019.

Test Period: Any calendar quarter.

Texas Cash-Out Refinance Mortgage Loan: A Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution.

TILA-RESPA Integrated Disclosure Rule: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

Total Liabilities: As of any date of determination, the sum of (i) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (ii) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any purchase, repurchase, refinance or other similar credit arrangements, plus (iii) to the extent not already included under GAAP, any “off balance

Exh. A-26

sheet” purchase, repurchase, refinance or other similar credit arrangements, minus (iv) non-recourse debt, including securitization debt, and intercompany debt eliminated in consolidation.

Trade Assignment: An assignment to Administrative Agent for the benefit of Buyers of a forward trade between an Approved Investor and Seller with respect to one or more Purchased Assets or related Mortgage-Backed Security, in each case in substantially the form of Exhibit N hereto, together with the related Purchase Commitment that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.

Transaction:  The sale of certain residential mortgage loans and/or other mortgage related assets and interests by Seller to Administrative Agent on behalf of Buyers, against the transfer of funds by Administrative Agent on behalf of Buyers with a simultaneous agreement by Administrative Agent on behalf of Buyers to sell to Seller such purchased assets at a date certain or on demand after the Purchase Date, against the transfer of funds by Seller, pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, “Transactions” shall include Swing Line Transactions.

Transaction Exposure: As to any Buyer at any time, its Applicable Percentage of the Aggregate Outstanding Purchase Price as of such date of determination.

Transactions Terms Letter: The document executed by Administrative Agent, Buyers and Seller, referencing this Agreement and setting forth certain specific terms, and any additional terms, with respect to this Agreement.

Transfer Transaction: As defined in Section 2.2 of the Agreement.

Type:  A specific type of mortgage loan, as set forth in the Transactions Terms Letter.

Type Margin: With respect to each Type of Purchased Asset, the corresponding annual rate of interest for such Type as set forth in the Transactions Terms Letter that shall be added to the Applicable Pricing Rate to determine the annual rate of interest for the related Purchase Price.

Type Purchase Price Percentage: With respect to each Type of Purchased Asset, the corresponding purchase price percentage for such Type, as set forth in the Transactions Terms Letter.

Type Sublimit: Any of the applicable Type Sublimits, as set forth in the Transactions Terms Letter.

Underwriting Guidelines:  (a) With respect to Mortgage Loans originated by Seller, the standards, procedures and guidelines of the Seller for underwriting Mortgage Loans, which are set forth in the written policies and procedures of Seller, the Fannie Mae Single-Family Selling and Servicing Guide, the Freddie Mac Single-Family Seller/Servicer Guide or the underwriting guidelines relating to Government Mortgage Loans and such other guidelines as are identified and approved in writing (which may be via electronic mail) by Administrative Agent and each Buyer as set forth in Section 18.2 as to what constitutes an Eligible Mortgage Loan, and (b) with respect to Correspondent Mortgage Loans, the standards, procedures and guidelines of the Seller or PennyMac Corp. for acquiring Mortgage Loans originated in connection with such party’s correspondent program as set forth on its website (https://www.gopennymac.com/tools/seller-guide or https://www.gopennymac.com/tools/non-delegated-resources) and (c) with respect to Jumbo Mortgage Loans, the standards, procedures and guidelines of Seller for underwriting Jumbo Mortgage Loans, as approved via email by Administrative Agent and Buyers pursuant to Section 18.2 hereof as to what constitutes an Eligible Mortgage Loan.

Uniform Commercial Code:  The Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

Exh. A-27

USDA:  The United States Department of Agriculture and any successor thereto.

USDA Streamline Refinance Mortgage Loan: A Government Mortgage Loan originated and underwritten in accordance with the “USDA Streamline Refinance” program and RD Regulations.

U.S. Person:  Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate:  As defined in Section 13.1(ii)(c) of this Agreement.

VA: The Department of Veterans Affairs and any successor thereto.

VA Approved Lender:  A lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

VA Loan: A first lien Mortgage Loan which is subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations.

VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, together with all amendments, modifications, supplements and restatements thereto.

VA Regulations: Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to Government Mortgage Loans, including related handbooks, circulars and notices.

Warehouse Lender’s Release:  A notice substantially in the form of Exhibit Q attached hereto.

Wet Mortgage Loan: A Mortgage Loan (other than a Correspondent Mortgage Loan) which Seller is selling to Administrative Agent simultaneously with the origination thereof and the related Mortgage Loan File has not been received by or certified to by Custodian.

Write-Down and Conversion Powers: With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Exh. A-28

EXHIBIT B

FORM OF IRREVOCABLE CLOSING INSTRUCTIONS

[DATE]

(“Closing Agent”)

Dear

Re:        Irrevocable Closing Instructions

Closing Protection Letter Issued By, if applicable:  ______________________________

Ladies and Gentlemen:

This letter is being sent in accordance with that certain Amended and Restated Master Repurchase Agreement dated as of October 29, 2018 (the “Agreement”)  among PennyMac Loan Services, LLC (“Seller”), Private National Mortgage Acceptance Company, LLC (“Guarantor”),  Bank of America, N.A. (“Administrative Agent”),  Capital One, National Association and The Bank of New York Mellon  (“Buyers”), the terms of which do not affect Closing Agent except as set forth herein.

Pursuant to the Agreement, you have been identified as either:

•            the title insurer to close and provide title insurance on certain mortgage loans made by Seller; or

•            the closing agent to close and fund certain mortgage loans made by Seller and covered by the above referenced closing protection letter (the “Mortgage Loans”).

From time to time, Administrative Agent will wire to you, for the account of Seller, funds requested by Seller under the terms of the Agreement to be used by you for the purpose of funding such Mortgage Loan(s) and for no other purpose.  Notwithstanding anything to the contrary contained herein, you are not to distribute any of such funds to Seller.  You must immediately return the funds to Administrative Agent at the following account if one of the following conditions occurs:

•            You do not close any Mortgage Loan within forty-eight (48) hours of the time you receive the applicable funds; or

•            You receive funds for a Mortgage Loan for which you have not been instructed by Seller to (a) obtain title insurance from the title insurance company specified in the above referenced closing protection letter or (b) underwrite the title insurance.

Bank:	Bank of America, N.A.
ABA No.:	*********
Account No.:	**********
Credit:	Warehouse Lending – Payoff Account
Reference:	PennyMac Loan Services, LLC

Exh. B-1

If the Mortgage Loan Documents (as described below) have not been delivered to Seller prior to the funding of the Transaction, within forty-eight (48) hours of closing any Mortgage Loan, unless otherwise instructed by Administrative Agent, you must deliver to Seller, the following Mortgage Loan Documents:

(a)         the original mortgage note evidencing the Mortgage Loan, endorsed by Seller in blank, with a complete chain from the originator to Seller;

(b)         if in your possession, an original assignment in blank executed by Seller for the mortgage or deed of trust securing the mortgage note, in recordable form but unrecorded, with a complete chain of intervening assignments from the originator to Seller;

(c)         a certified copy of the executed mortgage or deed of trust securing the mortgage note; and

(d)         an original or copy of the title insurance policy insuring the first lien or second lien position of the mortgage or deed of trust, as applicable, in at least the original principal amount of the related mortgage note and containing only those exceptions permitted by the purchase commitment, as set forth in the final closing instructions referred to below, or an unconditional commitment to issue such a title insurance policy, or a preliminary report and instructions received from Seller relating to the issuance of such a title insurance policy.

With respect to each Mortgage Loan for which you act as Closing Agent, Seller will deliver to you final closing instructions specific to such Mortgage Loan.  In the event that the terms of the final closing instructions contradict the terms of these irrevocable closing instructions, the terms of these irrevocable closing instructions shall govern.  Permission to change the scheduled closing date for any Mortgage Loan beyond the time permitted herein or permission to otherwise deviate from these irrevocable closing instructions must be furnished to you in a writing signed by Administrative Agent and Seller.

By your participation in the closing and funding of a Mortgage Loan as Closing Agent, you agree to act as Administrative Agent’s bailee with respect to such Mortgage Loan and the Mortgage Loan Documents referenced above and you thereby acknowledge your responsibility to Administrative Agent as holder of an interest in such Mortgage Loan and to care for and protect Administrative Agent’s (on behalf of Buyers) interest in such Mortgage Loan.  Facsimile signatures on these instructions shall be deemed valid and binding to the same extent as the original.

Sincerely,

Bank of America, N.A.	PennyMac Loan Services, LLC

By:	By:

Name:	Name:

Title:	Title:

Exh. B-2

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

I, _______________________, am the duly elected Secretary of PennyMac Loan Services, LLC  (“Company”), and I hereby certify that:

1.          Each of the persons listed below has been duly elected to and now holds the office of the Company set forth opposite his or her name and is currently serving, in such capacity, and the signature of each such person set forth opposite his or her title is his or her true and genuine signature:

Name	Office	Signature

2.          Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation of the Company (or its equivalent if the Company is not a corporation), as in full force and effect.  No amendment or other document relating to or affecting the Articles of Incorporation (or its equivalent) has been filed in the office of the Secretary of State of incorporation or formation and no action has been taken by the Company or its shareholders, directors or officers in contemplation of the filing of any such amendment or other documents and no proceedings therefore have occurred;

3.          Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company (or its equivalent if the Company is not a corporation), as in full force and effect, and such By-laws (or its equivalent) have not been amended, except for amendments included in the copy attached hereto; and

4.          Attached hereto as Exhibit C is true and complete copy of the resolutions duly and validly adopted either at a special or regular meeting or by unanimous consent that apply to the Master Repurchase Agreement between the Company and Bank of America, N.A., and such resolutions have not been amended, modified or rescinded in any respect and remain in full force and effect without modification or amendment as of the date hereof.

Dated:	By:
Secretary

EXHIBIT D

[Reserved]

Exh. D-1

EXHIBIT E

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of PennyMac Loan Services, LLC (“Seller”).  This Certificate is delivered to you in connection with Section 9.22 of the Amended and Restated Master Repurchase Agreement dated as of October 29, 2018, among Seller, Private National Mortgage Acceptance Company, LLC, Bank of America, N.A. and the other Buyers party thereto (as amended from time to time, the “Agreement”), as the same may have been amended from time to time.  I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Minimum Tangible Net Worth.  Seller has maintained  a Tangible Net Worth of at least $500,000,000.  A detailed summary of the calculation of Seller’s actual Tangible Net Worth is provided in Schedule 1 hereto.

Total Liabilities to Tangible Net Worth Ratio.  Seller’s ratio of Total Liabilities to Tangible Net Worth has not exceeded 10:1.  A calculation of Seller’s actual Total Liabilities to Tangible Net Worth is provided in Schedule 1 hereto.

Maintenance of Profitability.  For purposes of entering new Transactions, Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

Maintenance of Liquidity.  Seller has ensured that, at all times, it has had unrestricted cash and Cash Equivalents in an amount not less than $40,000,000.

Insurance.  Seller has maintained an insurance policy, in a form and substance satisfactory to Administrative Agent, covering against loss or damage relating to or resulting from any breach of fidelity by Seller, or any officer, director, employee or agent of Seller, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Administrative Agent has the right to pursue any claim for coverage available to any named insured to the full extent allowed by law.  This policy names Administrative Agent as a loss payee and provides coverage in an amount as required by the Fannie Mae Guide.  Seller has not amended, cancelled, suspended or otherwise changed such policy in a materially adverse manner without the prior written consent of Administrative Agent.

Financial Statements.  The financial statements attached hereto fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).

Documentation.  Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Compliance.  Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Principal Agreements to be observed, performed and satisfied by it.  [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action.  Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened.  Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could materially and adversely impact Seller’s business.  [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

No Default.  No Potential Default or Event of Default has occurred or is continuing.  [If any Potential Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Potential Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Potential Default or Event of Default and provide the date of the related waiver.]

Indebtedness.  All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

Originations.  Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated or acquired by Seller during the calendar quarter ending on [DATE].

Hedging.  Seller’s hedging policy as of the Effective Date has remained unchanged related to the Purchased Assets, other than as attached hereto as Schedule 5, which includes a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the calendar quarter ending on [DATE].

Repurchases and Early Payment Default Requests.  Attached hereto as Schedule 6 is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.

Most Favored Status.  Seller has not entered a new, or amended any existing repurchase agreement, warehouse facility, guaranty, or other credit facility with any Person that has more favorable terms, or new terms have been provided to Administrative Agent.

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

Acknowledged and Agreed:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:
Name:
Title:

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS

As of the quarter ended [Date]

I.	Tangible Net Worth
1.	Net Worth (book)	$
I.(a)	Total	$

Less:
2.	Goodwill	$
3.	Intangibles (excluding Servicing Rights) determined in accordance with GAAP	$
4.	Investments in and Receivables due from Affiliates	$
I.(b)	Total of items 2-4	$

I.(c)	Actual Tangible Net Worth (a minus b)	$
	Minimum Tangible Net Worth Covenant	$
	Compliance?	Yes / No

II.	Leverage Ratio

	Total Liabilities divided by Tangible Net Worth – Actual	xx.x
	Leverage Covenant	xx.x
	Compliance?	Yes / No

III.	Maintenance of Profitability (For New Transactions)

	Quarterly Profits – Actual	$
	Quarterly profitability	>= $1.00
	Compliance?	Yes/No

IV.	Liquidity	xx.x
	Cash and Cash Equivalents	xx.x
	Add: Over/Under Account Balance (if separate from Cash)	xx.x
	Less: Balances pursuant to revolver account control agreements	xx.x
	Total Liquidity	xx.x

	Minimum Liquidity required	xx.x
	Compliance	Yes/No

V.	Additional Warehouse Line
	Aggregate other repurchase or warehouse facilities committed amount	xx.x
	Requirement: at least equal to Aggregate Transaction Limit	xx.x
	Compliance	Yes/No

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE

INDEBTEDNESS as of _________________________

LENDER	TOTAL FACILITY SIZE	$ AMOUNT COMMITTED	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE

PURCHASED MORTGAGE LOANS

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE

OVERALL MORTGAGE LOAN ORIGINATIONS

MORTGAGE LOAN TYPE	TOTAL NUMBER OF MORTGAGE LOANS ORIGINATED	AGGREGATE PRINCIPAL BALANCE OF MORTGAGE LOANS ORIGINATED
Conventional Conforming Mortgage Loans
FHA Loans
VA Loans
Jumbo Mortgage Loans
HARP Mortgage Loans
Agency Securities
Certified Mortgage Loans

SCHEDULE 5 TO OFFICER’S COMPLIANCE CERTIFICATE

Interest Rate Protection Agreements

SCHEDULE 6 TO OFFICER’S COMPLIANCE CERTIFICATE

Repurchases and Early Payment Default Requests

EXHIBIT F

ASSIGNMENT OF CLOSING PROTECTION LETTER

PennyMac Loan Services, LLC (“Assignor”) declares that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it does hereby convey, transfer, assign, deliver and give to Assignee, and hereby expressly subrogates Bank of America, N.A. (“Assignee”) on behalf of Capital One, National Association and The Bank of New York Mellon unto, all of Assignor’s claims, demands, rights and causes of action, past, present or future, that Assignor has for loss or damage covered by the closing protection letter issued by (Title Company) attached hereto (“Closing Protection Letter”). Such rights being assigned by Assignor hereunder include, without limitation, the right to demand, sue, collect, receive, protect, preserve and enforce performance under the Closing Protection Letter.  Assignee shall succeed to all rights of recovery of Assignor under the Closing Protection Letter and Assignor shall execute such instruments and documents necessary and proper to further secure such rights to Assignee and shall not act in any manner hereafter to prejudice or impair the rights of Assignee.  Assignor hereby grants Assignee an irrevocable mandate and power of attorney coupled with an interest with full power of substitution to transact this act of assignment and subrogation.

IN WITNESS WHEREOF, the Assignor has caused this assignment to be duly executed as of [DATE].

PennyMac Loan Services, LLC

By:

Name:

Title:

Exh. F-1

EXHIBIT G

ASSIGNMENT OF FIDELITY BOND AND ERRORS AND OMISSION POLICY

PennyMac Loan Services, LLC (“Assignor”) declares that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it does hereby convey, transfer, assign, deliver and give to Assignee, and hereby expressly subrogates Bank of America, N.A. (“Assignee”) on behalf of Capital One, National Association and The Bank of New York Mellon unto, all of Assignor’s claims, demands, rights and causes of action, past, present or future, that Assignor has for loss or damage specifically related to the Purchased Assets under the Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”)  among Bank of America, N.A. (“Administrative Agent”), Capital One, National Association,  The Bank of New York Mellon (the “Buyers”), PennyMac Loan Services, LLC  (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”)  covered by Assignor’s fidelity bond and errors and omission policy (collectively, the “Policy”).  Such rights being assigned by Assignor hereunder include, without limitation, the right to demand, sue, collect, receive, protect, preserve and enforce performance under the Policy.  Assignee shall succeed to all rights of recovery of Assignor under the Policy and Assignor shall execute such instruments and documents necessary and proper to further secure such rights to Assignee and shall not act in any manner hereafter to prejudice or impair the rights of Assignee.  Assignor hereby grants Assignee an irrevocable mandate and power of attorney coupled with an interest with full power of substitution to transact this act of assignment and subrogation.

IN WITNESS WHEREOF, the Assignor has caused this assignment to be duly executed as of [DATE].

PennyMac Loan Services, LLC

By:

Name:

Title:

Exh. G-1

EXHIBIT H

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Bank of America, N.A. (“Administrative Agent”),  Capital One, National Association,  The Bank of New York Mellon  (the “Buyers”),  PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”) have entered into the Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (the “Agreement”), pursuant to which Administrative Agent on behalf of Buyers has agreed to purchase from Seller certain mortgage loans from time to time, subject to the terms and conditions set forth therein;

WHEREAS, Seller has agreed to give to Administrative Agent a power of attorney on the terms and conditions contained herein in order for Administrative Agent to take any action that Administrative Agent may deem necessary or advisable to accomplish the purposes of the Agreement;

NOW, THEREFORE, Seller hereby irrevocably constitutes and appoints Administrative Agent its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform the following in connection with assets purchased by Administrative Agent on behalf of Buyers from Seller under the Agreement (the “Purchased Assets”) or as otherwise provided below:

(1)         to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the Purchased Assets;

(2)         to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the Purchased Assets;

(3)         to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the Purchased Assets, including, without limitation, unendorsing and re- endorsing a promissory note to another investor;

(4)         to complete and execute lost note affidavits or other lost document affidavits relating to the Purchased Assets;

(5)         to issue title requests and instructions relating to the Purchased Assets;

(6)         to give notice to any individual or entity of its interest in the Purchased Assets under the Agreement; and

(7)         upon termination of Seller as Servicer by Administrative Agent as permitted under the Agreement, to service and administer the Purchased Assets, including, without limitation, the receipt and collection of all sums payable in respect of the Purchased Assets.

Seller hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.

Exh. H-1

PennyMac Loan Services, LLC

By:

Name:

Title:

STATE OF CALIFORNIA

COUNTY OF ______________

On ______________________, 20__, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

Exh. H-2

EXHIBIT I-1

ACKNOWLEDGEMENT OF PASSWORD CONFIDENTIALITY AGREEMENT

PennyMac Loan Services, LLC (“Seller”) has entered into an Amended and Restated Master Repurchase Agreement with Bank of America, N.A. (“Administrative Agent”),  Capital One, National Association and The Bank of New York Mellon (the “Buyers”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).  In connection therewith, Seller is being provided access to the website at www.bankofamerica.com/warehouselending (the “Website”).  As consideration for being provided access to and use of the Website, Seller agrees that:

1.          Seller may only access the Website by using a user name and password issued by Administrative Agent.

2.          Administrative Agent reserves the right to revoke or deactivate any user name and/or password at any time.

3.          Seller shall designate in writing an authorized representative (the “Authorized Representative”) to communicate with Administrative Agent regarding the authorized users of the Website.  The Authorized Representative shall be responsible for notifying Administrative Agent of any changes, additions or deletions to the authorized users.  Under no circumstances may user names and passwords be transferred between authorized users.  Seller shall be solely responsible for all actions of its Authorized Representative and shall immediately notify Administrative Agent of any change in its Authorized Representative.  Administrative Agent shall be entitled to rely on the authority and directions of the Authorized Representative without further inquiry.  Authorized Representative shall communicate with Administrative Agent in writing or via telephone by dialing (800) 669-2955.

4.          Seller shall be solely responsible for safeguarding access to user names and passwords and for implementing controls to prevent unauthorized usage of the Website.

5.          Seller is responsible for all requests, approvals and other transactions on the Website accessed through user names and/or passwords issued to Seller.

6.          Administrative Agent shall be entitled to rely on all requests, approvals and other communications made on the Website through a user name and/or password issued to Seller until such time as:

(a)         Seller provides Administrative Agent with written instructions to the contrary; and

(b)         Administrative Agent has sufficient time to notify the appropriate employees and modify its computerized systems to deactivate the affected user name and/or password.

7.          Any dispute regarding the use of user names and/or passwords shall be resolved in accordance with the terms and conditions of the Agreement.

By signing below you acknowledge your agreement to the terms and conditions set forth herein.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

Exh. I-1-1

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Seller under this Agreement as an Authorized Representative.

By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

PennyMac Loan Services, LLC

Print Name:
Signature:	Date:

Exh. I-1-2

EXHIBIT I-2

BUYER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Buyer under this Agreement as an Authorized Representative.

By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

[________________]

Print Name:
Signature:	Date:

Exh. I-2-1

EXHIBIT J

WIRING INSTRUCTIONS

Seller’s Wire Instructions:

Account #:1235544258

Account Holder’s name: PennyMac Loan Services, LLC Operating Account

ABA #:*********

Bank name: Bank of America

Bank Address: 2000 Clayton Road, Concord, CA 94520

Administrative Agent’s Wire Instructions:

Bank:  Bank of America, N.A.
ABA No.:  *********
Account No.: **********
Reference: PennyMac Loan Services, LLC

Capital One, National Association’s Wire Instructions:

Account # *************
Account Holder’s name: Member Services Clearing Account
ABA #: *********
Bank name: Capital One, N.A
City: Glen Allen
State: Virginia
Attention: Member Servicing

The Bank of New York Mellon’s Wire Instructions:

Account # GLA/*******
Account Holder’s name: Commercial Loans
ABA #: **********
Bank name: The Bank of New York Mellon
City: Pittsburgh
State: Pennsylvania
Attention: Pennymac Loan Servicing, LLC

These wiring instructions may not be changed except by an authorized representative of Administrative Agent, Seller or Buyers, as applicable.  Administrative Agent shall be entitled to rely on these wiring instructions without further inquiry or verification.

Exh. J-2

EXHIBIT K

FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT

[Date]

[_______________], as Servicer
[ADDRESS]
Attention:  __________________

Re:        Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (the “Repurchase Agreement”), among PennyMac Loan Services, LLC (the “Seller”), Bank of America, N.A. (the “Administrative Agent”),  Capital One, National Association and The Bank of New York Mellon (the “Buyers”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

Ladies and Gentlemen:

[_______________________] (“Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain [Servicing Agreement], dated as of [         ] (the “Servicing Agreement”) between Servicer and Seller.  Pursuant to the Repurchase Agreement among Administrative Agent, Buyers and Seller, Servicer is hereby notified that Seller may from time to time sell to Administrative Agent on behalf of Buyers certain mortgage loans which are currently being serviced by Servicer pursuant to the terms of the Servicing Agreement.

Section 1.  Direction Notice.  (a) Upon receipt of notice from Administrative Agent (a “Direction Notice”) in which Administrative Agent shall identify the mortgage loans which are sold to Administrative Agent on behalf of Buyers under the Repurchase Agreement (the “Mortgage Loans”), Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Administrative Agent on behalf of Buyers, and remit such collections in accordance with Administrative Agent’s written instructions.  Further, Servicer shall follow the instructions of Administrative Agent with respect to the Mortgage Loans, and shall deliver to Administrative Agent any information with respect to the Mortgage Loans as reasonably requested by Administrative Agent.

(b) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, Servicer may conclusively rely on any information delivered by Administrative Agent, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.

Section 2.  No Modification of the Servicing Agreement.  Without the prior written consent of Administrative Agent exercised in Administrative Agent’s sole and individual discretion, Servicer shall not agree to (a) any material modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.

Section 3.  Right of Termination.  Administrative Agent shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof.  Any fees due to the Servicer (a) in connection with any termination shall be paid by Seller and (b) incurred following receipt of a Direction Notice shall be paid by Administrative Agent to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement.  Seller and the Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Administrative Agent in its sole and individual discretion.

Exh. K-3

Section 4.  Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Administrative Agent should be delivered to the following addresses:

Bank of America, N.A.

One Bryant Park – 11th floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director – Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

and

Bank of America, N.A.
31303 Agoura Road

Mail Code: CA6-917-02-63

Westlake Village, California 91361

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

Any notices to Servicer should be delivered to the following addresses:

[                       ]

Any notices to Seller should be delivered to the following addresses:

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh

Phone Number: (805) 330-6059

Email: pamela.marsh@pnmac.com

Section 5.  Counterparts.  This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 6.  Entire Agreement; Severability.  This agreement shall supersede any existing agreements between the parties containing general terms and conditions for the servicing of the Mortgage Loans.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Exh. K-4

Section 7.  Governing Law; Jurisdiction; Waiver of Jury Trial.  (a) This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

(b) All legal actions between or among the parties regarding this agreement, including, without limitation, legal actions to enforce this agreement or because of a dispute, breach or default of this agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.  The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 18.9, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exh. K-5

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

PENNYMAC LOAN SERVICES, LLC, as Seller

By:
Name:
Title:

[ ], as Servicer

By:
Name:
Title:

Exh. K-6

EXHIBIT L

REPRESENTATIONS AND WARRANTIES

Representations and Warranties Concerning Purchased Assets.  Seller represents and warrants to and covenants with Administrative Agent on behalf of Buyers that the following are true and correct with respect to each Purchased Asset as of the related Purchase Date through and until the date on which such Purchased Asset is repurchased by Seller. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)      Eligible Asset.  The Mortgage Loan is an Eligible Mortgage Loan.  The Mortgage Loan is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.

(b)      Purchase Commitment; Trade Assignment.  Unless otherwise stated in the Transactions Terms Letter, the Asset is covered by a Purchase Commitment that (i) permits assignment thereof to Administrative Agent, (ii) does not exceed the availability under such Purchase Commitment (taking into consideration mortgage loans or securities, as applicable, which have been purchased by the respective Approved Investor under the Purchase Commitment), (iii) conforms to the requirements and the specifications set forth in such Purchase Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Approved Investor, and (iv) is eligible for sale to and insurance or guaranty by, respectively, the applicable Approved Investor and any applicable insurer.  Each such Purchase Commitment is enforceable, in full force and effect, and if such Asset is a Pooled Mortgage Loan, such Purchase Commitment is validly and effectively assigned to Administrative Agent pursuant to a Trade Assignment.  Each such Trade Assignment is enforceable and in full force and effect, and was delivered by Seller to Administrative Agent in accordance with the requirements set forth in Section 7.2(b).  Each Purchase Commitment and Trade Assignment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)     Asset Data Record.  The information contained in the Asset Data Record is true, correct and complete.

(d)     Origination and Servicing.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  The Mortgage Loan has been originated and serviced in compliance with Accepted Servicing Practices, applicable Approved Investor and Insurer requirements and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection and other Laws.

Exh. L-1

(e)     Compliance with Applicable Laws.  Any and all requirements of any federal, state or local Law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure Laws applicable to the Asset have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such Laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.

(f)      Validity of Mortgage Documents.  The Mortgage Loan is evidenced by instruments acceptable to FHA, VA, RD, Fannie Mae, Freddie Mac or the Approved Investor, as applicable, given the type of Mortgage Loan.  The Mortgage Loan Documents, Other Mortgage Loan Documents and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan, and all signatures thereon, are genuine, and each such document is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as may be limited by bankruptcy or other Laws affecting the enforcement of creditor’s rights generally, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto.  All parties to the Mortgage Loan Documents, Other Mortgage Loan Documents and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, had legal capacity to enter into the Mortgage Loan and to execute and deliver any such instrument or agreement and such instrument or agreement has been duly and properly executed by such related parties.  Seller has reviewed all of the documents constituting the Mortgage Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.  To the best of Seller’s knowledge, except as disclosed to Administrative Agent in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(g)     No Outstanding Charges.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Neither Seller nor any originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal (if applicable) and interest thereunder.

(h)     Private Mortgage Insurance.  Each Agency Eligible Mortgage Loan is insured by a policy of private mortgage insurance in the amount required by Fannie Mae or Freddie Mac, as applicable, and by an Insurer and all provisions of such private mortgage insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid.  There are no defenses, counterclaims or rights of setoff affecting the Agency Eligible Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance applicable to such Mortgage Loan.  For the avoidance of doubt, Fannie Mae or Freddie Mac may provide such policy of private mortgage insurance, if applicable.

(i)      Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of Administrative Agent and Buyers, and which has been delivered to Custodian; provided,  that, none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect.  The substance of any such waiver, alteration or modification has been

Exh. L-2

approved by the title insurer, to the extent required.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian.

(j)      No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(k)     No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission.  Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(l)      No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(m)    No Waiver.  The terms of the Mortgage Loan have not been waived, impaired, changed or modified, except to the extent such amendment or modification has been disclosed to Administrative Agent in writing and does not affect the salability of the Mortgage Loan pursuant to the applicable Purchase Commitment; provided,  that,  none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect.

(n)     Customary Provisions.  The Mortgage Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, Law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Administrative Agent or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of Seller, Administrative Agent or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to FHA, VA, RD, Freddie Mac or Fannie Mae.

(o)     Location and Type of Mortgaged Property.  The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or such other dwelling(s) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to Underwriting Guidelines acceptable to

Exh. L-3

Administrative Agent and each Buyer as applicable; provided,  that, no residence or dwelling is a condominium unit (unless the related Mortgage Loan was originated in compliance with the Agency Guides), a mobile home, a manufactured home (other than a Manufactured Home that meets the criteria set forth in the definition of Manufactured Home Loan) or a cooperative apartment.  No Mortgage Loan is secured by a condotel, multi-family, mixed-use or commercial property, nor is any portion of the Mortgaged Property used for commercial purposes.

(p)     Location of Improvements; No Encroachments.  All improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building Law, ordinance or regulation.

(q)     Occupancy and Use of the Mortgaged Property.  As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable Law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such Laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to conform with any such Law, ordinance, regulation, standard, license or certificate.  Solely with respect to Jumbo Mortgage Loans and to the best of Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.

(r)      Lien Position.  The Mortgage Loan is secured by a valid first priority lien on the Mortgaged Property, including all buildings on the Mortgaged Property, under the Laws of the state where the related mortgaged property is located.  The lien of the Mortgage is subject only to:

(i)          [reserved];

(ii)         the lien of current real property taxes and assessments not yet due and payable;

(iii)       covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Administrative Agent’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(iv)        other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

Exh. L-4

(s)     No Future Advances.  The full original principal amount of each Mortgage Loan, net of any discounts, has been fully advanced or disbursed to the Mortgagor named therein, except with respect to specific mortgage products agreed upon by Administrative Agent in writing.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.  With respect to any Mortgage Loan, the terms of which require the Seller to make additional advances or disbursements to or on behalf of the Mortgagor named therein after the date of origination, Seller has made all such advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program, and such additional amounts have been advanced or disbursed from Seller’s own funds and not from the funds representing any Purchase Price paid by Administrative Agent on behalf of Buyers to Seller hereunder.  For all Mortgage Loans other than specific mortgage products agreed upon by Administrative Agent in writing, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.

(t)      Ownership.  Seller owns and has full right to sell the Asset to Administrative Agent for the benefit of Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Asset pursuant to this Agreement and following the sale of each Asset, Administrative Agent for the benefit of Buyers will own such Asset free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(u)     Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the Laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the Laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(v)     Hazard Insurance.  The Mortgage Loan is covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located as required by the applicable Approved Investor and in accordance with the Seller’s Underwriting Guidelines and the Agency Guides, as applicable, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, and (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property or such maximum lesser amount as permitted by the applicable Approved Investor and applicable Law, all in a form usual and customary in the industry and that is in full force and effect, and all amounts required to have been paid under any such policy have been paid.  If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the

Exh. L-5

mortgagee.  No such notice has been received by Seller.  All premiums on such insurance policy have been paid.  The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Where required by state Law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(w)    Title Insurance.  A valid and enforceable title insurance policy has been issued or a commitment to issue such title insurance policy has been obtained for the Mortgage Loan in an amount not less than the original principal amount of such Mortgage Loan, which title insurance policy insures that the Mortgage relating thereto is a valid first lien or second lien, as applicable, on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage and otherwise in compliance with the requirements of the applicable Approved Investor. The title insurance company that issued the applicable Closing Protection Letter has also issued or has committed to issue the title insurance policy.  Seller, its successors and assigns, are the sole insureds of such title insurance policy, and such title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such title insurance policy, and no prior holder, servicer or subservicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(x)     Assignment.  The Assignment (i) has been duly authorized by all necessary corporate action by Seller, duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and (ii) complies with all applicable Laws including all applicable recording, filing and registration Laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of all of the rights, powers and benefits of Seller as mortgagee.

(y)     No Fraud.  No error, omission, misrepresentation, negligence, fraud or similar occurrence has taken place with respect to the Mortgage Loan on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(z)     Compliance with Guidelines.  The Mortgage Loan was originated in compliance with and remains in compliance with Seller’s Underwriting Guidelines.  Each Agency Eligible Mortgage Loan was originated in Strict Compliance with and remains in compliance with the applicable Agency Guides.

Exh. L-6

(aa)   Transfer of Mortgage Loans.  Except with respect to Mortgage Loans intended for purchase by Ginnie Mae and for Mortgage Loans registered with MERS, the Assignment is in recordable form and is acceptable for recording under the Laws of the jurisdiction in which the Mortgaged Property is located.

(bb)   Due-On-Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(cc)   No Buydown Provisions; No Graduated Payments or Contingent Interests.  Except with respect to Agency Eligible Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(dd)   Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FHA, VA, RD, Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(ee)   No Condemnation Proceeding.  There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

(ff)    Servicemembers Civil Relief Act.  The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(gg)   Appraisal.  Except as may otherwise be permitted by the applicable Agency Guides with respect to each Mortgage Loan for which the related Agency has granted a property inspection waiver, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant FHA, VA, RD, Fannie Mae and Freddie Mac guidelines, as applicable, each as amended and as in effect on the date the Mortgage Loan was originated.

(hh)   Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable Law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage Loan File.

(ii)     Construction or Rehabilitation of Mortgaged Property.  For all Mortgage Loans other than specific mortgage products agreed upon by Administrative Agent in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

Exh. L-7

(jj)     Capitalization of Interest.  The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(kk)   No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.  The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll)     Proceeds of Mortgage Loan.  The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan (including a HARP Mortgage Loan).

(mm) Mortgage Submitted for Recordation.  The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(nn)   Other Encumbrances.  To the best of Seller’s knowledge, any property subject to any security interest given in connection with such Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Agency Guides.

(oo)   Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(pp)   HOEPA.  No Mortgage Loan is (a) subject to the provisions of 12 U.S.C. Section 226.32 of Regulation Z implementing the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan,  or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local Law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Transaction or Covered Transaction, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

(qq)   No Predatory Lending.  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan.

(rr)    Negative Amortization.  None of the Mortgage Notes relating to any of the Mortgage Loans provides for negative amortization.

(ss)    Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair, except with respect to specific mortgage products agreed upon by Administrative Agent in writing.

Exh. L-8

(tt)     No Exception. No document deficiency exists with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Administrative Agent’s or a Buyer’s ownership and/or security interest granted by Seller in the Mortgage Loan as determined by Administrative Agent.

(uu)   Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, Mortgagor or Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans.

(vv)   MERS Mortgage Loans. With respect to each MERS Mortgage Loan, a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Data Record. The related Assignment to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, no Mortgagor has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(ww) Prepayment Fees. The Mortgage Loan does not contain a provision permitting imposition of a premium upon a prepayment prior to maturity.

(xx)   Points and Fees. All points and fees related to the Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal Law and regulation.  The points and fees related to such Mortgage Loan did not exceed 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 CFR 1026.43(e)(3), and the points and fees were calculated using the calculation required for qualified mortgages under 12 CFR 1026.32(b) to determine compliance with applicable requirements.

(yy)   Mandatory Arbitration. No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated. Seller hereby covenants that Seller or subservicer of the Mortgage Loan, as applicable, will notify the Mortgagor in writing within sixty (60) days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void.

(zz)   Mortgage Loan Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the originator of the Mortgage Loan which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the origination of such Mortgage Loan, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the originator of the Mortgage Loan or any affiliate of the originator of such Mortgage Loan. If, at the time of Mortgage Loan application, the Mortgagor may have qualified for a lower cost credit product than offered by any mortgage lending affiliate of the originator of the Mortgage Loan, such originator referred the Mortgagor’s application to such affiliate for underwriting consideration.

(aaa)  Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental Law, rule or regulation. To the best of Seller’s knowledge, no Mortgaged Property was, as of the related Purchase Date, located within a one-mile radius of any site listed in the National Priorities List as

Exh. L-9

defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste.

(bbb) Government Mortgage Loans.  With respect to each Government Mortgage Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect, there exists no impairment to full recovery, and HUD is not entitled to be indemnified by the related mortgagee under FHA Mortgage Insurance, and the VA Loan Guaranty Agreement or the RD Loan Guaranty Agreement, as applicable, is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery thereunder, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA, the VA or the RD, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Government Mortgage Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate, VA guaranty certificate or RD loan guaranty, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Transaction, (v) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Government Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance, VA loan guaranty or RD loan guaranty with respect to such Government Mortgage Loan, and (vi) Seller has no knowledge of any circumstance which would cause such Government Mortgage Loan to be ineligible for FHA Mortgage Insurance,  a VA loan guaranty or an RD loan guaranty, as applicable, or cause the FHA, the VA or the RD, as applicable, to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance, a VA loan guaranty or an RD loan guaranty, respectively.  Each Government Mortgage Loan was originated in accordance with the criteria of an Agency for purchase of such Government Mortgage Loans.

(ccc)  Compliance with HARP Guidelines.  Each HARP Mortgage Loan was originated in Strict Compliance with and remains in compliance with the applicable Agency Guide and the guidance issued by the Federal Housing Finance Authority, Fannie Mae and Freddie Mac for origination of mortgage loans under the Home Affordable Refinance Program.

(ddd) Pooled Mortgage Loans. Each Purchased Mortgage Loan that will be pooled to support a Mortgage-Backed Security is being serviced by a subservicer having all Approvals necessary to make such Purchased Mortgage Loan eligible to back the related Mortgage-Backed Security.

(eee)  Mortgage-Backed Securities. Each Mortgage-Backed Security subject to a Transaction (i) is backed by Agency Eligible Mortgage Loans that satisfy the “Good Delivery Guidelines” promulgated by SIFMA, (ii) is subject to a valid and binding Purchase Commitment that is enforceable in accordance with its terms, (iii) with respect to which, the applicable Agency Documents list Administrative Agent as sole subscriber, (iv) has been validly issued, and is fully paid and non-assessable, and has been issued in compliance with all applicable Laws, including, without limitation, the applicable Agency Guides, (v) is in book-entry form and held through the facilities of the applicable Depository, and (vi) is unencumbered (other than liens created in favor of Administrative Agent for the benefit of Buyers pursuant to this Agreement and liens created by or through Administrative Agent). There are (i) no outstanding rights, options, warrants or agreements (other than as created by Administrative Agent) for a purchase, sale or issuance, in connection with any Mortgage-Backed Security, (ii) no agreements on the part of the Seller to issue, sell or distribute

Exh. L-10

the Mortgage-Backed Securities, and (iii) no obligations on the part of the Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Mortgage-Backed Securities.

(fff)   Qualified Mortgage.  Each Mortgage satisfies the following criteria:

(i)          Such Mortgage Loan is a Qualified Mortgage;

(ii)         Such Mortgage Loan is accurately identified in writing to Administrative Agent as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage;

(iii)       Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and

(iv)        Such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule and the QM Rule.

(ggg) Ability to Repay Determination.  There is no action, suit or proceeding instituted by or against or threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with, (x) the Ability to Repay Rule or, (y) the QM Rule.

(hhh) TRID Compliance.  To the extent applicable, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan was originated in compliance with the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule.

Exh. L-11

EXHIBIT M

RESERVED

Exh. M-1

EXHIBIT N

FORM OF TRADE ASSIGNMENT

__________ (“Approved Investor”)
(Address)

Attention:
Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated _________ __, ____, to purchase

[$______of __% ___ year,

(Check Box)

(a)	Ginnie Mae;

(b)	Fannie Mae; or

(c)	Freddie Mac

mortgage-backed pass-through securities (“Securities”) at a purchase price of $___________ from _________ on [insert Settlement Date].

Our intention is to assign $_____ of this Commitment’s full amount, which assignment shall be effective and shall be fully enforceable by the assignee on the Settlement Date.  This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to Bank of America, N.A. (“BANA”) as security for the obligations of PennyMac Loan Services, LLC, the “Seller” under that certain Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018, among PennyMac Loan Services, LLC, BANA, Capital One, National Association,  The Bank of New York Mellon and Private National Mortgage Acceptance Company, LLC, whose acceptance of such assignment is indicated below, and (iv) upon delivery of this trade assignment to you by BANA you will accept PennyMac Loan Services, LLC’s direction set forth herein to pay BANA for such Securities.  Payment will be made “delivery versus payment (DVP)” to BANA in immediately available funds.

Exh. N-2

If you have any questions, please call [SELLER CONTACT] at (___) ___-____ immediately or contact him by fax at (___) ___-____.

Very truly yours,

PennyMac Loan Services, LLC

By:
Name:
Title:

Agreed to:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Notice of delivery and confirmation of receipt are the obligations of BANA.  Prompt notification of incorrect information or rejection of the trade assignment should be made to [______].

Exh. N-3

EXHIBIT O

FORM OF REQUEST FOR TEMPORARY INCREASE

Bank of America, N.A.
One Bryant Park, 11th floor
New York, New York 10036
NY1-100-11-01
Attention:  Eileen Albus

Re:        The Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Bank of America, N.A. (“Administrative Agent”),  Capital One,  National Association,  The Bank of New York Mellon (the “Buyers”),  PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”)

Ladies and Gentlemen:

In accordance with Section 2.10 of the Repurchase Agreement, Administrative Agent on behalf of Buyers hereby consents to a Temporary Increase of the Aggregate Transaction Limit, as further set forth below:

Amount of Temporary Increase: $__________________.

Temporary Aggregate Transaction Limit: $__________________.

Allocation of Temporary Increase to Commitments and Applicable Percentages: As set forth on Annex 1 hereto.

Effective date:  [dd/mm/yyyy]

Termination date:  [dd/mm/yyyy]

On and after the effective date indicated above and until the termination date indicated above, the Aggregate Transaction Limit shall equal the Temporary Aggregate Transaction Limit, respectively, indicated above for all purposes of the Repurchase Agreement and all calculations and provisions relating to the Aggregate Transaction Limit, shall refer to the Temporary Aggregate Transaction Limit including without limitation, Type Sublimits.  Unless otherwise terminated pursuant to the Repurchase Agreement, this Temporary Increase shall terminate on the termination date indicated above.  Upon the termination of this Temporary Increase, Seller shall repurchase Purchased Assets such that (i) the Aggregate Outstanding Purchase Price does not exceed the Aggregate Transaction Limit and (ii) the applicable portion of the Aggregate Outstanding Purchase Price does not exceed any Type Sublimit.  Seller shall repurchase Purchased Assets in order to reduce the Aggregate Outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 4.2(k) of the Repurchase Agreement.

Exh. O-1

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Repurchase Agreement.

PENNYMAC LOAN SERVICES, LLC, Seller

By:
Name:
Title:

Agreed and Consented by:

BANK OF AMERICA, N.A., Administrative Agent

By:
Name:
Title:

Date:______________

Exh. O-2

Annex 1 to Exhibit O

ALLOCATION OF TEMPORARY INCREASE TO COMMITMENTS AND APPLICABLE PERCENTAGE

Buyer	Amount	Percentage

Exh. O-3

EXHIBIT P

FORM OF SELLER’S RELEASE

Bank of America, N.A.
Warehouse Lending
101 S. Tryon St.
|Mail Code: NC1-002-15-61
Charlotte, North Carolina 28255
Telephone: (800) 669-2955
Facsimile: (704) 376-7231

Attention: Warehouse Lending Collateral Team

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”)  among Bank of America, N.A. (“Administrative Agent”),  Capital One, National Association and The Bank of New York Mellon (the “Buyers”),  PennyMac Loan Services, LLC  (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

With respect to the mortgage loans referenced in the attached schedule (Ginnie Mae/Fannie Mae/Freddie Mac Pool/Contract # _________) such pool consisting of ____ loans with an aggregate principal balance of $ ____, (a) we hereby certify to you that the mortgage loans are not subject to a lien of any warehouse lender and (b) we hereby release all right, interest or claim of any kind with respect to such mortgage loans, such release to be effective automatically without any further action by any party upon payment from Administrative Agent on behalf of Buyers to Seller of an amount equal to the Purchase Price, in accordance with the wire instructions in effect on the date of such payment.

Very truly yours,

PennyMac Loan Services, LLC

By:
Name:
Title:

Exh. P-1

EXHIBIT Q

FORM OF WAREHOUSE LENDER’S RELEASE

Bank of America, N.A.
Warehouse Lending
101 S. Tryon St.
Mail Code: NC1-002-15-61
Charlotte, North Carolina 28255
Telephone: (800) 669-2955
Facsimile: (704) 376-7231

Attention: Warehouse Lending Collateral Team

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”)  among Bank of America, N.A. (“Administrative Agent”),  Capital One, National Association and The Bank of New York Mellon (the “Buyers”),  PennyMac Loan Services, LLC  (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

We hereby release all right, interest or claim of any kind (including, without limitation, any security interest or lien) with respect to the mortgage loans referenced in the attached schedule, such release to be effective automatically without any further action by any party, upon payment, in one or more installments in accordance with the wire instructions below, in immediately available funds, of an aggregate amount equal to or greater than $__________________.

Wire Instructions:

Bank:                              __________________
ABA#:                            __________________
Account Number:           __________________
Account Name:              __________________
Attention:                       __________________

Very truly yours,

[WAREHOUSE LENDER]

By:
Name:
Title

Exh. Q-1

EXHIBIT R

AUTOFUND AUTHORIZATION REQUEST

I, the undersigned, as a duly authorized representative of Seller listed below, hereby request that Bank of America, N.A. (“Administrative Agent”) approve the automatic funding of Transaction requests made by Seller under the Amended and Restated Master Repurchase Agreement (including any amendments thereto, collectively, the “Agreement”)  among Administrative Agent, Capital One, National Association and The Bank of New York Mellon (the “Buyers”),  Seller and Private National Mortgage Acceptance Company, LLC (“Guarantor”).  I understand that if this request is approved by Buyer, such automatic funding requests shall be subject to the following terms and conditions:

1.          Administrative Agent reserves the right to determine the terms and conditions on which it will approve automatic funding of Transactions for Seller and further reserves the right to change such terms and conditions at any time for any reason, including, revoking its approval of automatic funding of Transactions for Seller, upon notice to Seller.

2.          Administrative Agent shall be entitled to conclusively rely on and assume that any information provided by Seller to Administrative Agent in connection with any Transaction request, whether such information is provided electronically or verbally, is true and correct in all respects.  While Administrative Agent reserves the right to verify any such information at any time and for any reason, Administrative Agent shall have no obligation to do so and Seller shall be solely liable and responsible for any errors in such information and shall indemnify and hold harmless Administrative Agent for any such errors in accordance with the terms and conditions of the Agreement.  The following data fields (if checked) are subject to reconfirmation and authorization through warehouselending.com and may not be eligible for automatic funding if Administrative Agent changes or modifies the data from the values originally submitted in the Asset Data Record by Seller.

Wire Auto Funding Criteria

    ü     ABA Num

             ü         Acc Num

Optional:   (select fields, which if changed by Administrative Agent will result in Sellers re-verification, ineligible for Auto Funding).

    ☐     OPB or UPB

    ☐     Requested Wire Amount

    ☐     Requested Purchase Date

    ☐     Closing Agent Name

    ☐     Closing Agent Branch

    ☐     Further Credit Acc Num

    ☐     Further Credit Bank Name

Seller:

Authorized Representative:

Print name

Signed:

Date:

Exh. R-1

EXHIBIT S-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Master Repurchase Agreement identified below (as amended, the “Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Buyer][their respective capacities as Buyers] under the Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Swing Line Transactions included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Buyer)][the respective Assignors (in their respective capacities as Buyers)] against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.          Assignor[s]:       ______________________________

______________________________

[Assignor [is] [is not] a Defaulting Buyer]

2.          Assignee[s]:       ______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Buyer]]

3.          Seller(s):            ______________________________

4.          Administrative Agent: Bank of America, N.A., as the administrative agent under the Agreement

Exh. S-1 - 1

5.          Master Repurchase Agreement: [Master Repurchase Agreement, dated as of [________, ______], among [_________________], the Buyers from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Sole Lead Arranger, Sole Bookrunner, and Swing Line Provider

6.          Assigned Interest[s]:

Assignor[s][2]	Assignee[s][3]	Facility Assigned[4]	Aggregate Outstanding Purchase Price of Transactions for all Buyers[5]	Amount of Commitment Assigned	Percentage Assigned of Transactions[6]

		____________	$________________	$_________	____________%
		____________	$_____________	$_________	____________%
		____________	$________________	$_________	____________%

[7.         Trade Date:       __________________]7

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:
Title:

2         List each Assignor, as appropriate.

3         List each Assignee and, if available, its market entity identifier, as appropriate.

4         Fill in the appropriate terminology for the types of facilities under the Agreement that are being assigned under this Assignment (e.g. “Repurchase Facility”, etc.).

5         Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments of Repurchase Price made between the Trade Date and the Effective Date.

6         Set forth, to at least 9 decimals, as a percentage of the Transactions of all Buyers thereunder.

7         To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exh. S-1 - 2

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:]

By:
Title:

Exh. S-1 - 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[___________________]8

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.          Representations and Warranties.

1.1.       Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Buyer; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Principal Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Principal Agreements or any collateral thereunder, (iii) the financial condition of the Seller, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Principal Agreement or (iv) the performance or observance by the Seller, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Principal Agreement.

1.2.       Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Buyer under the Agreement, (ii) it meets all the requirements to be an assignee under Section 18.5(b)(iii) and (v) of the Agreement (subject to such consents, if any, as may be required under Section 18.5(b)(iii) of the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Buyer thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Buyer thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Buyer and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Buyer, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Principal Agreements, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Principal Agreements are required to be performed by it as a Buyer.

2.          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of

8         Describe Agreement at option of Administrative Agent.

Exh. S-1 - 4

interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of ____________________ [confirm that choice of law provision parallels the Agreement].

Exh. S-1 - 5

EXHIBIT S-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

NOTE TO DRAFTER:  Obtain the appropriate form of Administrative Questionnaire from the representative of the Agency Management Officer working on the transaction and, in appropriate transactions, add a term for providing notice delivery information to a Person designated to receive notices that may contain material non-public information relating to the Seller.

Exh. S-2 - 1

EXHIBIT T

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of October 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC, Bank of America, N.A., and each buyer from time to time party thereto.

Pursuant to the provisions of Section 13.1 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]

By:

Name:

Title:

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT T

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of October 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC, Bank of America, N.A., and each buyer from time to time party thereto.

Pursuant to the provisions of Section 13.1 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer in writing, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT T

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of October 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC, Bank of America, N.A., and each buyer from time to time party thereto.

Pursuant to the provisions of Section 13.1 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT T

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of October 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC, Bank of America, N.A., and each buyer from time to time party thereto.

Pursuant to the provisions of Section 13.1 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the [Transaction][Mortgage Loan](s)  in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such [Transaction][Mortgage Loan], (iii) with respect to the extension of credit pursuant to this Agreement or any other Principal Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]

By:

Name:

Title:

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate